UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Leidos Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OUTSMART. OUTDO.

2026 PROXY STATEMENT

MAY 1, 2026
9:00 A.M. ET

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHO WE ARE

leidos

About Leidos

Commitments

We are guided by our commitment to deliver:

- Mission success for our customers.
- Endless opportunities for our employees.
- Superior returns for our shareholders.
- Growth and prosperity for our company.
- Healthy investments in our communities.

Our Values are Embodied by Our Employees

Our values are demonstrated by our 47,000 employees each and every day they are helping our customers execute on important missions on the front lines of the world's most complex markets.

- INTEGRITY is having the courage to make tough ethical decisions, taking pride in our work, being transparent with our team, and being respectful of everyone.
- INCLUSION is fostering a sense of belonging, welcoming all perspectives and contributions, and providing equal access to opportunities and resources for everyone.
- INNOVATION is not limited to our engineers and scientists. It is acting as a catalyst. Being tenacious and curious to help us excel and be a part of a learning organization.
- AGILITY is being flexible, creative, and resilient. It is our ability to think and act small while using the size and strength of our balance sheet to our advantage.
- COLLABORATION is being team-oriented and proactively engaging to meet shared objectives. It is about building relationships and staying connected with each other.
- COMMITMENT is being accountable, taking ownership, modeling servant leadership, and operating with a sense of urgency to our customers and teams.

Letter to Our Stockholders
DEAR FELLOW STOCKHOLDERS,
2025 was an outstanding year for Leidos fueled by operational excellence and a strategy aligned to customer priorities. Despite the complexities of DOGE and the longest U.S. government shutdown in history, we prosecuted the year with a productive sense of urgency across our portfolio and delivered on our promises. We grew revenue by 3 percent to a record $17.2 billion and delivered strong bottom line profitability and cash flow. Our book-to-bill ratio exceeded 1.0, and our wins included multiple large-scale awards across our most competitive markets, including takeaways and franchise extensions. These outcomes contributed to a total shareholder return that meaningfully outperformed our peer set.
Our 2025 results reflect the clarity and discipline we established under our new NorthStar 2030 growth strategy. NorthStar 2030 is the product of our year of deep strategic thinking in 2024, during which we assessed our portfolio and market positioning against long-term customer demand and national priorities. It now serves as a durable operating system for Leidos, focusing us on five carefully selected Growth Pillars where customer demand is expanding, market economics are attractive, and Leidos differentiation is clear and accelerating. Just as importantly, it provides a disciplined framework for capital allocation and organizational alignment.

These are exciting times indeed. With our NorthStar 2030 strategy to guide us, I am confident that our past success is just prologue to an awesome future ahead.”

The benefits of this strategic clarity became increasingly evident during 2025 as the new U.S. administration shifted government priorities, heightened scrutiny of federal spending, and increased emphasis on efficiency and measurable outcomes. Against the backdrop of those dynamics, Leidos remained focused on disciplined execution and leaned into our new strategy, outsmarting complex challenges and outdoing competitors. And we earned continued customer trust by remaining anchored in our purpose of making customer outcomes smarter and more efficient.
We also took decisive portfolio actions to accelerate our NorthStar 2030 Growth Pillars. We acquired Kudu Dynamics, bringing exquisite capabilities to our Cyber Growth Pillar. That acquisition is already performing exceptionally well, generating rapid growth, providing entry into new markets, and sustaining robust profitability. We also aligned our Energy business for our Energy Infrastructure Growth Pillar. We divested Varec, a non-core legacy energy asset. And we announced the planned acquisition of ENTRUST Solutions Group, a premier power and utilities engineering and design firm with a consistent track record of growth and strong profitability. When this transaction closes in the first half of 2026, Leidos will be a $1.3 billion Utility Engineering and Power design business with a clear path toward significant revenue and profitability expansion. These actions, and those that will follow, set the stage for the next phase of accelerated and sustainable growth for our company.
None of this progress would be possible without the 47,000 Leidos teammates around the world who bring our bold vision to life each day. Their dedication and relentless pursuit of excellence on behalf of our customers enables superior performance even in the most dynamic times. We continue to invest in their growth through competitive benefits, expanded technical upskilling, and leadership development.
For 2026, I am confident that the traction from our NorthStar 2030 strategy will become even more evident. Our business and balance sheet are strong. Our portfolio is aligned to customer priorities. And our culture is grounded in keeping our promises. On behalf of our leadership team, Board of Directors, and the entire Leidos workforce, thank you for your continued trust and investment in Leidos. I invite you to review the accompanying Proxy Statement and vote in accordance with the Board’s recommendations.
THOMAS A. BELL
Chief Executive Officer

LEIDOS	1

Letter from the Independent Chair
DEAR FELLOW STOCKHOLDERS,
On behalf of your Board of Directors, thank you for your continued investment and engagement with Leidos. As our CEO describes in his letter, Leidos demonstrated strong execution in 2025 amid significant external complexity. The Board’s focus was clear throughout: maintain rigorous oversight, support disciplined execution, and safeguard long-term value creation. The record financial results and shareholder returns that management delivered reflect the strength of our strategy, the quality of our portfolio, and the dedication of our workforce.
The Board’s central priority in 2025 was ensuring that our NorthStar 2030 strategy translated into durable operating discipline and tangible outcomes. We devoted meaningful agenda time to reviewing growth pillars, portfolio positioning, and enterprise-level risk, with particular attention to evolving Administration priorities and procurement dynamics. We sought clear milestones, consistent accountability, and strategic technology investments, and we encouraged management to convert strategic momentum into durable margin, cash generation, and high-quality bookings. The Board is encouraged by the evidence of traction across the portfolio and remains committed to sustaining robust oversight and operating cadence.
Capital deployment oversight was another area of sustained Board focus. In 2025, we emphasized investments that enhance our operational readiness, deepen our technical talent, and expand the capabilities our customers rely on. We reviewed management’s cost actions aimed at preserving margins amid procurement delays, pricing pressures, and payment timing changes tied to the operating environment. Throughout these deliberations, our objective remained constant: deploy capital in ways that strengthen program execution and position Leidos to meet the demands of an evolving national security landscape.

We remain steadfast in our commitment to rigorous oversight, transparent engagement, and disciplined capital allocation in service of long-term stockholder value.”

The Board also oversaw decisive portfolio shaping aligned to NorthStar 2030, assessing strategic fit, valuation discipline, integration readiness, and risk-adjusted returns for each inorganic opportunity. Risk oversight remained equally foundational, with the Board and its committees maintaining active oversight of cybersecurity, artificial intelligence, regulatory changes, and compliance.
Strong governance supported these efforts. We maintained our established best practices, including regular independent executive sessions, robust committee structures, and annual Board evaluations, while continuing to prioritize composition and refreshment. Following the 2025 annual meeting, our Board consists of ten directors, nine of whom are independent, with an independent, non‑executive Chair. We thank our recently retired directors for their dedicated service and impact.
The Board also devoted considerable time to human capital and oversaw constructive engagement with stockholders on strategy, governance, and workforce matters. We reviewed culture, leadership development, and workforce initiatives designed to support execution of NorthStar 2030 and to strengthen our position as an employer of choice. We appreciate the dedication and professionalism our colleagues bring to the mission every day, and we value the perspectives our stockholders shared with us throughout the year.
Looking ahead, your Board is confident in Leidos’ trajectory for 2026 and NorthStar 2030, and we remain steadfast in our commitment to rigorous oversight, transparent engagement, and disciplined capital allocation in service of long‑term stockholder value. We invite you to review the accompanying Proxy Statement and to vote in accordance with the Board’s recommendations. Thank you for your trust and continued investment in Leidos.
Sincerely,
ROBERT S. SHAPARD
Independent Chair

2	2026 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

DATE AND TIME: Friday, May 1, 2026, 09:00 a.m. Eastern Time	LOCATION: 1750 Presidents Street, Reston, Virginia 20190	RECORD DATE: March 10, 2026

ITEMS OF BUSINESS	YOUR VOTE IS IMPORTANT!

PROPOSALS		VOTE RECOMMENDATIONS	FOR FURTHER DETAILS	VOTING METHODS

1	Election of 10 directors	“FOR” each nominee	See page 16
INTERNET www.proxyvote.com

2	Advisory vote to approve the compensation of our named executive officers	“FOR”	See page 49

3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027	“FOR”	See page 89

TELEPHONE 1-800-690-6903

4	Approval of the 2026 Omnibus Incentive Plan	“FOR”	See page 92

5	Approval of the 2026 Employee Stock Purchase Plan	“FOR”	See page 113

MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

Stockholders will also transact such other business as may properly come before the meeting or any adjournments, postponements, or continuations of the meeting.
This proxy statement is being furnished to the stockholders of Leidos Holdings, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held at the Company’s office at 1750 Presidents Street, Reston, Virginia, on Friday, May 1, 2026, at 9:00 a.m. Eastern Time and at any and all adjournments, postponements or continuations of the meeting. This proxy statement is first being sent or made available to our stockholders on or about March 19, 2026.
Due to space limitations, attendance is limited to stockholders and one accompanied guest each. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 8:00 a.m. Eastern Time. Valid government-issued picture identification and proof of stock ownership as of the record date must be presented to attend the meeting. If you hold shares of Leidos common stock through a broker, bank, trust, or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the record date, follow any instructions provided by them in order to attend the annual meeting of stockholders, and present a legal proxy from your bank, broker, trust or other nominee in order to vote. Cameras, recording devices, and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages, are not permitted in the meeting.
If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at 1750 Presidents Street, Reston, VA 20190.
By Order of the Board of Directors,

HENRIQUE B. CANARIM
Corporate Secretary
March 19, 2026

IN PERSON Attend the meeting in Reston, Virginia

If you hold your shares of Leidos common stock in street name, you should follow any instructions provided by your broker, bank, trust, or other nominee.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 1, 2026. The proxy statement and the annual report are available at www.proxyvote.com.

LEIDOS	3

Certain statements in this proxy statement and letters to our stockholders, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

4	2026 PROXY STATEMENT

Our Company
Company Overview
Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 47,000 global employees, we pursue strategic growth across five pillars: space and maritime; energy infrastructure; digital modernization and cyber; mission software; and managed health services. By leveraging expertise in multiple disciplines, tailoring our services and solutions to the particular needs of our targeted markets and using advanced analytics, we work to securely deliver services and solutions that not only meet customers’ current goals, but also support their future missions.

KEY STATISTICS

Headquarters: Reston, Virginia 47,000+/- employees worldwide

WORKFORCE

53% Have a U.S. Security Clearance

24% Have Advanced Degrees

19% Employees Are Military Veterans

38% Employees Have STEM Degrees

Operation MVP is our Company-wide initiative to hire and support military veterans and spouses.

MARKETS

NATIONAL SECURITY & DIGITAL We provide leading-edge and technologically advanced services, solutions and products across substantially all U.S. federal government customers. Our advanced capabilities allow us to provide technology-enabled services, software capabilities and IT modernization.

HEALTH & CIVIL We provide services and solutions to federal and commercial customers in the areas of public health, care coordination, life and environmental sciences and transportation. We are dedicated to delivering effective and affordable solutions that are responsible for the health and well-being of people, including service members and veterans.

COMMERCIAL & INTERNATIONAL We deliver a portfolio of products, services, and solutions aimed at securing national assets, modernizing energy and critical infrastructure, and enhancing mission outcomes.

DEFENSE SYSTEMS We address threats facing our nation by rapidly prototyping and delivering advanced hardware, software, and integrated systems solutions. We are dedicated to delivering cost-effective solutions and services in the space, airborne, land and maritime domains and supporting critical missions worldwide.

LEIDOS	5

OUR COMPANY
Strategic Focus
Our business model continues to differentiate us in the marketplace and lead to strong revenue growth, adjusted EBITDA, and cash generation based on our:

SCALE	POSITIONING	TALENTED PEOPLE

▶Largest government technology services provider ▶Past performance and resources to pursue any opportunity	▶Prime positions on programs of national and global significance ▶Diversified portfolio with differentiated technology solutions	▶Focus on employee growth and development ▶Investing to be an employer of choice

Business Performance Highlights for
2025 Relating to Pay
Our business performance in 2025 was strong. We ended fiscal 2025 with reported revenues of $17.2 billion, an increase of 3% compared to the prior fiscal year. Our performance builds on Leidos’ success as an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. In fiscal 2025, we achieved net income margin of 8.5%, an increase of 100 basis points year-over-year, and increased adjusted EBITDA margin by approximately 120 basis points compared to the prior fiscal year to 14.1%. We also delivered operating cash flow of $1.75 billion, a 22% increase over the prior year. We delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won programs that position us for future growth, and continued to invest in developing our talent.
The data set forth below includes the performance metrics that form a significant part of our 2025 compensation targets. We achieved 99% of our revenue compensation target, demonstrating a strong foundation for growth. Adjusted EBITDA margin reached 110% of compensation target. We also achieved 110% of our operating cash flow compensation target, reflecting strong performance across the enterprise. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2025” on page 62.(1)(2)
2025 COMPENSATION TARGETS

REVENUE	OPERATING CASH FLOW	ADJUSTED EBITDA MARGIN (%)

(1)Amounts shown for fiscal 2025, other than revenue, are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 64.

6	2026 PROXY STATEMENT

Proxy Summary
This summary highlights selected information provided in more detail throughout this proxy statement. This summary does not contain all the information you should consider before voting. Please read the complete proxy statement and our annual report carefully before casting your vote.

PROPOSAL 1
Election of Directors
Why the Board recommends you support our nominees
We believe that our nominees reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the Company.
▶All of our nominees are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or their earlier retirement, resignation or removal.
The Board of Directors recommends a vote FOR each nominee. See page 16 for additional information

BOARD COMPOSITION OVERVIEW
Each year, the Corporate Governance & Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue to oversee the success of our business and advance stockholders’ interests.
The Board is committed to ensuring that it remains composed of directors who have the appropriate skills to oversee the success of the business and strive to maintain an appropriate balance of skills, experience and tenure in its composition. For additional information regarding our director nominees and our criteria for Board membership, see “Nominees for Election to the Board of Directors” on page 18 and “Criteria for Board Membership” on page 16.
AGE
INDEPENDENCE
TENURE

LEIDOS	7

PROXY SUMMARY
OUR NOMINEES AT A GLANCE

THOMAS A. BELL Chief Executive Officer	GREGORY R. DAHLBERG Independent	DAVID G. FUBINI Independent	NOEL B. GEER Independent	TINA W. JONAS Independent
Director Since: 2023 Age: 65	Director Since: 2016 Age: 74	Director Since: 2013 Age: 72	Director Since: 2013 Age: 71	Director Since: 2024 Age: 66

Former President of Defense – Rolls-Royce plc; Former Chair and Chief Executive Officer – Rolls-Royce North America, Inc.	Former Senior Vice President for Washington Operations – Lockheed Martin	Director Emeritus – McKinsey & Company, Inc.	Retired President – HCA Information Technology & Services, Inc.	Former Undersecretary of Defense (Comptroller) for the Department of Defense

TIS	AF TIS	CGE HRC	CGE HRC	AF* HRC

HARRY M. J. KRAEMER, JR. Independent	GARY S. MAY Independent	NANCY A. NORTON Independent	PATRICK M. SHANAHAN Independent	ROBERT S. SHAPARD Independent Chair
Director Since: 1997 Age: 71	Director Since: 2015 Age: 61	Director Since: 2024 Age: 61	Director Since: 2022 Age: 63	Director Since: 2013 Age: 70

Executive Partner – Madison Dearborn Partners, LLC	7th Chancellor – University of California at Davis	Vice Admiral (Retired), U.S. Navy	Former (33rd) Deputy Secretary of Defense; Former CEO Spirit AeroSystems	Chair and Former CEO – Oncor

AF* CGE	HRC TIS	HRC TIS	AF TIS	AF* CGE

COMMITTEES:
AF – Audit & Finance	CGE – Corporate Governance & Ethics	* Financial Expert
TIS – Technology & Information Security	HRC – Human Resources & Compensation	Chair

8	2026 PROXY STATEMENT

PROXY SUMMARY
BOARD SKILLS AND EXPERIENCE
Our directors collaboratively contribute significant experience in areas that are relevant for appropriate oversight of our business and strategy. For additional information regarding our director nominees’ experience, see “Nominees for Election to the Board of Directors” on page 18.

Senior Leadership Experience

Financial Expertise

Innovation, Technology and Cyber Expertise

International Business Experience

Public Company Experience

Government and Military Expertise

Risk Management Experience

Human Capital Management Expertise
BOARD REFRESHMENT

Board Changes in the Past 5 Years 3 new independent directors have been added to the Board since 2022 4 independent directors have left the Board since 2022	Select Skills of Newly Added Directors
Financial Expertise
Innovation, Technology and Cyber Expertise
Government and Military Expertise
Public Company Experience

New Directors in the Past 5 Years:

2022 Patrick M. Shanahan	2023 Thomas A. Bell	2024 Tina W. Jonas Nancy A. Norton
CORPORATE GOVERNANCE HIGHLIGHTS
Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:
▶Independent Chair with robust and
well-defined responsibilities
▶Executive session during every Board meeting led by the Independent Chair without management present
▶No supermajority stockholder voting requirements in our charter or bylaws
▶Proxy access right for stockholders
▶Annual election of all directors
▶Majority voting with resignation policy for directors in uncontested elections
▶Annual Board and Committee evaluations and periodic, third-party facilitated evaluations
▶Risk oversight by Board and Committees
▶Independent directors focus on executive succession planning
▶Independent Committee chairs
▶Annual advisory vote on executive compensation
▶Meaningful stock ownership requirements for directors and executives
▶Robust board refreshment process
▶Annual review of Committee charters and Corporate Governance Guidelines
▶Right of stockholders to call special meetings

LEIDOS	9

PROXY SUMMARY
STOCKHOLDER ENGAGEMENT
Throughout the year, members of our Investor Relations team and our business leaders have engaged with many of our top stockholders to seek their input and feedback, remain well-informed regarding their perspectives, and help increase their understanding of our business. Management also routinely engages with investors at conferences and other forums. This outreach complements our Investor Relations team’s numerous touchpoints with stockholders each year. Depending on the circumstances, one or more independent directors may also engage in these conversations with stockholders. In addition, our Board receives reporting on a quarterly basis related to feedback from investors, as well as stockholder voting results.
During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

70 million We engaged with stockholders owning more than 70 million of our shares	95% We engaged with 95% of our top 20 stockholders

Stockholder Engagement Topics	Social Responsibility Engagement with Stakeholders	Commitment to Transparency

Management and, where appropriate, directors engage with stockholders through various means, including at conferences, and via videoconference and telephone on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.

We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key social responsibility areas of impact. We regularly engage with these stakeholders to better understand their views and concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.
Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.

▶Business strategy ▶Financial and operational performance ▶Compensation practices ▶Political engagement ▶Human capital management ▶Talent and culture ▶Risk oversight ▶Board refreshment	▶Stockholders ▶Employees ▶Customers ▶Suppliers ▶Governments and regulators ▶International organizations ▶Community and nongovernmental organizations	▶Human Rights Statement ▶Modern Slavery Statement ▶Conflict Minerals Policy ▶Political engagement ▶Talent and culture ▶Privacy and data protection

Engagement and Transparency

ASSESS AND PREPARE
Our Board analyzes the results of our annual meetings, continuous stockholder feedback, and trends in corporate governance and compensation. This analysis guides the development of our stockholder engagement priorities. Additionally, our management team participates in various conferences throughout the year to stay informed about corporate governance trends.

REACH OUT AND ENGAGE
We extend invitations to our stockholders for engagement sessions at least twice a year. During these engagements, we share crucial updates about our corporate governance and other aspects, and actively seek feedback from our stockholders.

RESPOND TO STOCKHOLDER FEEDBACK
In response to stockholder feedback, we enhance our policies, practices, and disclosures, guided by our ongoing conversations with our stockholders. We communicate significant updates and improvements made during the fiscal year through our proxy statement.

EVALUATE STOCKHOLDER FEEDBACK
Our Board regularly reviews stockholder feedback and identifies key themes. It also assesses opportunities to respond to stockholders, taking into account relevant best practices and trends in corporate governance.

10	2026 PROXY STATEMENT

PROXY SUMMARY

4	PROPOSAL 2
Advisory Vote on Executive Compensation
Why the Board recommends you support this proposal
▶Our executive compensation programs are designed to align the interests of senior management with stockholders by tying their potential compensation to the achievement of challenging financial performance goals.
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement. See page 49 for additional information

EXECUTIVE COMPENSATION OVERVIEW
We believe that executive pay should be largely variable, equity-based, and tied to pre-established performance goals, and this is demonstrated in our pay mix and design.
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct or fails to manage or monitor conduct or risk, as determined by the Human Resources & Compensation Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.

LEIDOS	11

PROXY SUMMARY
The following table summarizes certain highlights of our executive compensation practices and policies:

What We Do	What We Don’t Do

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Utilize a minimum one-year vesting requirement for all equity award types

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading, or repricing of stock options without stockholder approval
  No liberal share recycling

For additional information regarding our compensation programs and decisions for fiscal 2025, see “Compensation Discussion and Analysis” on page 51.
2025 SAY-ON-PAY VOTE

At our last annual stockholders’ meeting in May 2025, we held a nonbinding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of stockholder votes cast in favor of our say-on-pay resolution.

2025 Say-on-Pay 95%	3-Year Average Say-on-Pay 95%

2025 COMPENSATION PROGRAM
Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design. We believe that the 2025 compensation program is designed to promote the best interests of Leidos’ stockholders, and is aligned with our pay-for-performance philosophy and the dynamic nature of executive compensation practices and developments in our business and industry.
2025 Short-Term Incentive Plan
Our short-term incentive program incorporates financial performance metrics that we believe are closely aligned with how our stockholders assess the Company’s performance. Payout is subject to a 70% adjusted EBITDA margin (%) threshold. Our short-term incentive program is weighted 100% based on financial results with a +/- 20% modifier based on personal goals and behaviors.

2025 Short-Term Incentive Plan
Metric	Weight
Adjusted EBITDA Margin (%)	40%
Operating Cash Flow	30%
Revenue	30%

12	2026 PROXY STATEMENT

PROXY SUMMARY

Enterprise Functions

Enterprise Financial Results Payout (100%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

Sector Presidents

Enterprise Financial Results Payout (25%)	+	Sector Financial Results Payout (75%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

2025 Long-Term Incentive Plan
Our long-term incentive program is based on Cumulative Adjusted EBITDA ($), which is designed to encourage the acquisition of high-quality contracts over an extended period and on Relative Total Shareholder Return, which is designed to promote long-term perspective and accountability.

2025 Long-Term Incentive Plan
Metric	Weight
Cumulative Adjusted EBITDA ($)	50%
Relative Total Shareholder Return	50%
The chart below shows our performance share plan payout scale:

	Payout	Cumulative Adjusted EBITDA ($)	Relative TSR Achievement
Threshold	50%	80% of 3-Year Target	30th Percentile of Peer Group
Target	100%	3-Year Target	50th Percentile of Peer Group
Maximum	200%	120% of 3-Year Target	75th Percentile of Peer Group
We utilize a negative Total Shareholder Return (TSR) cap. This means that if the Company’s absolute TSR is negative, the payout will be limited to 100%. This structured approach ensures that the executives are incentivized based on the Company’s performance against predetermined targets and industry benchmarks. It also aligns the interests of stockholders with the Company’s growth objectives, promoting a long-term perspective and accountability in achieving financial and stockholder return goals.
2026 COMPENSATION PROGRAM
For 2026, our compensation program will remain substantially similar to the 2025 program, with targeted refinements to incentive compensation designed to enhance pay-for-performance alignment with stockholders. The key changes for 2026 are as follows:
Elimination of Stock Options and Rebalancing of Long-Term Incentive Mix. The Company will eliminate stock options from the long-term incentive program and rebalance the award mix to consist of 50% Performance Share Programs (PSPs) and 50% Restricted Stock Units (RSUs), compared to the prior mix of 50% PSPs, 30% Performance-Based RSUs (PRSUs), and 20% stock options. Following a comprehensive review of market practices, the Human Resources & Compensation Committee determined that eliminating stock options better aligns our program with prevailing practices among our compensation peer group, where stock options have become increasingly less common. This change simplifies the overall award structure, enhances retention value, and provides more straightforward alignment between executive compensation and stockholder value creation.

LEIDOS	13

PROXY SUMMARY
Removal of the RSU Performance Hurdle. In connection with the rebalancing, the Company has removed the adjusted earnings per share performance hurdle that previously applied to PRSU awards. Under the prior program, PRSUs were subject to a first-year performance hurdle requiring the Company to achieve a pre-established adjusted earnings per share goal (for example, at least $5.35 for fiscal 2025 awards); if not met, the awards would be forfeited, and if met, the awards would vest ratably over three years. Eliminating this hurdle aligns our RSU program with prevailing industry standards. With 50% of long-term incentives tied to PSPs, the program retains robust performance-based compensation that directly links executive pay to the Company's strategic and financial objectives.
Enhancement of the Modifier. The Committee has enhanced the Modifier framework to incorporate additional operational performance criteria reflecting the Company's commitment to customer mission success. In addition to the existing evaluation of personal goals and leadership behaviors within the context of the Company's six core values-integrity, inclusion, innovation, agility, collaboration, and commitment-the Modifier will now also consider the Company's on-time delivery performance, production efficiency, and facilitation of investments and operating improvements necessary to better serve our customers.
Our Compensation and Incentive Program structure will continue to emphasize sustained, measurable performance, long-term value creation, and direct stock ownership, linking a significant portion of executive compensation to the Company's performance over multiple time horizons in support of long-term stockholder returns.
Key Program Changes

2026 Program	What is Changing	Why?

Removal of RSU Performance Hurdle	▶Eliminating adjusted EPS performance hurdle previously required for PRSU awards. ▶RSUs will continue to vest ratably over three years.	▶Align RSU program with prevailing peer practice. ▶50% PSP allocation maintains robust performance linkage.

Elimination of Stock Options and Rebalancing of LTI mix	▶Eliminating stock options from LTI program. ▶Rebalancing mix to 50% PSPs and 50% RSUs (from 50% PSPs, 30% PRSUs and 20% options).	▶Aligns with peer group practices where stock options are increasingly less common. ▶Simplifies award structure. ▶Enhances retention value.

Enhancement of the Modifier	▶Adding operational performance criteria to Modifier framework. ▶Incorporating on-time delivery and production efficiency metrics. ▶Retaining personal goals and core values assessment.	▶Reflects commitment to customer mission success. ▶Supports investments and operating improvements. ▶Strengthens alignment between pay and operational performance.

14	2026 PROXY STATEMENT

PROXY SUMMARY

4	PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
Why the Board recommends you support this proposal
▶The Audit & Finance Committee reappointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027. We are asking you to ratify this appointment.
▶One or more representatives of Deloitte will be present at the meeting and will be available to respond to appropriate questions.

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027.
See page 89 for additional information

PROPOSAL 4
Approval of the 2026 Omnibus Incentive Plan
Why the Board recommends you support this proposal
▶The 2026 Plan will replace the 2017 Omnibus Incentive Plan and authorizes equity awards to attract and retain highly qualified officers, directors, employees, and consultants.
▶The plan enhances the Company’s ability to motivate service providers to serve the Company and align their interests with stockholders, while maintaining key stockholder-friendly features.
The Board of Directors recommends stockholders vote FOR the approval of the 2026 Omnibus Incentive Plan. See page 92 for additional information

PROPOSAL 5
Approval of the 2026 Employee Stock Purchase Plan
Why the Board recommends you support this proposal
▶The ESPP provides employees with an opportunity to purchase common stock through payroll deductions at a discounted purchase price.
▶The ESPP promotes employee ownership and aligns employee interests with stockholder interests.
The Board of Directors recommends stockholders vote FOR the approval of the 2026 Employee Stock Purchase Plan. See page 113 for additional information

LEIDOS	15

PROPOSAL 1
Election of Directors
At the annual meeting, stockholders will vote on the election of 10 nominees to serve for one-year terms to hold director positions until their successors are elected and qualified unless any such director retires, resigns or is removed prior to the end of their term. All nominees have been nominated by the Board of Directors (the “Board”) based on the recommendation of the Corporate Governance & Ethics Committee. Each nominee has consented to be named in this proxy statement and to serve if elected.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR each nominee.

Board Overview
CRITERIA FOR BOARD MEMBERSHIP
To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Corporate Governance & Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to further enhance the Board’s exercise of its duties. The Committee periodically reviews the skills matrix and assessment criteria to ensure alignment with the Company's evolving strategic priorities and governance best practices. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Corporate Governance & Ethics Committee and the Board consider many factors, including:
▶Expertise and involvement in areas relevant to our business such as defense, intelligence, science, healthcare, technology, finance, government or commercial and international business;
▶Interpersonal skills, substantial personal accomplishments, and significant competencies and strategic vision;
▶Commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
▶Demonstrated leadership, with the ability to exercise sound judgment informed by a diversity of experience and perspectives; and
▶Benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving Leidos the benefit of experience and insight that its directors have accumulated during their tenure.

16	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD SKILLS AND EXPERIENCE
The following matrix highlights the mix of key skills and expertise, that among other factors, led the Board and the Corporate Governance & Ethics Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director nominee. The absence of a mark does not mean that a particular director does not possess that qualification or skill.

Qualifications and Expertise

Senior Leadership Experience
Directors with senior leadership experience enhance our strategic vision and operational effectiveness through their proven ability to lead organizations, make critical decisions, and drive growth.

Financial Expertise
Directors with financial expertise, as defined under SEC rules, enhance our oversight and strategic decision-making through their proficiency in financial statements, capital allocation, and financial metrics that assess our performance.

Innovation, Technology and Cyber Expertise
Directors with expertise in innovation, technology, and cyber bring crucial insights that enhance our ability to understand emerging trends and technological advancements.

International Business Experience Directors with international business experience bring key global perspectives that enhance our ability to navigate diverse markets and cross-cultural dynamics.

Public Company Experience
Directors with public company experience bring significant perspectives that enhance our corporate governance, regulatory compliance, and stockholder engagement, whether through board service or senior executive roles.

Government and Military Expertise
Directors with senior military or government experience, or extensive engagement with government agencies through research, policy, or advisory roles, contribute valuable perspectives that enhance our strategic insight and governance.

Risk Management Experience
Directors with risk management experience enhance our ability to navigate uncertainties and make informed strategic decisions through their expertise in identifying, assessing, and mitigating risks, including through financial oversight or operational leadership.

Human Capital Management Expertise
Directors with human capital management experience bring significant value by enhancing our ability to attract, retain, and nurture top talent through their expertise in talent acquisition, leadership development, and organizational culture.

Board Demographics
AGE
INDEPENDENCE
TENURE

LEIDOS	17

PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Set forth below is a brief biography of each nominee for election as a director and a discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business of our Company. Our Board membership criteria and director nomination process are described in the “Corporate Governance” section of this proxy statement.

Thomas A. Bell

Chief Executive Officer and Director
Age: 65 Director Since: 2023 Committees: Technology & Information Security	Current Public Company Boards: None

Key Expertise
Mr. Bell serves as Leidos’ Chief Executive Officer, overseeing global operations and 47,000 employees worldwide. With a customer-focused and innovative approach, Mr. Bell’s strategic vision for Leidos focuses on promoting healthy growth while advancing the Company’s overall strategy.
Mr. Bell’s more than 40 years of leadership experience at prominent aerospace and defense organizations provide him with deep experience overseeing a wide range of critical functions, including engineering, public policy, contracts and pricing, research and development prioritization, capital allocation and M&A.
Prior to Leidos, Mr. Bell served as President of Rolls-Royce’s defense business, leading a global team of 10,000 innovating solutions for aerospace and naval customers, and also led its North American business and U.S. operations. Mr. Bell previously spent over 25 years at Boeing working in domestic and international leadership roles, and began his aerospace career with Lockheed Martin in human space flight.
Mr. Bell brings extensive expertise in customer acquisition, sales and stakeholder management. During his leadership roles at aerospace and defense companies, he led U.S. government, state, and local stakeholder management efforts as well as global sales and marketing functions, delivering major contract wins in aircrafts, services, space, missile systems, and satellites.

Professional Highlights
Leidos Holdings Inc.
▶CEO and Director
Rolls-Royce plc, a global multinational aerospace and defense company
▶President, Defense, Chairman and CEO,
Rolls-Royce North America, Inc.
Boeing Co., a leading global aerospace company
▶SVP, Global Sales and Marketing, Defense, Space & Security
▶Strategy Lead, Defense and Space
▶VP, Business Development, Precision Engagement and Mobility Systems; Logistics Support Systems
▶President, UK Operations
▶Other leadership roles
Martin Marietta (merged with Lockheed Corporation to form Lockheed Martin), a diversified American manufacturer of aerospace and defense systems

Reasons for Nomination
Mr. Bell is recognized as an industry leader for his dedication to driving the development of next-generation technologies for the defense, intelligence and national security sectors.
Mr. Bell’s depth of industry expertise, knowledge of core end markets and relentless focus on customer needs support value creation across the Company’s products and services and provide strategic direction for the Board’s oversight of risks and long-term growth strategies.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	International Business Experience	Public Company Experience	Government and Military Expertise	Risk Management Experience	Human Capital Management Expertise

18	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Gregory R. Dahlberg	Independent Director

Former Senior Vice President for Washington Operations of Lockheed Martin
Age: 74 Director Since: 2016 Committees: Technology & Information Security (Chair); Audit & Finance	Current Public Company Boards: None

Key Expertise
Mr. Dahlberg’s nearly 40-year career encompasses leadership positions with congressional committees, federal agencies and private industry with specialized expertise in military affairs and federal budgeting. Most recently, he led Lockheed Martin’s Washington operations, where he drove advocacy, marketing and legislative strategies for the organization’s largest programs. He also directed the organization’s liaison activities with Congress, the White House, federal agencies, industry associations, state governments and foreign embassies.
Previously, Mr. Dahlberg served for over two decades as a senior staff member for the House Appropriations Committee, including seven years as Minority Staff Director of the House Appropriations Defense Subcommittee with jurisdiction over programs of the Department of Defense and intelligence agencies.
Mr. Dahlberg also served as the 26th Under Secretary of the Army, the Army’s second highest ranking civilian leader, playing a critical role in all matters related to the management and operation of the U.S. Army, including programming and budgeting. He was appointed Acting Secretary of the Army in early 2001.
Mr. Dahlberg’s early career included work on national transportation budgeting and programs for the House Appropriations Committee.

Professional Highlights
Lockheed Martin Corp., a global security, defense and aerospace company
▶SVP, Strategic Enterprise Initiatives
▶SVP, Washington Operations
U.S. House of Representatives, Appropriations Committee
▶Minority Staff Director, Defense Subcommittee
▶Staff Member, Transportation Appropriations Subcommittee
U.S. Department of Defense
▶26th Under Secretary of the Army
▶Acting Secretary of the Army

Reasons for Nomination
Mr. Dahlberg contributes to the Board an extensive background in federal budgeting, congressional affairs and government relations.
His experience working within federal agencies, executive management and military affairs provides critical perspectives to the Board’s oversight of important aspects of Leidos’ business as a government contractor.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	Government and Military Expertise

LEIDOS	19

PROPOSAL 1: ELECTION OF DIRECTORS

David G. Fubini	Independent Director

Director Emeritus of McKinsey & Company, Inc.
Age: 72 Director Since: 2013 Committees: Human Resources & Compensation (Chair); Corporate Governance & Ethics
Current Public Company Boards: Bain Capital Specialty Finance, Inc.; Bain Capital Private Credit
Other Notable Board Memberships and Affiliations: J.M. Huber Corporation, Director; DLA Piper, Director, Global Board

Key Expertise
Mr. Fubini served over three decades with management consulting firm McKinsey & Company, where he held various senior leadership roles, including founder and leader of the firm’s Global Merger Management Practice. His practice focused on corporate mergers and acquisitions, helping companies develop and execute transformative growth strategies.
Throughout his management consulting career, he has led several industry-transforming transactions and integration efforts for IBM, Coca-Cola, DuPont, and Merck, among other large multinational enterprises. Additionally, Mr. Fubini has also led several of McKinsey’s largest organizational turnaround engagements, designing and implementing strategies for sustainable shareholder value creation.
As the Boston Office Manager, Mr. Fubini re-energized McKinsey's New England operation in the early 90s, leading the firm's successful expansion in the region for over a decade and developing strong experience in attracting and retaining top talent. He also co-chaired and was a member of many of the firm-wide committees responsible for McKinsey's governance structure.
As a Senior Lecturer and Henry B. Arthur Fellow at Harvard Business School, Mr. Fubini teaches courses on strategic leadership, organizational behavior and marketing.

Professional Highlights
Harvard Business School
▶Senior Lecturer, Henry B. Arthur Fellow
McKinsey & Company, a multinational strategy and management consulting firm
▶Director Emeritus
▶Senior Partner
▶Other advisory roles

Reasons for Nomination
Mr. Fubini is widely recognized as a leading expert on organizational change management, with extensive experience in a diverse range of corporate transactions.
His executive management background at a leading management consulting firm – at which he advised public company boards and leadership teams during critical strategic junctures – provides the Board with valuable insights and perspectives.

Select Skills and Experience

Senior Leadership Experience	International Business Experience	Risk Management Experience	Human Capital Management Expertise

20	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Noel B. Geer	Independent Director

Retired President of HCA Information Technology & Services, Inc.
Age: 71 Director Since: 2013 Committees: Human Resources & Compensation; Corporate Governance & Ethics	Current Public Company Boards: None

Key Expertise
Ms. Geer has over 35 years of experience in healthcare information technologies, having overseen technology operations at one of the largest healthcare providers and healthcare IT services companies in the country, where she was responsible for managing a network of more than 300 healthcare facilities across the United States.
Over her tenure, she developed deep expertise in integrating clinical and outpatient strategy with information security into innovative IT applications. She spearheaded multiyear initiatives to build new electronic health record systems, enhance clinical decision support, virtualize data centers and improve core clinical infrastructure to support patient care. She was also responsible for leading the organization’s comprehensive data privacy and cybersecurity efforts and programs focused on IT governance, ethics and compliance.
Under Ms. Geer’s leadership, the IT services group was recognized with over 20 industry awards, solidifying HCA Healthcare’s reputation as a premier clinical organization.
Additionally, she previously served as Chief Information Officer at a healthcare services company that exclusively partnered with government agencies, gaining deep insights into their operations and priorities. She also contributed to the American Hospital Association Working Group for Health IT Standards.

Professional Highlights
HCA Healthcare, Inc., a for-profit healthcare operator
▶President, HCA Information Technology & Services
▶SVP, Chief Information Officer
▶VP, Information Services
▶Other positions in systems development
America Service Group (merged with Valitás Health Services), a leading provider of healthcare services to government agencies
▶Chief Information Officer
Owen School of Management, Vanderbilt University, the graduate business school of Vanderbilt
▶Adjunct Professor

Reasons for Nomination
Ms. Geer brings to the Board extensive expertise in modernizing healthcare IT systems, overseeing cybersecurity preparedness and leading organizational transformation efforts to create shareholder value.
Her leadership experience in digital transformation strategies and execution contributes critical perspective to the Board’s discussions on the Company’s growth strategy, risk management and technology initiatives.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	Risk Management Experience	Human Capital Management Expertise

LEIDOS	21

PROPOSAL 1: ELECTION OF DIRECTORS

Tina W. Jonas	Independent Director

Former Undersecretary of Defense (Comptroller) for the Department of Defense
Age: 66 Director Since: 2024 Committees: Audit & Finance (Chair); Human Resources & Compensation	Current Public Company Boards: Virgin Galactic Holdings, Inc.; Centrus Energy Corp.

Key Expertise
Ms. Jonas is a recognized expert in military, defense and aerospace issues, with a transformational leadership track record in successful strategic planning, business development, operations, finance and technology deployment at the highest levels of the U.S. government and commercial sectors.
Her most recent executive leadership roles included oversight of UnitedHealth Group’s divisions that serve federal agencies and focus on enhancing healthcare delivery and patient care, offering valuable expertise related to Leidos’ health solutions. Prior to that, she served in senior leadership roles in prominent defense, aerospace and technology companies, overseeing global operations and strategic planning.
Prior to her service in the commercial sector, she spent over 20 years in federal government agencies, having held senior strategic and financial leadership roles in the Department of Defense, FBI and the House Appropriations Committee.
Ms. Jonas is a recipient of many honors, including the Department of Defense Medal for Distinguished Public Service and the Chairman of the Joint Chiefs of Staff Joint Distinguished Civilian Service Award.

Professional Highlights
UnitedHealth Group, Inc., a global health insurance and services company
▶President and CEO, Military and Veterans
▶President, Logistics Health
▶SVP, OptumHealth
PASSUR Aerospace, Inc., a business intelligence company for the aviation industry
▶EVP, Operations
United Technologies Corp. (merged with Raytheon Company to form Raytheon Technologies), a global leader in aerospace and building systems
▶Director, Operations Planning & Analysis, Sikorsky Aircraft
U.S. Department of Defense
▶Under Secretary of Defense, Comptroller and CFO
▶Deputy Undersecretary of Defense for Financial Management
U.S. Federal Bureau of Investigation
▶Assistant Director, CFO
U.S. House of Representatives, Appropriations Committee
▶Staff Member, Defense Subcommittee
U.S. Office of Management and Budget
▶Senior Budget Analyst, National Security

Reasons for Nomination
Ms. Jonas brings to the Board demonstrated leadership experience across federal and commercial sectors, enhancing the Board’s oversight of risk and operations management.
Her strategic expertise in finance, strategic planning and the federal appropriations process across military, aerospace and healthcare markets provides cross-functional insights to support critical client missions and enhance Board discussions on strategic growth initiatives.

Select Skills and Experience

Senior Leadership Experience	Financial Expertise	Government and Military Expertise	Risk Management Experience

22	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Harry M. J. Kraemer, Jr.	Independent Director

Executive Partner of Madison Dearborn Partners, LLC
Age: 71 Director Since: 1997 Committees: Audit & Finance; Corporate Governance & Ethics
Current Public Company Boards: Option Care Health, Inc.
Public Company Boards (Past Five Years): Dentsply Sirona, Inc.
Other Notable Board Memberships and Affiliations: Performance Health, Chairman; The Conference Board, Trustee

Key Expertise
As an executive partner at a leading private equity firm for nearly two decades and a former Chief Financial Officer at a global healthcare company, Mr. Kraemer contributes strong financial acumen and extensive investment experience to the Board. His background in corporate banking further enhances the Board’s oversight of financial strategy, reporting, operations and capital allocation strategies. He is also a Certified Public Accountant.
His 23-year tenure at Baxter International culminated in serving as Chairman and CEO with oversight responsibility for over 50,000 employees in 103 countries, developing strong experience in driving technological innovation, managing diverse business lines and supporting evolving talent management strategies to ensure the retention of top talent. Previously, he served in a variety of senior leadership roles in both domestic and international operations with oversight responsibilities for business development, global communications and European operations, as well as managing several business lines.
Mr. Kraemer is known for building high-performing organizations and has written several bestselling books on values-based leadership.

Professional Highlights
Madison Dearborn Partners, LLC, a private equity investment firm
▶Executive Partner
Kellogg School of Management at Northwestern University
▶Clinical Professor of Management and Strategy
Baxter International, Inc., a global provider of healthcare products, systems and services
▶Chairman and CEO
▶President
▶SVP, CFO
▶Other senior roles

Reasons for Nomination
Mr. Kraemer brings to the Board his deep experience in risk management, capital markets, public policy, healthcare services and global operations acquired through his executive management experience.
He is an “audit committee financial expert” as defined by SEC rules and contributes valuable insights to Board discussions on growth strategy, corporate transactions, innovation and oversight of financial reporting.

Select Skills and Experience

Senior Leadership Experience	Financial Expertise	International Business Experience	Public Company Experience	Human Capital Management Expertise

LEIDOS	23

PROPOSAL 1: ELECTION OF DIRECTORS

Gary S. May, Ph.D.	Independent Director

7th Chancellor of the University of California at Davis
Age: 61 Director Since: 2015 Committees: Human Resources & Compensation; Technology & Information Security	Current Public Company Boards: None

Key Expertise
As an accomplished scholar and engineer, Dr. May oversees the most comprehensive campus in the University of California system, serving over 40,000 students. Under his leadership, UC Davis has achieved Top 10 recognition in four national university rankings and the university’s research programs have secured over $1 billion annually in sponsored research promoting innovation and enhancing America’s economy.
Throughout his career, Dr. May advanced inclusion in the STEM fields – science, technology, engineering and math – by creating and growing programs aimed at enhancing career mobility and upskilling to meet market demand for highly skilled professionals in emerging, industry-transforming technologies, including data analytics, cybersecurity, and software development. In 2015, President Barack Obama honored Dr. May with the Presidential Award for Excellence in STEM Mentoring. He also has received the Lifetime Mentor Award from the American Association for the Advancement of Science.
Dr. May was a National Science Foundation graduate fellow and an AT&T Bell Laboratories graduate fellow and worked as a member of the technical staff at AT&T Bell Laboratories. He is a former member of the National Advisory Board of the National Society of Black Engineers.

Professional Highlights
University of California, Davis, one of the leading public research universities in California
▶7th Chancellor
Georgia Institute of Technology, a top public research university in Georgia
▶Dean of the College of Engineering
▶Chair of the School of Electrical and Computer Engineering
▶Executive Assistant to Georgia Tech President G. Wayne Clough

Reasons for Nomination
As an accomplished engineer, Dr. May brings to the Board deep expertise in technology and cybersecurity, providing critical oversight of business strategies that fosters innovation and excellence to navigate the rapidly evolving technology landscape.
He contributes his significant experience building effective public-private and interdisciplinary partnerships to drive shareholder value.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	Government and Military Expertise	Risk Management Experience	Human Capital Management Expertise

24	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Nancy A. Norton	Independent Director

Vice Admiral (Retired) in the U.S. Navy
Age: 61 Director Since: 2024 Committees: Human Resources & Compensation; Technology & Information Security	Current Public Company Boards: FedEx Corp.

Key Expertise
Vice Admiral Norton has significant expertise in cybersecurity and information networks, developed through her leadership positions within the Department of Defense, where she worked with members of the military and civilian staff to secure, operate and defend the Department of Defense Information Network in more than 42 countries. As the commander of JFHQ-DODIN, she was in charge of synchronization of defensive cyberspace activities to ensure unity of command and effort across the Department of Defense.
Through her more than 34 years of active-duty service as an officer in the U.S. Navy, Vice Admiral Norton oversaw the development of extensive global telecommunications and cybersecurity programs for naval fleets and information warfare programs, holding command and posts in multiple international locations. She is a recipient of the National Security Agency’s Frank B. Rowlett Award for individual achievement in information security.
Ms. Norton has extensive human capital management experience through her time overseeing a global network of 8,000 military and civilian personnel at DISA, supporting the President, Secretary of Defense, Joint Chiefs of Staff and other mission partners across combat support operations.

Professional Highlights
Defense Information Systems Agency (DISA) and Joint Force Headquarters Department of Defense Information Network (JFHQ-DODIN)
▶Commander, JFHQ-DoDIN
▶Director, DISA
▶Vice Director, DISA
U.S. Navy
▶Director of Warfare Integration for
Information Warfare
▶U.S. Pacific Command
▶Communications and Cyber Directorate

Reasons for Nomination
Vice Admiral Norton brings business acumen and in-depth knowledge of national defense, cybersecurity and information technology to the Board, gained through her distinguished public service and military career.
Her experience with the Department of Defense and the U.S. Navy allows her to provide insights into emerging priorities of the federal government and its key agencies.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	International Business Experience	Government and Military Expertise

LEIDOS	25

PROPOSAL 1: ELECTION OF DIRECTORS

Patrick M. Shanahan	Independent Director

Former (33rd) Deputy Secretary of Defense; Former CEO of Spirit AeroSystems
Age: 63 Director Since: 2022 Committees: Audit & Finance; Technology & Information Security	Current Public Company Boards: CAE Inc. Public Company Boards (Past Five Years): Spirit AeroSystems Holdings, Inc.; Zanite Acquisitions Corp.

Key Expertise
As former Acting Secretary of Defense and the 33rd Deputy Secretary of Defense, Mr. Shanahan led the development of key government defense policies and strategies, which included the 2018 Department of Defense Strategy and the 2018 Cyber Posture Review. A passionate champion of digital and technological advancement, he drove modernization in cybersecurity, AI and cloud computing across the Department of Defense operations. In 2018, he instituted the Joint Artificial Intelligence Center (JAIC) and oversaw the development of the Department of Defense’s AI Strategy.
In his role as former CEO of a leading aerostructures manufacturer and having spent over three decades in the aerospace industry, Mr. Shanahan has overseen profit and loss centers for both civil aviation and defense units. He has also acquired manufacturing and supply chain expertise through his responsibilities for manufacturing operations and supplier management functions, including the implementation of advanced manufacturing technologies and global supply chain strategies.

Professional Highlights
Spirit AeroSystems, Inc., a leading aerostructure supplier for commercial and defense OEMs
▶Former President & CEO
U.S. Department of Defense
▶Acting Secretary of Defense
▶Deputy Secretary of Defense
Boeing Co., a leading global aerospace company
▶SVP, Supply Chain & Operations, Executive Council Member, Commercial Airplane Programs
▶VP and General Manager, 787 Dreamliner, Missile Defense Systems, Rotocraft Systems
▶Other roles with increasing scope of responsibilities

Reasons for Nomination
Mr. Shanahan brings deep operational experience and industry knowledge to the Board developed during his significant senior leadership career in aerospace and defense.
His extensive industry and commercial operations knowledge, risk management, public policy, cybersecurity and artificial intelligence expertise, in addition to his valuable perspective on customer priorities and global security issues, enhance Board oversight of strategic priorities and shareholder value-creation initiatives.

Select Skills and Experience

Senior Leadership Experience	Innovation, Technology and Cyber Expertise	International Business Experience	Public Company Experience	Government and Military Expertise

26	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Robert S. Shapard	Independent Chair

Chair and Former CEO of Oncor
Age: 70 Director Since: 2013 Committees: Audit & Finance; Corporate Governance & Ethics (Chair)	Current Public Company Boards: NACCO Industries, Inc.

Key Expertise
As a former CEO of a major utility company and senior executive in numerous energy companies, Mr. Shapard demonstrated a strong track record of successfully deploying large-scale systems, cybersecurity protocols and advanced sustainable technologies, which enable him to effectively oversee Leidos’ technological offerings, operations and strategic leadership in sustainable solutions for clients.
His decades of leadership in the highly regulated energy and utility industries also provided him with a deep understanding of federal and state regulatory environments, procurement and compliance requirements, and strategic partnerships with government entities and public policy.
Mr. Shapard also has deep expertise in corporate finance, financial risk management, capital markets, investments and capital allocation strategies from his executive financial leadership roles, including his service as CFO of several public companies. He brings experience in managing corporate M&A, having overseen Oncor Electric Delivery Company’s 2018 majority-stake sale to Sempra Energy and Ultramar Diamond Shamrock’s restructuring and other strategic initiatives that supported its merger with Valero Energy, creating one of the largest oil refiners in the country at that time.

Professional Highlights
Oncor Electric Delivery Company LLC, a transmission and distribution electric company based in Texas
▶CEO
▶Strategic Advisor
Tenet Healthcare Corporation, one of the largest for-profit hospital groups in the U.S.
▶CFO
Exelon, the largest regulated electric utility in the U.S.
▶EVP, CFO
Ultramar Diamond Shamrock (acquired by Valero Energy), a North American independent refiner, retailer of refined products and convenience store operator
▶EVP, CFO
TXU Australia (subsidiary of former TXU Corp.), an electricity and gas distributor
▶CEO and Managing Director

Reasons for Nomination
Mr. Shapard brings significant expertise in advanced innovative technologies, sustainable energy solutions and corporate transformation efforts, which contribute to the Board’s oversight of business development and growth initiatives.
His prior senior leadership experience in corporate finance and risk management qualifies him as an “audit committee financial expert,” as defined by SEC rules, enabling him to provide independent oversight of Leidos’ financial strategy and reporting.

Select Skills and Experience

Senior Leadership Experience	Financial Expertise	Public Company Experience	Risk Management Experience

LEIDOS	27

PROPOSAL 1: ELECTION OF DIRECTORS
Board Policies
MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. Abstentions and broker non-votes are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2026 annual meeting is uncontested.
If an incumbent director receives more “against” than “for” votes, then such director is expected to offer to resign, effective upon the Board’s acceptance, in accordance with our Corporate Governance Guidelines. The Corporate Governance & Ethics Committee will consider whether or not to accept the tendered resignation or to take some other action, taking into account the best interests of the Company and its stockholders, and make a recommendation to the Board. The Board will consider the Committee’s recommendation and take action within 90 days from the date of the certification of the election results and disclose its decision to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or some other public announcement.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed above become unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve, or the Board may reduce its size.
RETIREMENT AGE
The Board recognizes the importance of periodic board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board. The Board values the contributions of both new directors as well as directors who have developed extensive experience and insight into the Company during their service on the Board. Accordingly, the Board has established a retirement age for independent directors of 75 and has not granted any exemptions or waivers to this policy.
LIMITATIONS ON OTHER BOARD SERVICE
The Corporate Governance & Ethics Committee reviews the director selection process annually. The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to our Company. The Committee has adopted policies so that the independent directors may not serve on the boards of directors of more than three other publicly traded companies. Employee directors may not serve on the board of more than one other public company, and any board membership of employee directors must be approved in advance by the Chief Executive Officer or the Independent Chair of the Board, as appropriate. We expect our directors to advise the Chair of the Corporate Governance & Ethics Committee and the Chair of the Board before accepting membership on other boards of directors, accepting membership on any audit committee or other significant assignment (such as a lead or presiding director role) on any other board of directors, or establishing or materially changing other significant relationships with businesses, institutions, governmental units or regulatory entities that may result in significant time commitments or a change in the director’s relationship to the Company. Moreover, directors are expected to act ethically at all times and adhere to the Code of Business Conduct of the Board of Directors.
Director Independence
The Board annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has

28	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange, or NYSE. These guidelines are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Governance.”
All members of the Audit & Finance, Human Resources & Compensation and Corporate Governance & Ethics Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit & Finance Committee and the Human Resources & Compensation Committee must also satisfy separate independence requirements, which require that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of ours or any of our subsidiaries.
Each year, our directors are obligated to complete a questionnaire that requires them to disclose any transactions with us in which the director or any member of such director’s immediate family might have a direct or potential conflict of interest. We also conduct internal diligence on our businesses related to transactions, relationships or arrangements between Leidos and our directors. Based on its review of an analysis of this information, the Board determined that Mr. Dahlberg, Mr. Fubini, Ms. Geer, Ms. Jonas, Mr. Kraemer, Dr. May, Vice Admiral Norton, Mr. Shanahan and Mr. Shapard are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment. Mr. Bell was not deemed independent because of his role as our Chief Executive Officer.
Board Refreshment
Our Board has also been actively engaged in succession planning. In addition, the Board believes that the evaluation and nomination processes will ensure that the Company has a properly constituted and functioning Board and considers, at least annually, upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, along with other factors the Board deems appropriate as part of Board succession planning and the nomination of director candidates.
DIRECTOR RE-NOMINATION
The Board applies equal rigor to its director re-nomination process as it does to evaluating prospective directors to join the Board. Each year the Corporate Governance & Ethics Committee evaluates each director’s ability to continue his or her role on the Board in a number of categories, including:

Attendance and Active Participation	Attendance and interactive contributions at Board and committee meetings
Board and Director Evaluations	Feedback received during the annual Board evaluation and discussions between each individual director and the non-Executive Chair and the Corporate Governance & Ethics Committee Chair
Skills, Qualifications and Experience
Possession of core competencies and command of contemporary insight into risks and opportunities facing the Company and the extent to which the director contributes to the overall range of skills of the Board

Time Commitment and Outside Board Affiliations	Stringent evaluation of overboarding considerations, time commitment and potential conflicts of interest or independence concerns to assess a director’s capacity to serve on our Board
Stockholder Feedback	Assessment of stockholder feedback, including voting results received during the most recent annual stockholder meeting

LEIDOS	29

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINATION PROCESS
The Corporate Governance & Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for board membership described in this proxy under the caption “Corporate Governance—Criteria for Board Membership,” and our current and future needs.

1 Collect Candidate Pool
▶The Committee proactively oversees Board composition and refreshment on an ongoing basis. This includes maintaining target candidate profiles and identifying prospective director candidates through current Board members, business contacts, community leaders, and members of management.
▶The Committee may also retain a professional search firm to assist in developing a list of qualified candidates.
▶The Corporate Governance & Ethics Committee would also consider any stockholder recommendations for director nominees that are properly received.

2 Candidate Review
▶The Committee screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations.

3 Recommendation to the Board
▶The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or appoint the director candidate to fill a vacancy on the Board.

The Committee does not have a formal policy for considering diversity in identifying nominees. Each nominee is a current Board member who was elected by stockholders at the 2025 annual meeting of stockholders.
STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTOR CANDIDATES
The Corporate Governance & Ethics Committee considers stockholder recommendations for candidates for the Board of Directors using the same criteria described above under “Corporate Governance — Criteria for Board Membership.” The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve if elected, and a description of any ownership of shares of our common stock must be sent to: Leidos Holdings, Inc., Office of the Corporate Secretary, 1750 Presidents Street, Reston, Virginia 20190. Any stockholder nominating a person for election as a director must comply with the procedures set forth in our bylaws.

30	2026 PROXY STATEMENT

Corporate Governance
Corporate Governance Highlights
We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies.

Board Composition and Leadership

Independence	9 of 10 director nominees are independent; all key committee members are independent.	Governance Documents Key governance documents available at www.leidos.com ▶Bylaws ▶Code of Conduct ▶Governance Guidelines ▶Committee Charters

Committee Independence	All standing Board committees are chaired by independent directors. Committee members satisfy applicable NYSE and SEC independence requirements.

Independent Chair
Robert S. Shapard serves as our Independent Chair with robust, well-defined responsibilities, including presiding over Board meetings, leading executive sessions of independent directors, and serving as a liaison between management and the Board.

Board Tenure
Our Board maintains an appropriate balance of tenure, experience, and fresh perspectives. The average tenure of our independent director nominees is 10 years, with 4 directors added in the past 5 years.

Board Refreshment
The Board has a mandatory retirement age of 75 for independent directors and actively engages in succession planning. The Corporate Governance & Ethics Committee annually reviews Board composition, skills, and diversity.

Board Effectiveness

Director Education
We conduct comprehensive orientation programs for new directors and encourage ongoing education. Directors have access to continuing education opportunities, and the Company reimburses expenses for participation in director education programs.

Board Evaluation
The Board conducts annual self-evaluations of the Board and its committees. The Board periodically engages third-party facilitators to bring an outside perspective to the evaluation process and continuously improve governance practices.

Outside Experts and Advisors
Board committees have authority to retain independent advisors as needed. The Human Resources & Compensation Committee retains FW Cook as its independent compensation consultant, which reports directly to the Committee and performs no services for management.

LEIDOS	31

CORPORATE GOVERNANCE

Board Oversight & Accountability and Shareholder Rights

Risk Oversight
The Board and its committees actively oversee risk management. The Audit & Finance Committee oversees financial risks, the Technology & Information Security Committee oversees cybersecurity and AI risks, and the Corporate Governance & Ethics Committee oversees ESG and reputational risks.

Stockholder Engagement
We maintain an active stockholder engagement program. During the past year, we engaged with stockholders owning a significant majority of our shares on topics including corporate strategy, governance, compensation, and human capital management.

Annually Elected Directors	All directors are elected annually. We do not have a classified or staggered board, ensuring that stockholders have the opportunity to evaluate the entire Board each year.

Majority Voting Standard for Director Elections
In uncontested elections, director nominees must receive more "for" than "against" votes to be elected. Any director who does not receive a majority vote is expected to tender their resignation for Board consideration.

Proxy Access	Stockholders who have owned at least 3% of our common stock for at least three years may nominate director candidates for inclusion in our proxy statement, subject to the requirements in our bylaws.

Corporate Governance Guidelines
Our Board recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. Our Board has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance.
Our Corporate Governance Guidelines cover a comprehensive range of subjects essential to effective Board oversight and accountability, including criteria for determining director independence and qualifications, Board leadership structure, limitations on outside board service, Board refreshment and succession planning, director stock ownership requirements, committee structure and operations, Board meeting procedures, director orientation and continuing education, annual performance evaluations, and ethics and conflicts of interest.
These guidelines are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Governance.” In addition, the Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Corporate Governance & Ethics Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines and other corporate governance documents as necessary to promote our stockholders’ best interests and to support our compliance with all applicable laws, regulations and stock exchange requirements.

32	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board and Committee Structure
BOARD LEADERSHIP STRUCTURE
The Board is currently led by Robert S. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it effectively and efficiently allocates authority, responsibility, and oversight between management and independent members of our Board and supports the independence of our non-management directors.
Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer.
We believe that our Board leadership structure provides for strong independent and effective oversight of our business through Mr. Shapard, our Independent Chair, independent Board committee chairs, experienced and committed directors and frequent executive sessions without management in attendance. The Independent Chair also plays a key role in managing risk matters, and, in consultation with the Board, may override the CEO as necessary. Our Board believes that these elements, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice that is independent from management and accountable to stockholders and other stakeholders.
The Board selects the Chair annually and, in 2023, decided to separate the roles of Chair of the Board and Chief Executive Officer. The Board may, if appropriate, change that structure at any time in the future. Maintaining flexibility on this decision allows the Board to choose the leadership structure that will best serve the interests of the Company and its stockholders at any particular time. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the Corporate Governance & Ethics Committee nominates an independent director to serve as Independent Lead Director, who then must be approved by at least a majority of the independent directors.

INDEPENDENT CHAIR: Robert S. Shapard
Our Independent Chair is empowered with, and exercises robust, well-defined duties, which include:
▶Presiding over and managing the meetings of the Board;
▶Supporting a strong Board culture by fostering an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the Board and senior management, facilitating communication among the Chair, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;
▶Approving the scheduling of meetings of the Board, leading the preparation of the agenda for each meeting, and approving the agenda and materials for each meeting;
▶Calling and chairing all meetings of the independent directors;
▶Serving as a liaison between management and independent directors;
▶Representing the Board at annual meetings of stockholders and being available, when appropriate, for consultations and direct communication with stockholders and other key stakeholders;
▶Acting as an advisor to the CEO on strategic aspects of the business; and
▶Such other duties as prescribed by the Board.

Our Board is committed to strong corporate governance and believes that Board independence and oversight of management are effectively maintained with an Independent Chair. The Board’s Audit & Finance, Human Resources & Compensation and Corporate Governance & Ethics Committees are each led by and composed entirely of independent directors.

LEIDOS	33

CORPORATE GOVERNANCE
BOARD COMMITTEES
The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are four standing committees of the Board. Each independent director serves on at least two committees. The key oversight responsibilities of the committees, the current committee memberships, and the number of meetings held during 2025 are described below.
The Board has adopted charters for each of the Audit & Finance Committee, the Corporate Governance & Ethics Committee, the Human Resources & Compensation Committee, and the Technology & Information Security Committee. The charters of these committees are available on our website at www.leidos.com by clicking on the links entitled “Investors,” “Governance,” and then “Committee Charters.” You may also obtain printed copies of these charters by writing to our Corporate Secretary at the Company’s headquarters. From time to time, the Board may also establish ad hoc committees to address particular matters.
Listed below are the members of each of the four standing committees as of the date of this proxy statement:

	Audit & Finance	Human Resources & Compensation	Corporate Governance & Ethics	Technology & Information Security
Thomas A. Bell
Gregory R. Dahlberg				C
David G. Fubini		C
Noel B. Geer
Tina W. Jonas*	C
Harry M. J. Kraemer, Jr.*
Gary S. May
Nancy A. Norton
Patrick M. Shanahan
Robert S. Shapard*			C

Committees:
* Audit Committee Financial Expert	Audit & Finance	Corporate Governance & Ethics
C Chair	Human Resources & Compensation	Technology & Information Security

34	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
COMMITTEE RESPONSIBILITIES
Following are descriptions of the primary areas of responsibility for each of the four standing committees:

AUDIT & FINANCE COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Appoints and evaluates independent auditor and pre-approves fees;
▶Pre-approves audit and permitted non-audit services;
▶Reviews any audit problems;
▶Reviews adequacy of internal controls over financial reporting and disclosure controls and procedures;
▶Reviews and updates the internal audit plan;
▶Reviews any significant risks and exposures and steps taken to minimize risks;
▶Reviews quarterly and annual financial statements prior to public release;
▶Reviews critical accounting policies or changes in accounting policies;
▶Reviews periodically legal matters that may significantly impact the financial statements; and
▶Reviews and makes any necessary recommendations to the Board and management concerning:
–capital structure, including the issuance of equity and debt securities and the incurrence of indebtedness;
–payment of dividends, stock splits and stock repurchases;
–financial projections, plans and strategies;
–general financial planning, cash flow and working capital management, capital budgeting and expenditures;
–tax planning and compliance;
–mergers, acquisitions and strategic transactions; and
–investor relations programs and policies.

CHAIR: Tina W. Jonas* NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: Gregory R. Dahlberg Harry M. J. Kraemer, Jr.* Patrick M. Shanahan Robert S. Shapard* * Financial Expert

LEIDOS	35

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE & ETHICS COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Evaluates, identifies and recommends director nominees;
▶Reviews the composition and procedures of the Board;
▶Makes recommendations regarding the size, composition and charters of the Board’s committees;
▶Reviews and develops long-range plans for CEO and management succession;
▶Develops a set of corporate governance principles;
▶Recommends an independent director to serve as non-executive Chair of the Board or as Independent Lead Director;
▶Oversees Leidos’ political engagement;
▶Reviews policies and practices regarding ethical responsibilities and monitors the effectiveness of our ethics, compliance and training programs;
▶Reviews our approach to corporate responsibility and public policy, including legislative and regulatory trends and ESG issues that may affect our business operations, reputation or relations with employees, customers, stockholders and other constituents;
▶Develops and oversees an annual self-evaluation process of the Board and its committees; and
▶Reviews policies and procedures related to the Company's business outside the United States, the United Kingdom and Australia.

CHAIR: Robert S. Shapard* NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: David G. Fubini Noel B. Geer Harry M. J. Kraemer, Jr.

HUMAN RESOURCES & COMPENSATION COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Determines CEO compensation and approves compensation of our other executive officers;
▶Exercises all rights, authority and functions under our stock, retirement and other compensation plans;
▶Approves non-employee director compensation;
▶Reviews and approves the annual report on executive compensation for inclusion in our proxy statement;
▶Reviews compensation risk; and
▶Periodically reviews our human resources strategy, policies and programs.

CHAIR: David G. Fubini NUMBER OF MEETINGS IN LAST FISCAL YEAR: 5 MEMBERS: Noel B. Geer Tina W. Jonas Gary S. May Nancy A. Norton

36	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

TECHNOLOGY & INFORMATION SECURITY COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Reviews our approach to the integration of technology and innovation;
▶Assesses trends or potential disruptions, including emerging technologies, that may influence our strategy with respect to technology and innovation;
▶Assists the Board in overseeing risks relating to technology development, information security and the effectiveness of our processes to identify, monitor and mitigate these risks; and
▶Reviews issues related to our security of enterprise-wide information technology-related risks.

CHAIR: Gregory R. Dahlberg NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: Thomas A. Bell Gary S. May Nancy A. Norton Patrick M. Shanahan

LEIDOS	37

CORPORATE GOVERNANCE
DIRECTOR ENGAGEMENT
BOARD OF DIRECTORS MEETINGS

5
Meetings held of the entire Board during fiscal 2025
Our Board recognizes that its oversight of our strategic priorities and responsibility to stockholders requires a personal and professional commitment that extends beyond regularly scheduled Board meetings. Ongoing and meaningful engagement with the business is critical to staying informed and provides insights that allow our directors to provide effective guidance to our leadership team and to engage in constructive dialogue with each other.

75%+
Director attendance at 2025 Board and committee meetings	During fiscal 2025, no director attended fewer than 75% of the aggregate of the meetings of the Board and committees of the Board on which they served.

90%
Director attendance at the 2025 annual meeting	It is our policy to encourage all directors to attend our annual meeting.

SELECTED GOVERNANCE TOPICS FROM 2025 BOARD MEETINGS

▶Board Effectiveness Discussions ▶Director Independence Assessment ▶Board Evaluation	▶Committee Membership Discussions ▶Board Leadership Discussions ▶Board Strategy Discussions

▶Compliance Programs Review ▶Annual Operating Plan Review ▶Governance Documents Review	▶Human Capital Management Discussions ▶Stockholder Engagement Updates ▶Corporate Strategy Discussions

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
We conduct orientation programs to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Leidos and industry knowledge to optimize their service on the Board. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees. Our directors are expected to keep current on issues affecting Leidos and our industry and on developments with respect to their general responsibilities as directors. In addition, the Board encourages directors to participate annually in continuing director education programs, and the Company reimburses directors for their expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions and as stand-alone information sessions outside of meetings.

38	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS
The Board believes that establishing and maintaining a robust evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Corporate Governance & Ethics Committee annually evaluates the performance of the Board and its committees.

1 Review of Evaluation Process
The Corporate Governance & Ethics Committee develops and oversees an annual self-evaluation process of the Board and its committees and determines whether it is appropriate for the evaluations to be conducted internally or by an independent consultant each year. While the Committee generally leads the process, the Board is committed to periodically engaging a third-party consulting firm to bring an outside perspective.

2 Written Questionnaires
This process is usually supported by written questionnaires used to facilitate the assessments, which are reviewed annually to reflect areas of focus as the Committee determines appropriate, and may include topics such as:

	▶Board’s Performance ▶Board Composition, Skills, and Diversity ▶Board and Committee Meetings and Structure ▶Management Relations	▶Risk Oversight by Board and Committees ▶Duties and Responsibilities ▶Processes and Resources ▶Areas of Focus ▶Board Culture

3 Seek Feedback	The evaluation process seeks direct feedback from each director.

4 Board Review
Results from the evaluation were reported to and discussed with each committee and the Board. The discussion covered an assessment of the Board’s strengths and areas of opportunities, including a discussion regarding the Board’s oversight of corporate strategy, Board and committee composition and structure, succession planning and oversight duties.

The Board’s Role in Corporate Oversight
KEY AREAS OF BOARD OVERSIGHT

RISK MANAGEMENT	GOVERNANCE	HUMAN CAPITAL	STRATEGY

BOARD’S ROLE IN OVERSIGHT OF STRATEGY
Led by our CEO, senior management develops and executes our business strategy. They manage our operations and work on our business’ success, modeling our culture, establishing accountability, and controlling risk. Our CEO and senior management align our structure, operations, people, policies, and compliance efforts with our mission and strategy. Overseeing management’s development and execution of our strategy is one of the Board’s primary responsibilities. The Board also engages directly with Leidos’ sector leaders and regularly reviews the business’ strategic and operational priorities, competitive environment, market challenges, economic trends and regulatory developments.

LEIDOS	39

CORPORATE GOVERNANCE

Each year, senior management discusses strategy and business priorities with the Board during dedicated strategy sessions.
Throughout the year, the Board receives regular business and strategy updates and assesses the strategic alignment of our annual operating plan and strategic acquisitions, divestitures and integration processes.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the Board considers, among other things, the risks facing the Company. The Board believes that its approach to risk oversight ensures that the Board can choose many leadership structures while continuing to effectively oversee risk.
The Board also oversees risk in particular areas through its committee structure:

BOARD Responsible for the oversight of risk management as a whole and through its committees.

AUDIT & FINANCE COMMITTEE
Evaluates the Company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, the Company’s major financial risk exposures, including financial, capital investment and insurance risks, and the steps management has taken to monitor and control such exposures.

CORPORATE GOVERNANCE & ETHICS COMMITTEE
Oversees risks associated with governance and other ESG risks, including unethical conduct and political, lobbying, social, environmental and reputational risks. Also oversees risks related to the Company's business outside of the United States, the United Kingdom and Australia.

HUMAN RESOURCES & COMPENSATION COMMITTEE Evaluates risks potentially arising from the Company’s human capital management and compensation policies and practices.
TECHNOLOGY & INFORMATION SECURITY COMMITTEE
Assists the Board in overseeing the Company’s risk posture as it relates to technology development and application activities and information security and related exposures, including cybersecurity and artificial intelligence.

MANAGEMENT
The committees coordinate among each other as necessary to support optimal oversight of risks; each Committee reports its activities to the Board and facilitates discussions among directors. Company management also maintains an Enterprise Risk Management council, composed of the Chief Executive Officer and senior executives that, among other things, establishes the overall corporate risk strategy and reviews policies, systems, processes and training with the goal of identifying and addressing appropriate risk matters within the Company. This management committee reports regularly to the Audit & Finance Committee and annually to the full Board on its activities and findings, highlighting the key risks we face and management’s actions to address those risks.

40	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD’S ROLE IN OVERSIGHT OF SELECT RISKS

Oversight of Artificial Intelligence
Artificial intelligence is a strategic priority for Leidos, both as a tool to enhance our internal operations and as a core capability embedded in the innovative solutions we deliver to our customers. The Technology & Information Security Committee assists the Board in overseeing risks and opportunities relating to AI, including its integration into our business strategy and the governance frameworks necessary to deploy AI responsibly. Management provides the Board and the Technology & Information Security Committee with regular updates on AI initiatives, including emerging risks and trends, the use of AI within our internal operations, and AI-enabled offerings to our customers. Our AI governance approach encompasses responsible AI practices, data quality and security, workforce training, and alignment with applicable legal and regulatory requirements. We are committed to deploying AI in a manner that creates long-term value while maintaining the trust of our customers, partners, and stockholders.

Oversight of Cybersecurity Risks
Information security is critical to maintaining customer and partner trust, and we are committed to mitigating risks and protecting our data and systems. We employ comprehensive technologies and programs to prepare for data privacy and cybersecurity risks, including regular oversight of security monitoring for internal and external threats to safeguard the confidentiality, availability, and integrity of our information assets. We continuously evaluate our security program and invest in capabilities to keep our customers, partners, and information safe.
Management provides our Board and the Technology & Information Security Committee with at least quarterly updates on emerging risks and trends (including the use of AI in our business), our cybersecurity exposures, mitigation policies and procedures, and the status of projects to strengthen our information security infrastructure and respond to threats. In addition:
▶We require employees to complete annual training on information security, covering cybersecurity and global data privacy requirements and compliance measures.
▶We conduct periodic internal and third-party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy policies and procedures regarding personal data handling and the systems in place to protect against breaches.
▶We have rigorous controls to monitor personal and confidential information distributed electronically by employees.
▶We maintain a dedicated cybersecurity disclosure committee to evaluate materiality and disclosure considerations around cybersecurity incidents.
▶We carry insurance that provides protection against the potential losses arising from cybersecurity incidents.

Oversight of Political Contributions Risks
The Board reviews Company political engagement and the operations of the Leidos Political Action Committee (LPAC) at least annually. In addition, the Corporate Governance & Ethics Committee reviews our political engagement efforts, including political contributions and trade association spend, to ensure alignment with Company policy and our overall values. The Committee also reviews the Company’s policies, guidelines and compliance with respect to political activities.

Oversight of Human Capital Management Risks
The Board provides the ultimate oversight over the Company’s executive compensation and human capital management efforts. The Human Resources & Compensation Committee reviews and approves compensation plans, policies, programs, makes recommendations to the Board regarding director, CEO and other executive officer compensation, periodically reviews the Company’s human capital and people strategy for achieving the Company’s long-term performance and growth objective and provides oversight of total rewards and talent strategy.

LEIDOS	41

CORPORATE GOVERNANCE
BOARD’S ROLE IN OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

BOARD

CORPORATE GOVERNANCE & ETHICS COMMITTEE
▶Our Board and the committee regularly review with management ESG issues that may significantly impact our business operations, reputation or relations with employees, customers, supplier partners, stockholders and other stakeholders, at least twice a year.
▶Our Board and the committee are also responsible for reviewing practices and policies in the areas of corporate responsibility, including environmental safety, protection, risk, and other environmental issues that affect the business, operations, performance, business continuity planning, and public image or reputation.
▶Our lobbying, trade association, and political engagement policies and disclosures are the result of careful ongoing consideration and analysis by our management and the committee. We provide robust and periodically updated disclosures on our public policy and lobbying activities, trade association participation, and other key elements of our approach to policy engagement.
▶The committee reviews and recommends policies and procedures to maintain a business environment committed to high standards of ethics, integrity and legal compliance.

AUDIT & FINANCE COMMITTEE	The committee reviews with management our programs for compliance with laws and regulations, including those relating to our compliance with ESG reporting requirements.

SUSTAINABILITY WORKING GROUP (SWG)
Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.
▶Composed of senior leaders from across the Company, including customer-facing sustainability experts.
▶Conducts biannual reviews of internal climate-related risk register in accordance with best practices.
▶Conducts biannual review of climate-related operational opportunities and manages those opportunities with outside experts.
▶Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.
▶Conducts scenario analysis into the Leidos climate-related risk assessment process, conducting a risk review alongside the Company’s enterprise risk management team.
▶Climate-related business opportunities are generally managed initially by the business lines and are reviewed quarterly.

Leidos is guided by a conviction to do what is right every day, especially during challenging times. While navigating these challenges, we prioritize the health and mental well-being of our global workforce, delivering critical environmental and sustainability-driven support to customers, and create an inclusive environment where employees are respected, valued and heard. We expect our management and employees to share a common understanding of our commitment.

BOARD’S ROLE IN OVERSIGHT OF SUCCESSION PLANNING
The Board of Directors believes it is critical to the success of the Company that continuity of leadership is ensured and that a succession plan exists for the Chief Executive Officer and other key officers. The Corporate Governance & Ethics Committee evaluates and makes recommendations to the Board on candidates for the position of Chief Executive Officer in the event of an unexpected vacancy of the Company’s Chief Executive Officer. The Corporate Governance & Ethics Committee, in coordination with the Human Resources & Compensation Committee, is also responsible for ensuring that processes are in place for management development and succession throughout the leadership ranks. The Chief Executive Officer annually provides the Board and/or the Corporate Governance & Ethics Committee with an assessment of other senior managers and their succession potential, as well as an assessment of persons considered potential successors to certain other senior management positions.

42	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT
During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

70 million We engaged with stockholders owning more than 70 million of our shares	95% We engaged with 95% of our top 20 stockholders

Stockholder Engagement Topics	Social Responsibility Engagement with Stakeholders	Commitment to Transparency

Management and, where appropriate, directors engage with stockholders through various means, including at conferences, and via videoconference and telephone on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.

We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key social responsibility areas of impact. We regularly engage with these stakeholders to better understand their views and concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.
Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.
▶Business strategy ▶Financial and operational performance ▶Compensation practices ▶Political engagement ▶Human capital management ▶Talent and culture ▶Risk oversight ▶Board refreshment	▶Stockholders ▶Employees ▶Customers ▶Suppliers ▶Governments and regulators ▶International organizations ▶Community and nongovernmental organizations	▶Human Rights Statement ▶Modern Slavery Statement ▶Conflict Minerals Policy ▶Political engagement ▶Talent and culture ▶Privacy and data protection

Engagement and Transparency

ASSESS AND PREPARE
Our Board analyzes the results of our annual meetings, continuous stockholder feedback, and trends in corporate governance and compensation. This analysis guides the development of our stockholder engagement priorities. Additionally, our management team participates in various conferences throughout the year to stay informed about corporate governance trends.

REACH OUT AND ENGAGE
We extend invitations to our stockholders for engagement sessions at least twice a year. During these engagements, we share crucial updates about our corporate governance and other aspects, and actively seek feedback from our stockholders.

RESPOND TO STOCKHOLDER FEEDBACK
In response to stockholder feedback, we enhance our policies, practices, and disclosures, guided by our ongoing conversations with our stockholders. We communicate significant updates and improvements made during the fiscal year through our proxy statement.

EVALUATE STOCKHOLDER FEEDBACK
Our Board regularly reviews stockholder feedback and identifies key themes. It also assesses opportunities to respond to stockholders, taking into account relevant best practices and trends in corporate governance.

LEIDOS	43

CORPORATE GOVERNANCE

Actions taken in response to stockholder feedback over the years include:
▶Appointed an independent, non-executive Chair of the Board
▶Reduced ownership threshold for stockholders to call special meetings
▶Enhanced website disclosures regarding political engagement and trade association expenditures
▶Modified executive compensation program to incorporate negative TSR cap

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND INVESTOR RELATIONS
Stockholders and other interested parties may communicate with the Board of Directors, the independent directors as a group or any of the independent directors, including Committee Chairs and the Independent Chair, by using the following address:
Leidos Holdings, Inc.
Office of the Corporate Secretary
1750 Presidents Street
Reston, Virginia 20190
Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications, summarize lengthy or repetitive communications and forward them to the applicable member(s) of the Board as appropriate. Communications may also be referred to other departments within the Company for action and resolution. The Company will refrain from forwarding to the Board any communication that it determines to be primarily commercial in nature, mass mailings, resumes or job inquiries, or any communication that relates to an improper or irrelevant topic, or that requests general information about the Company.
To reach out to our Investor Relations department, please send us an email at ir@leidos.com. Please continue to share your thoughts or concerns with us.

44	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Other Governance Policies and Practices
CODES OF CONDUCT
All of our employees, including our executive officers, are required to comply with our Code of Conduct, which describes our standards for protecting Company and customer assets, fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. This code forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.
Our directors are required to comply with our Code of Business Conduct of the Board of Directors, which describes areas of ethical risk, provides guidance to directors and helps foster a culture of honesty and accountability. This code addresses areas of professional conduct relating to service on our Board, including conflicts of interest, protection of confidential information, fair dealing and compliance with all applicable laws and regulations.
These documents are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Governance.” We intend to post on our website any material changes to or waivers from our Code of Conduct and Code of Business Conduct of the Board of Directors.
RELATED PARTY TRANSACTIONS
Our Policy and Procedures
The Board has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board has delegated to the Audit & Finance Committee the authority to review and approve the material terms of any proposed related party transaction. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chair of the Board and the Chair of the Audit & Finance Committee.
In determining whether to approve or ratify a related party transaction, the Audit & Finance Committee considers, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the related party or us. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources & Compensation Committee. If a related party transaction will be ongoing, the Audit & Finance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit & Finance Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they comply with the Committee’s guidelines and that the related party transaction remains appropriate.
Related Party Transactions
Gerard A. Fasano was Leidos’ former Chief Growth Officer. Mr. Fasano’s brother, Matthew Fasano, is a program manager at Leidos and received compensation of approximately $254,000 in 2025, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit & Finance Committee.
M. Victoria Schmanske was Leidos’ former President, Commercial and International Sector. Ms. Schmanske’s brother-in-law, Paul Schmanske, is an infrastructure lead at Leidos and received compensation of approximately $237,000 in 2025, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit & Finance Committee.

LEIDOS	45

CORPORATE GOVERNANCE
Director Compensation
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, we consider the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. Frederic W. Cook & Co. (FW Cook) provides competitive compensation data and director compensation program recommendations to the Human Resources & Compensation Committee for review to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-employee directors within our compensation peer group that is further described in “Comparable Market Compensation“ on page 60. The Human Resources & Compensation Committee considers this information and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our directors for their service as directors for both Leidos Holdings, Inc. and Leidos, Inc. Annual retainer amounts are prorated based on time served on the Board or in a committee chair role during the year. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director. We do not pay separate meeting fees. Our employee director does not receive additional compensation for service as a director. The following is a summary of our annual compensation program for our non-employee directors, as paid for service in 2025:

ADDITIONAL CASH RETAINERS
INDEPENDENT CHAIR $200,000	COMMITTEE CHAIR FEES Audit & Finance $25,000 Human Resources & Compensation $20,000 Corporate Governance & Ethics $17,500 Technology & Information Security $15,000

(1)Vesting on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant
(2)If a non-employee director retires due to our mandatory retirement policy, equity awards continue to vest as scheduled and options remain exercisable for the remainder of the original full option term
(3)$135,000 in restricted stock units and $50,000 in stock options
In October 2025, FW Cook proposed to the Human Resources & Compensation Committee that, for the 2026 director compensation program, (i) each of the equity and cash retainers paid to each of our directors be increased by $5,000, and (ii) cash retainer for service as chair of the Corporate Governance & Ethics Committee be increased by $2,500. These recommendations were made with the aim of aligning director compensation more closely with the market median. The Human Resources & Compensation Committee approved these recommendations, which were subsequently approved by the Board. For fiscal 2026, Mr. Shapard decided to voluntarily forgo the entirety of the Corporate Governance & Ethics Committee chair retainer.
DEFERRAL PLANS
Non-employee directors are eligible to defer all or any portion of their cash retainers or certain equity compensation into our Keystaff Deferral Plan or Key Executive Stock Deferral Plan, or both. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation”.

46	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Stock Ownership Guidelines and Policies
The Board believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate.

OWNERSHIP REQUIREMENTS	DIRECTORS ●●●●● At least 5x annual cash retainer

All of our directors continue to observe this holding requirement. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires directors to obtain preclearance for all transactions in our securities. In 2025, no directors were granted an exception to these requirements.

The following table sets forth information regarding the compensation paid to our non-employee directors for service in fiscal 2025:

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Total ($)
Gregory R. Dahlberg	145,000	135,062	50,017	330,079
David G. Fubini	150,000	135,062	50,017	335,079
Noel B. Geer	131,056	135,062	50,017	316,135
Tina W. Jonas	146,621	213,345	80,124	440,090
Robert C Kovarik, Jr.	53,364	—	—	53,364
Harry M. J. Kraemer, Jr.	—	135,062	50,017	185,079
Gary S. May	130,000	135,062	50,017	315,079
Surya N. Mohapatra	43,929	—	—	43,929
Nancy A. Norton	130,000	135,062	50,017	315,079
Patrick M. Shanahan	130,000	135,062	50,017	315,079
Robert S. Shapard	348,458	135,062	50,017	533,537
Susan M. Stalnecker	43,929	—	—	43,929
(1)Thomas A. Bell, our Chief Executive Officer, is not included in this table because he did not receive additional compensation for his services as a director. Mr. Bell’s compensation is disclosed in the “Summary Compensation Table“ on page 75. Mr. Kovarik, Mr. Mohapatra, and Ms. Stalnecker retired from our Board effective May 2, 2025. Amounts shown for Ms. Jonas include prorated equity awards for the period between her appointment to the Board on September 25, 2024, and the annual director grants on May 9, 2025.
(2)Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director for annual retainer fees, independent lead director fees, and committee and/or chair fees. Non-employee directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. Mr. Kraemer elected to defer all his fees earned in fiscal 2025 into our Key Executive Stock Deferral Plan.
(3)Amounts in this column reflect the grant date fair value of awards granted in 2025 computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, see Note 17 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on February 17, 2026. Non-employee directors are eligible to defer such awards into our Key Executive Stock Deferral Plan. Mr. Kraemer elected to defer all his restricted stock units granted in fiscal 2025 into our Key Executive Stock Deferral Plan.

LEIDOS	47

CORPORATE GOVERNANCE
At the end of fiscal 2025, the following non-employee directors held the following number of unvested stock units, including unvested stock units in our Key Executive Stock Deferral Plan:

Name	Unvested stock units (#)
Gregory R. Dahlberg	873
David G. Fubini	873
Noel B. Geer	873
Tina W. Jonas	1,379
Robert C. Kovarik, Jr.	—
Harry M. J. Kraemer, Jr.	873
Gary S. May	873
Surya N. Mohapatra	—
Nancy A. Norton	873
Patrick M. Shanahan	873
Robert S. Shapard	873
Susan M. Stalnecker	—
(4)At the end of fiscal 2025, our non-employee directors held vested options to purchase the following number of shares of our common stock:

Name	Aggregate shares subject to outstanding options (#)
Gregory R. Dahlberg	8,794
David G. Fubini	4,505
Noel B. Geer	8,397
Tina W. Jonas	1,650
Robert C. Kovarik, Jr.	3,179
Harry M. J. Kraemer, Jr.	11,742
Gary S. May	11,742
Surya N. Mohapatra	7,367
Nancy A. Norton	2,587
Patrick M. Shanahan	6,643
Robert S. Shapard	11,742
Susan M. Stalnecker	1,179

48	2026 PROXY STATEMENT

PROPOSAL 2
Advisory Vote on Executive Compensation
We are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
We urge stockholders to read our Compensation Discussion and Analysis (CD&A), which describes in detail how we seek to closely align the interests of our named executive officers with the interests of our stockholders. As described in the CD&A, our compensation programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results, if an executive is involved in misconduct or failure to manage or monitor conduct or risk, as determined by the Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The Human Resources & Compensation Committee of the Board believes that these programs and policies are effective in implementing our pay-for-performance philosophy and achieving its goals. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether you approve of our executive compensation program and policies by voting on the following resolution:
RESOLVED, that the stockholders approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion contained in the “Executive Compensation” section.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Human Resources & Compensation Committee of the Board. Our Board values the opinions of our stockholders. To the extent there is any significant vote against our  named executive officer compensation as disclosed in this proxy statement, the Human Resources & Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders. This advisory vote on executive compensation is nonbinding on the Board.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

LEIDOS	49

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Letter from the Human Resources & Compensation Committee
Dear Fellow Stockholders,
The “Compensation Discussion and Analysis” section outlines Leidos’ fiscal 2025 executive compensation program. This program is designed to link executive compensation with the successful implementation of Leidos’ key financial and strategic objectives as the management team, led by Tom Bell, continues to execute on the “NorthStar 2030” corporate strategy. Amidst an evolving regulatory landscape and increasingly complex industry dynamics, our focus remains on strategically positioning Leidos for sustained growth. The Committee is confident that the 2025 program’s design effectively motivated the management team to fulfill these goals.
In designing our fiscal 2025 executive compensation program, we emphasized a structure that strongly favors performance-based elements and aligns executive compensation with the interests of our stockholders—characterized by restrained fixed compensation, a pronounced emphasis on equity-oriented pay, and a robust focus on predetermined financial performance targets and stock price growth. We also value the feedback from our stockholders gathered through our engagement program and consider it carefully in our deliberations.
Looking ahead to fiscal 2026, we have made several strategic adjustments to our compensation program to remain competitive and aligned with market practices:
First, we have removed the adjusted earnings per share performance hurdle that previously applied to Performance Restricted Stock Unit awards; eliminating this hurdle aligns our RSU program with prevailing industry standards while the program retains robust performance-based compensation through our Performance Share Program.
Second, we have eliminated stock options from the long-term incentive mix and rebalanced the award mix to consist of 50% Performance Share Units and 50% Restricted Stock Units. This change aligns our program with prevailing practices among our compensation peer group, where stock options have become increasingly less common.
Third, we have enhanced the Modifier framework to incorporate additional operational performance criteria reflecting Leidos’ commitment to customer mission success, including on-time delivery performance, production efficiency, and facilitation of investments and operating improvements necessary to better serve our customers.
We continue to require robust performance for payouts linked to our short-term and long-term incentive plans, closely aligning incentive pay with Leidos’ performance. Our stockholders continue to support our executive compensation program, as evidenced by our say-on-pay voting results. We were pleased by the substantial support for the fiscal 2024 program, which received approval from approximately 95% of the votes cast at the 2025 annual meeting.
We look forward to continuing to work with the Board of Directors and executive team in supervising and implementing our strategic objectives.
Sincerely,

DAVID G. FUBINI (Chair)	NOEL B. GEER	TINA W. JONAS	GARY S. MAY	NANCY A. NORTON

50	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, and the tables and narrative that follow provide important information about our executive compensation program for the prior fiscal year. In this proxy statement, the term “named executive officers” or “NEOs“ refers to the following executive officers:

Thomas A. Bell	Christopher R. Cage	Cynthia A. Gruensfelder	Daniel J. Antal	Leslie K. Fautsch

Chief Executive Officer	Chief Financial Officer	President, Defense Sector	General Counsel	Chief Human Resources Officer

In this CD&A, the “Committee” refers to the Human Resources & Compensation Committee of the Board of Directors, which is responsible for overseeing the compensation program for all of our executives. The tabular disclosures following this CD&A provide data on all of our named executive officers.
Our 2025 executive compensation program is designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals, which include adjusted EBITDA margin (%), operating cash flow, revenue, adjusted earnings per share and relative total shareholder return. Achievement of these financial performance goals is driven by leadership conduct that contributes to a top-tier workplace environment, improves our efficiency and effectiveness, and ultimately helps us win key business opportunities and drive long-term value for stockholders. Additionally, senior management’s potential compensation may be modified based on the achievement of personal goals and how such employees lead their teams and conduct business (the “Modifier”). The Modifier measures performance in line with the Company’s six core values: integrity, inclusion, innovation, agility, collaboration, and commitment.
Table of Contents

Executive Summary
In this section, we discuss our business performance highlights for 2025 relating to pay and our executive compensation philosophy, provide an overview of our pay program, and highlight certain of our compensation practices.
▶See Page 52

How We Determine Total Direct Compensation
In this section, we discuss roles and responsibilities in determining compensation and our processes to determine total direct compensation, summarize previous stockholder advisory votes, and discuss our assessment of risks in our compensation programs.
▶See Page 57

Compensation Decisions for Fiscal 2025 In this section, we discuss each compensation element of our 2025 program, including financial factors.	▶See Page 62

Other Policies and Considerations
In this section, we discuss our equity award grant practices, stock ownership guidelines, hedging and short-term or speculative transactions policy, compensation recoupment policy, and tax deductibility of executive compensation.
▶See Page 72

LEIDOS	51

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
BUSINESS PERFORMANCE HIGHLIGHTS FOR 2025 RELATED TO PAY
Our business performance in 2025 was strong. We ended fiscal 2025 with reported revenues of $17.2 billion, an increase of 3% compared to the prior fiscal year. Our performance builds on Leidos’ success as an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. In fiscal 2025, we achieved net income margin of 8.5%, an increase of 100 basis points year-over-year, and increased adjusted EBITDA margin by approximately 120 basis points compared to the prior fiscal year to 14.1%. We also delivered operating cash flow of $1.75 billion, a 22% increase over the prior year. We delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won programs that position us for future growth, and continued to invest in developing our talent.
The data set forth below includes the performance metrics that form a significant part of our 2025 compensation targets. We achieved 99% of our revenue compensation target, demonstrating a strong foundation for growth. Adjusted EBITDA margin reached 110% of compensation target. We also achieved 110% of our operating cash flow compensation target, reflecting strong performance across the enterprise. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2025” on page 62.(1)(2)

Giving us a strong foundation for growth, we achieved:(1)	Reflecting strong performance across all our operational segments, we achieved:

ADJUSTED EBITDA Margin (%)	OPERATING CASH FLOW	REVENUE

14%	$1.6 BILLION	$17.2B or 3% INCREASE compared to FY24

5-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN

Leidos Holdings, Inc.	S&P 500 Composite Index	S&P 500 IT Services Index
(1)Amounts shown for fiscal 2025, other than revenue, are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 64.

52	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PERFORMANCE-BASED PAYOUT DETERMINATIONS
The Committee established the performance targets for our annual cash incentive programs and the long-term incentive programs. At the beginning of the fiscal year, the Committee set goals for revenue, operating cash flow, and adjusted EBITDA margin. In 2023, the Committee established long-term performance goals for the performance share program measuring the three-year performance period covering fiscal years 2023 through 2025. The vesting and payout for these performance shares were contingent on the achievement of a relative total shareholder return metric (weighted 50%) and a revenue goal (weighted 50%), with all metrics measuring cumulative results over the three-year performance period.
2025 SHORT-TERM INCENTIVE PLAN FINANCIAL PERFORMANCE VS TARGETS

	Threshold	Target	Maximum
Adjusted EBITDA Margin
Operating Cash Flow
Revenue
PERFORMANCE SHARE PROGRAM (PSP) VS TARGETS

	Threshold	Target	Maximum	Achievement Level
Revenue
Relative Total Shareholder Return
EXECUTIVE COMPENSATION PHILOSOPHY
We believe that executive pay should be largely variable, equity-based, and tied to preset performance goals, and this is demonstrated in our pay mix and design.

LIMITED FIXED COMPENSATION	PREDOMINANTLY EQUITY-BASED PAY	FOCUS ON PRE-ESTABLISHED FINANCIAL PERFORMANCE GOALS AND STOCK PRICE APPRECIATION

Base salary is the only component of “fixed” compensation for our named executive officers and represents a significantly smaller portion of executive pay than “variable” compensation—representing a range between 11% for our Chief Executive Officer and 24% for the highest non-CEO NEO.

The majority of executive pay takes the form of long-term equity incentives—a mix of performance shares, PRSUs, and stock options—ranging from 52% to 73% of target total direct compensation. This reflects our belief that equity should comprise the largest component of executive pay.

100% of the annual cash incentive target opportunity is based on pre-established, quantifiable goals, with the potential adjustment based upon the Modifier. 80% of the target opportunity for long-term incentives are tied to pre-established goals: 50% in the form of three-year performance share program awards and 30% in the form of PRSUs. The remaining 20% of the target opportunity for long-term incentives is in the form of stock options, which will not yield value unless the stock price increases from the stock price on the grant date.

LEIDOS	53

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PAY AT A GLANCE
The following table summarizes the elements of our executive compensation program for 2025:

Pay Element	CEO	Other NEOs	Description and Purpose	Time Period	Metrics
			▶Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills, and experience. ▶Reviewed annually and adjusted when appropriate.	Current pay	Pay aligned to experience and job scope, generally targeted to median of applicable market data.
			▶Variable cash compensation based on performance against annually established targets.	One-year performance period	Financial ▶Adjusted EBITDA Margin (%) (40%) ▶Operating Cash Flow (30%) ▶Revenue (30%)
▶Designed to reward executives for annual performance on key operational and financial measures.
Modifier
▶A Modifier of 80% to 120% applied based on how the leaders achieved personal goals, lead their teams, and conduct business. The evaluation of these behaviors and actions will be conducted within the context of the Company’s six core values: integrity, inclusion, innovation, agility, collaboration, and commitment.

Distributed in shares of our common stock and designed to encourage and reward longer-term growth, profitability and stock price appreciation by tying share payouts to the achievement of key financial goals.
				Three-year performance period	▶Relative Total Shareholder Return (50%) ▶Cumulative Adjusted EBITDA (50%)

Distributed in shares of our common stock and designed to drive sustainable performance that delivers long-term value to stockholders while directly aligning interests of executives and stockholders; enhances executive retention.
				Three-year ratable annual vesting subject to the achievement of a performance hurdle	Adjusted earnings per share hurdle must be met with respect to the first year following the date of grant for units to be eligible for vesting.
			Rewards longer-term stock price appreciation.	Three-year ratable annual vesting with a seven-year term	Stock price appreciation (100%)

54	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pay Composition
The chart below depicts each principal element of target compensation as a percentage of total direct compensation for each of our named executive officers for 2025.
2026 COMPENSATION PROGRAM
Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels, and pay design.
Key Program Changes

2026 Program	What is Changing	Why?

Removal of RSU Performance Hurdle	▶Eliminating adjusted EPS performance hurdle previously required for PRSU awards. ▶RSUs will continue to vest ratably over three years.	▶Align RSU program with prevailing peer practice. ▶50% PSP allocation maintains robust performance linkage.

Elimination of Stock Options and Rebalancing of LTI mix	▶Eliminating stock options from LTI program. ▶Rebalancing mix to 50% PSPs and 50% RSUs (from 50% PSPs, 30% PRSUs and 20% options).	▶Aligns with peer group practices where stock options are increasingly less common. ▶Simplifies award structure. ▶Enhances retention value.

Enhancement of the Modifier	▶Adding operational performance criteria to Modifier framework. ▶Incorporating on-time delivery and production efficiency metrics. ▶Retaining personal goals and core values assessment.	▶Reflects commitment to customer mission success. ▶Supports investments and operating improvements. ▶Strengthens alignment between pay and operational performance.

LEIDOS	55

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes will promote the creation of long-term stockholder value and will position the Company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct or fails to manage or monitor conduct or risk, as determined by the Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The following table summarizes certain highlights of our executive compensation practices and policies:

What We Do	What We Don’t Do

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Utilize a minimum one-year vesting requirement for all equity award types

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading, or repricing of stock options without stockholder approval
  No liberal share recycling

56	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
HOW WE DETERMINE TOTAL DIRECT COMPENSATION
The Committee’s framework for determining executive compensation supports and reinforces our pay-for-performance philosophy and incorporates the following key steps:

SET PRIORITIES	ESTABLISH AND APPROVE

▶The Committee sets annual performance priorities, including both financial and nonfinancial performance metrics for the Company and its businesses.
▶The Committee establishes target incentive ranges which are informed by Company performance, peer group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels, and pay design.

ASSESS PERFORMANCE	DETERMINE COMPENSATION

▶The Committee assesses Company and individual performance at year-end, including progress in achieving our strategic objectives and annual performance priorities.
▶The Committee determines executive compensation after year-end based on its performance assessment and discussion with the Board.
▶The Committee determines compensation elements that support the Company's key compensation objectives.

ROLES AND RESPONSIBILITIES

ROLE OF INDEPENDENT CONSULTANT

The Committee has retained FW Cook as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. FW Cook serves the Committee in an advisory role only and does not decide or approve any compensation actions. The consultant reports directly to the Committee and does not perform any services for management. The consultant’s duties include the following:

▶Reviewing our total compensation philosophy, compensation peer group, and target competitive positioning for reasonableness and appropriateness;
▶Reviewing our overall executive compensation program and advising the Committee on evolving best practices;

▶Providing independent analyses and recommendations to the Committee on executive officers’ compensation and new programs that management submits to the Committee for approval; and
▶Reviewing the Compensation Discussion and Analysis for our Proxy Statement.

The consultant interacts directly with members of management only on matters under the Committee’s oversight and with the knowledge and permission of the Committee. The Committee has assessed the independence of FW Cook pursuant to applicable SEC and NYSE listing rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.

ROLE OF HUMAN RESOURCES & COMPENSATION COMMITTEE

The role of the Committee is to have direct responsibility relating to the following:

▶Executive compensation;
▶Evaluation and approval of compensation plans, policies and programs, including incentive compensation and equity-based plans for employees and officers;
▶Preparation of reports on executive compensation for inclusion in the Company’s proxy statement or Annual Report on Form 10-K;

▶Reviewing and making recommendations to the Board of Directors regarding director compensation; and
▶Ensuring that the Company’s human resources policies and practices are consistent with the Company’s values and long-term objectives.

ROLE OF MANAGEMENT

The CEO presents the Committee with performance assessments and compensation recommendations for each NEO, other than himself. The Committee reviews these recommendations with FW Cook to assess whether they were reasonable compared with the market for executive talent and meets in executive session to discuss the performance of the CEO and the other NEOs and to determine their compensation. In addition, the Committee and Board review proposed NEO incentive compensation with the CEO, and the Committee reviews CEO compensation with the Board (other than the CEO).

LEIDOS	57

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
How We Determine Total Direct Compensation

Establishing Criteria
In determining the amounts of total direct compensation (base salary, annual and long-term incentives) to be awarded to our NEOs, we considered the:
▶Company’s overall performance;
▶Performance of operating units under the NEO’s management;
▶Individual performance as measured against performance goals and criteria; and
▶Competitive market data for our compensation peer group as well as third-party survey data for the general industry and the technology industry.

Review of Criteria
Company and Sector Operational Performance
Our overall enterprise performance (or a combination of Company enterprise and business sector performance for NEOs with operational responsibilities) determines the payout for 100% of the target amount of any annual cash incentive awards and for 100% of any PSUs and PRSUs. Payout amounts are principally determined based upon the Company’s or group’s achievement of financial and operating objectives set at the beginning of the fiscal year, but the Committee retains the discretion to reduce the payouts when appropriate. The maximum score for performance on any of the financial metrics for the cash incentive awards and the performance share program awards is 200%. The earnings per share metric for the PRSUs is a hurdle that, when met, results only in continued time-vesting of the PRSUs; results for this metric do not result in an adjustment to the amount of the PRSUs.
Individual Performance
In determining base salaries, the Committee reviews a performance assessment for each of our NEOs, as well as compensation recommendations provided by the Chief Executive Officer for the other NEOs. The Committee also considers market data and information provided by FW Cook.
Personal performance goals and leadership behaviors relate to ethics and integrity, maintaining a top-tier workplace environment, collaboration, achieving customer satisfaction and retention, business development in strategic areas, and other financial and operating goals as appropriate. The Modifier of +/- 20% may be applied to our short-term cash incentive plan based on personal goals and how the employees lead their teams and conduct business.

58	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Review of Criteria
Assessing Chief Executive Officer Performance
In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that were established and agreed upon at the beginning of the fiscal year. Input is received from the independent directors. The Committee also considers the Chief Executive Officer’s general leadership contributions towards the Company’s performance, including financial and operating results, development and achievement of strategic objectives and progress in building capability among the senior management team. The Committee also considers market data and information provided by FW Cook. The Committee determines the Chief Executive Officer’s compensation and then reviews his evaluation and compensation with the Board’s independent directors. The Independent Chair and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer.
At the beginning of each fiscal year, the Committee reviews and approves:
▶The amount of base salary and target incentive opportunities to be provided for the upcoming year;
▶The payout range for the annual cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined;
▶The payout range for PSUs that may be earned for the performance period beginning in that fiscal year and the performance goals and criteria upon which the amounts of the PSUs and PRSU awards for the relevant performance period will be determined; and
▶The mix and amount of long-term incentive awards (including PSUs, PRSUs and stock options) to be granted to our NEOs.

Approval of Awards
The Committee reviews and approves the amount of direct compensation to be provided to our NEOs for each fiscal year. NEOs do not propose their own compensation.
In approving payout ranges for our incentive programs, we determine the levels of performance that must be achieved in order to receive a threshold, target and maximum payout amount for each goal. Upon completion of each fiscal year, the Committee approves the payment, if any, of cash incentive awards and the number of performance shares, if any, that are earned based upon the achievement of the predetermined performance goals and criteria for the performance cycles just completed.

LEIDOS	59

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPARABLE MARKET COMPENSATION
Our Fiscal 2025 Compensation Peer Group

The Committee compares the amount of direct compensation that we provide to our NEOs to that provided by companies with whom we compete for executive talent in similar roles and with similar responsibilities. To assist with this effort, FW Cook conducts an annual review and benchmarking analysis of each element of target total direct compensation (including salary, cash and equity incentives) provided to our executive officers. In July 2024, FW Cook compared the target compensation provided to members of senior management against that provided by other publicly traded engineering, information technology, consulting and defense companies, which we refer to as our “compensation peer group,” as well as third-party survey data for the general industry and the technology industry.
Compensation peer group companies are chosen for having a similar industry focus as ours and for competing with us for talent, as well as for business and stockholder investment. Furthermore, the compensation peer group is initially structured so that no company within the group has annual revenues smaller than 40% or greater than 250% of our annual revenue and a market capitalization within a reasonable range.
The Committee periodically reviews and updates the compensation peer group to ensure that the companies in our compensation peer group are strong business and talent competitors and are comparable in size. In July 2024, the Committee consulted with FW Cook and reviewed the compensation peer group to be used for setting fiscal 2025 target compensation. At the time the compensation peer group for fiscal 2025 was approved, the Company was at the 65th percentile for revenue and the 69th percentile for market capitalization as compared to the compensation peer group. The Company’s peer group remained consistent with no alterations from the previous fiscal year.

LEIDOS POSITIONING RELATIVE TO ITS PEER GROUP(1)

Total Revenue
Market Capitalization
(1)Total Revenue reflected as most recently reported four quarters for the peer group and market capitalization as of June 15, 2024.
Compensation Peer Group for 2025 Program

1.AECOM (ACM) 2.Booz Allen Hamilton (BAH) 3.CACI International (CACI) 4.CGI (GIB) 5.Cognizant Technology Solutions (CTSH)	6.Fluor Corporation (FLR) 7.Huntington Ingalls Industries (HII) 8.Jacobs Solutions (J) 9.KBR (KBR) 10.Kyndryl (KD)	11.L3Harris Technologies (LHX) 12.Northrop Grumman (NOC) 13.SAIC (SAIC) 14.Textron (TXT)
The Committee considers market data and analysis when evaluating appropriate levels of target total direct compensation. To be competitive in the market for our executive-level talent, we generally:
▶Target overall compensation for our NEOs to be at the market median, although the actual cash paid and equity incentive awards earned will vary based on actual financial and individual performance and may therefore generate compensation that is higher or lower than the market median; and
▶Award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer or to address retention concerns.

60	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
STOCKHOLDER ADVISORY VOTE
At our last annual stockholders’ meeting in May 2025, we held a nonbinding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of stockholder votes cast in favor of our say-on-pay resolution.

2025 SAY-ON-PAY
As we evaluated our compensation practices during fiscal 2024, we considered the support our stockholders expressed for our pay-for-performance compensation philosophy and that influenced our decision not to make any significant changes to our executive compensation programs in 2025. We continued to emphasize short- and long-term incentive compensation, targeted at competitive market median levels, with a substantial majority of total compensation based on the achievement of financial performance goals designed to deliver value for our stockholders.

At our 2024 annual meeting of stockholders, our stockholders expressed a preference for an annual, nonbinding advisory vote on executive compensation, in accordance with our Board’s recommendation. Consistent with our stockholders’ preference in this regard, we expect to continue holding an advisory stockholder vote on the compensation of our named executive officers each year.
ASSESSMENT OF RISKS IN OUR COMPENSATION PROGRAMS
During fiscal 2025, management undertook a risk assessment of our compensation programs, which FW Cook reviewed. In conducting the assessment, we reviewed our pay practices and incentive programs to identify any potential risks inherent in our compensation programs. We also reviewed the risks facing the Company and evaluated whether our compensation practices and programs could be expected to increase or help mitigate these risks. The finding of the assessment, with which the Committee concurred, was that our compensation programs are effectively designed to help mitigate excessive risk-taking that could harm our value or inadvertently reward poor judgment by our executives or other employees. The factors considered in reaching this conclusion include:
▶Short-term incentive measures that are balanced among different financial measures, with targets that are intended to be achievable upon realistic levels of performance;
▶Significant weighting toward long-term incentive compensation that promotes long-term decision-making and discourages short-term risk-taking;
▶Maximum payouts that are capped at levels that do not reward excessive risk-taking;
▶Goals that are based on Company and sector performance measures, which mitigate excessive risk-taking within any particular business unit;
▶Leadership behaviors, such as ethics and integrity, that are specifically addressed in our short-term incentive programs;
▶Our compensation recoupment policy that allows us to recover compensation based on financial results that are subsequently restated, if fraud or intentional misconduct or failure to manage or monitor conduct or risk, as determined by the Committee, is involved; and
▶Our stock ownership guidelines that encourage a long-term perspective.

LEIDOS	61

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPENSATION DECISIONS FOR FISCAL 2025
BASE SALARY
The Committee reviews executive officers’ base salaries annually or at the time of promotion or a substantial change in responsibilities based on the criteria described above. For fiscal 2025, the Committee considered FW Cook’s analysis of salary levels for comparable positions in the compensation peer group based on proxy and survey data. Individual base salary amounts also reflect the Committee’s judgment with respect to each executive officer’s level of responsibility, individual performance, experience and other factors, including internal equity considerations, the individual’s historical compensation and any retention concerns.
At the beginning of 2025, the Committee approved increases in the base salaries for our named executive officers in order to bring them closer to the market median of our compensation peer group.

	2024 Salary	2025 Salary(1)	% Increase	$ Increase
Thomas A. Bell	$1,320,000	$1,370,000	4%	$50,000
Christopher R. Cage	$785,000	$810,000	3%	$25,000
Cynthia A. Gruensfelder	$615,000	$630,000	2%	$15,000
Daniel J. Antal	$600,000	$625,000	4%	$25,000
Leslie K. Fautsch	$600,000	$620,000	3%	$20,000
(1)Annual salary increases become effective in March of each year. Accordingly, amounts shown may differ from the annual salary information included in the “Summary Compensation Table” on page 75.
ANNUAL CASH INCENTIVE AWARDS FOR FISCAL 2025
Payout under the fiscal 2025 annual cash program is based on financial results against our metrics, which may be adjusted by the Modifier. The financial metrics are further weighted as follows: Adjusted EBITDA Margin (%) (40%), Operating Cash Flow (30%) and Revenue (30%). The +/- 20% Modifier can be applied to the annual cash incentives which is assessed based on personal goals, how an employee leads their teams and conducts business.

Enterprise Functions

Enterprise Financial Results Payout (100%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

Sector Presidents

Enterprise Financial Results Payout (25%)	+	Sector Financial Results Payout (75%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

62	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Performance Measures and Weightings. Our annual cash incentive plan for fiscal 2025 was designed to incentivize and reward both Company financial performance and individual contributions to enterprise goals. The intended purpose and relative weightings of the performance goals are shown below:

Adjusted EBITDA Margin (%) means the ratio of adjusted EBITDA to revenue, where adjusted EBITDA (%) equals adjusted EBITDA dollars divided by revenue dollars. Adjusted EBITDA takes GAAP EBITDA and adds back costs considered non-GAAP, such as expenses related to goodwill impairments, asset impairments, amortization of acquired intangibles, and acquisition, integration, and restructuring costs.
Operating Cash Flow measures the amount of cash generated by a company’s normal business operations. It indicates whether a company can generate sufficient positive cash flow to maintain and grow its operations. Operating cash flow equals net income, plus or minus noncash adjustments, plus or minus changes in working capital.
Revenue measures recognized sales as defined by U.S. GAAP and disclosed in Leidos’ Statement of Operations.
If we fail to achieve at least 70% of our adjusted EBITDA Margin (%) goal, there is no payout to executives.

Financial Performance Targets. We place significant weight on our financial results when determining compensation because they offer an objective measure of our success. Financial goals compose 100% of the target opportunity under our annual cash incentive program, reflecting their paramount importance.
If performance in revenue and adjusted EBITDA margin (%) falls below 92% of the target and operating cash flow is less than 80% of the target, no bonus will be awarded for that metric. Conversely, achieving 108% or more of the target for revenue and adjusted EBITDA margin (%) unlocks the maximum payout of 200% of the target. For operating cash flow, reaching or exceeding 120% of the target also results in the maximum payout of 200%.
The Committee generally aims to set financial performance goals that improve upon the prior year's results, highlighting our commitment to continuous advancement. For the 2025 program, revenue and operating cash flow targets represent an approximate 4% increase compared to the prior fiscal year results. The adjusted EBITDA margin (%) target for fiscal 2025 remained at 12.9%, consistent with fiscal 2024 actual results. In setting this target, the Committee considered the Company's competitive margin profile relative to its peer group, as well as anticipated increases in investment spending in 2025 to support long-term growth. This approach aligns with our long-term financial strategy to promote sustainable growth that supports our broader objectives. During fiscal 2025, the Committee approved restated financial performance targets to reflect our acquisition of Kudu Dynamics, resulting in updated targets of $17,360 million for revenue and $1,456 million for operating cash flow. When certifying fiscal 2025 results, the Committee adjusted operating cash flow from $1,750 million to $1,600 million to exclude a $150 million tax benefit attributable to the One Big Beautiful Bill Act (OBBBA), ensuring that compensation outcomes reflected underlying operational performance. We believe that prioritizing long-term stability and aligning our compensation incentives with these goals will foster enduring success for the Company.

($ in millions) (except Adjusted EBITDA margin (%))	2024 Results	2025 Target		% Change
Revenue	16,662	17,360		4%
Adjusted EBITDA Margin (%)	12.9%	12.9%		—%
Operating Cash Flow(1)	$1,392	$1,456	(1)	4%
(1)The 2024 Results for operating cash flow shown above reflect the recast of the Company's consolidated statement of cash flows for the fiscal year ended January 3, 2025, to give effect to the Company's change in accounting policy for cash and cash equivalents described in "Note 3 — Summary of Significant Accounting Policies" in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2026. Operating cash flow for the fiscal year ended January 3, 2025, as originally reported prior to the recast, was $1,392 million. The fiscal 2025 operating cash flow target and the related payout determinations were established and certified by the Human Capital Committee based on operating cash flow as originally reported.
Award Payout Ranges. Target bonuses range from 100% to 150% of salary for our named executive officers. Potential for the operating cash flow goal ranged from 50% at threshold performance (paid only when at least 80% of the objective is achieved) to 200% at maximum performance (paid when 120% or more of the objective is achieved) and potential for revenue and adjusted EBITDA % goal ranged from 50% (paid only when at least 92% of the objective is achieved) and 200% at maximum performance (paid when 108% or more of the objective is achieved), with the payout for performance between these levels using interpolation between the data points. In addition, failure to achieve threshold performance of at least 70% of our annual adjusted EBITDA margin (%) goal for the fiscal year would result in no payout for the financial goals portion of the annual cash incentive. A +/- 20% Modifier is assessed based on how the leaders achieved personal goals and on behaviors observed, and measures the employee based on how they lead their teams, business, work and themselves.

LEIDOS	63

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Annual Incentive Payout Determination for Fiscal 2025
Financial Achievement Levels. The Committee established the performance targets for our annual cash incentive program at the beginning of the fiscal year. For our named executive officers, the targeted enterprise financial performance and actual performance for fiscal 2025 were:

Performance Measures	Weightings	Threshold	Target	Maximum	Award Level

Revenue (30%)
Operating Cash Flow (30%)
Adjusted EBITDA Margin (%) (40%)
Weighted Financial Performance Award Level
Modifier
For our 2025 program, we maintained a +/- 20% Modifier to our short-term cash incentive plan. This Modifier is assessed based on personal goals, how employees lead their teams and conduct business. The evaluation of the Modifier is conducted within the context of the Company’s six core values: integrity, inclusion, innovation, agility, collaboration, and commitment. The Modifier upward discretion of the Modifier is intended to be applied only in case of extraordinary individual performance. When warranted, we may apply downward discretion to the Modifier. We believe that the Modifier aligns our executive compensation program with sustained stockholder performance and holds our executives accountable for making progress towards our commitment to fostering strong culture at Leidos. Consistent with this approach, the Committee did not apply the Modifier to our NEOs’ compensation for fiscal 2025.

64	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPENSATION DECISIONS FOR FISCAL 2025
ANNUAL CASH INCENTIVE AWARDS FOR FISCAL 2025
NEO Score Card for Fiscal 2025

Thomas A. Bell
Chief Executive Officer
Our CEO is responsible for managing the company’s strategic direction, operating results, organizational health, ethics and compliance and corporate responsibility.

2025 Performance
▶Delivered record-level adjusted EBITDA margins of 14.1% and generated $1.75 billion in operating cash flow—a 22% increase over the prior year.
▶Advanced the NorthStar 2030 strategy, positioning Leidos as a leader in digital modernization, cyber, mission software, and managed health services.
▶Secured major contract wins totaling over $17.5 billion in net bookings, including several transformational awards across key growth areas.
▶Shaped the Company's portfolio through disciplined capital deployment, including strategic acquisitions to accelerate growth in priority markets and ongoing evaluation of divestiture opportunities to optimize the portfolio.
▶Navigated the Company through a challenging macroeconomic environment and an evolving procurement and regulatory landscape, while maintaining mission continuity and delivery performance across all sectors.

Christopher R. Cage Chief Financial Officer Mr. Cage oversees the Company's financial operations, capital allocation strategy, investor relations, and enterprise financial planning and analysis.

2025 Performance
▶Led the finance organization to deliver industry-leading financial results, driving continued margin expansion and strong earnings growth.
▶Drove strong operating cash flow generation, enabling continued investments in strategic growth initiatives while returning capital to stockholders.
▶Executed capital deployment initiatives, including share repurchases and dividend payments, while preserving financial flexibility for strategic acquisitions.
▶Led the financing and integration efforts for strategic acquisition, ensuring seamless financial transition and synergy realization.
▶Conducted significant investor outreach throughout fiscal 2025, helping Leidos maintain peer group-leading total shareholder return performance.
▶Reduced leverage and built capacity for future capital deployment, strengthening the Company's balance sheet.
▶Achieved one of the highest employee engagement scores across Leidos within the finance organization, demonstrating commitment to building and retaining a high-performing team.

LEIDOS	65

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Cynthia A. Gruensfelder
President, Defense Sector
Ms. Gruensfelder is responsible for leading the Defense Systems portfolio, which addresses threats facing our nation by rapidly prototyping and delivering advanced hardware, software, and integrated systems solutions across space, airborne, land, and maritime domains.

2025 Performance
▶Delivered strong operational performance for the Defense Sector, achieving margins above plan while driving strategic growth initiatives.
▶Championed collaboration and new cross-sector initiatives, including integrated mission solutions for C5ISR&T and cross-domain C2/data fabric strategy aligned with national defense priorities.
▶Advanced key partnerships with market disruptors and developed an inorganic pipeline to accelerate the NorthStar 2030 strategy.
▶Delivered cost-effective solutions and services across space, airborne, land, and maritime domains through continued operational excellence.
▶Drove program execution excellence and strengthened customer relationships across the Defense Sector portfolio.
▶Supported critical national security programs while positioning the Sector for sustained long-term growth.

Daniel J. Antal General Counsel Mr. Antal oversees the Company's legal affairs, corporate governance, compliance programs, and risk management functions.

2025 Performance
▶Focused the legal function on delivering solution-oriented support, partnering with the business to drive strategic value across the enterprise while managing enterprise risk.
▶Resolved disputes and bid protests, delivering positive outcomes on critical contract matters and securing key insurance recoveries that reduced legal costs.
▶Enhanced and reorganized the global compliance organization to expand its reach across the enterprise, sharpen processes and oversight, and strengthen risk-screening and monitoring capabilities.
▶Supported strategic transactions through comprehensive due diligence, supporting legal integration and proactive risk management.
▶Strengthened team collaboration and cohesion, reinvigorating employee engagement and building a high-performing legal organization.
▶Provided critical guidance on corporate governance, government contracting, intellectual property, and M&A matters as the Company navigated an evolving regulatory landscape and shifting enforcement priorities.

66	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Leslie K. Fautsch Chief Human Resources Officer Ms. Fautsch oversees the Company's human capital strategy, talent acquisition, total rewards, learning and development, and employee experience programs.

2025 Performance
▶Led a comprehensive organizational review to align the enterprise structure and talent with the NorthStar 2030 strategy.
▶Designed and implemented the first enterprise People Strategy in ten years, aligning human capital initiatives with the Company's long-term strategic objectives.
▶Enhanced talent acquisition, learning, and the employee experience through multiple technology enhancements and AI-powered assistants.
▶Transformed the Total Rewards program with multiple new benefits, including enhancements to benefits, leave, retirement, compensation, and incentives, strengthening Leidos's competitive position in the market for talent.
▶Exceeded technical upskilling goals in partnership with the Chief Technology Officer, doubling unique participants from the prior year to build critical capabilities aligned with growth engines.
▶Maintained workforce stability across the enterprise with industry-leading turnover rates and strong employee engagement scores.
▶Retained and developed critical talent while advancing the Company's culture of integrity, inclusion, innovation, agility, collaboration, and commitment.

Total Executive Payouts
The table below summarizes the target annual cash incentive amounts established for each named executive officer by the Committee at the beginning of the year, along with their actual payout amounts determined at year-end. Because we surpassed the adjusted EBITDA margin (%) goal threshold required to fund the annual incentive plan, the Committee approved the payout of the awards. Actual payout amounts for fiscal 2025 ranged from 136.7% to 153.2% of target. Information on all of the annual cash incentive payouts for fiscal 2025 is provided below:

	Target ($)	Financial Score Payout ($)	Modifier ($)(2)	Total Payout ($)
Thomas A. Bell	2,055,000	3,148,260	—	3,148,260
Christopher R. Cage	810,000	1,241,163	—	1,241,163
Cynthia A. Gruensfelder (1)	630,000	860,895	—	860,895
Daniel J. Antal	625,000	957,688	—	957,688
Leslie K. Fautsch	620,000	950,026	—	950,026
(1)The financial score for Ms. Gruensfelder was determined to be 136.7%, based on a weighting of 75% applied to the Defense Sector Financial Score of 131.1% and 25% applied to the Enterprise Financial Score of 153.2%.
(2)The Committee did not apply the Modifier to any named executive officer for fiscal 2025.

LEIDOS	67

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
LONG-TERM INCENTIVE AWARD GRANTS IN 2025
Long-term incentive awards are granted to motivate future performance, to create long-term alignment with stockholders, and for retention purposes. For fiscal 2025, each named executive officer received a mix of long-term incentive awards composed of PSUs (50%), PRSUs (30%) and stock options (20%). The grant date fair value of each award was determined based on market data and consideration of each executive officer’s level of experience, position and responsibilities. We do not generally consider an executive officer’s current stock holdings or outstanding awards in making annual grants.
Performance Restricted Stock Units. PRSUs comprise 30% of the targeted total value of long-term incentive awards granted to our named executive officers. We changed the vesting schedule starting in 2024 to three-year ratable vesting to better align the long-term incentive program with market practices. Shares are forfeited if we fail to achieve a pre-established performance goal for the first year. The performance goal for fiscal 2025 was adjusted earnings per share of at least $5.35. The Committee determined that this goal was met and therefore the PRSUs granted in fiscal 2025 will be eligible to vest over three years (with such time-vesting to have begun on the date that the PRSU was granted).
Performance Share Unit Awards. For all of our named executive officers, 50% of the targeted total value of long-term incentive awards granted was in the form of three-year PSUs. Shares are issued under those awards at the end of the three-year performance period (from fiscal 2025 through fiscal 2027 for awards granted in fiscal 2025) only to the extent that the Company achieves two specific three-year financial performance goals:
▶50% of the award is tied to the achievement of relative total stockholder return goals, a measurement of growth in stockholder value; and
▶50% of the award is tied to achievement of adjusted EBITDA ($) goals.
Performance for each of these goals is measured on a cumulative basis over the total performance period rather than annually for each year of the performance period. PSUs strengthen the alignment between the compensation of our named executive officers and the Company’s performance by linking the ultimate payout to pre-established absolute and relative performance goals.
Stock Options. The final 20% of targeted total long-term incentive award value granted to our named executive officers is in stock options. Stock options are an effective means of linking rewards to the creation of stockholder value over a longer term. We believe that stock options motivate our executives to build stockholder value because they may realize value only if our stock appreciates during the option term. The vesting schedule for options is three-year ratable vesting, and options continue to expire on the seventh anniversary of the grant date.

68	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Total 2025 Equity Grant Values. The following table sets forth the target value and corresponding number of shares for the long-term incentive awards granted to our named executive officers in 2025. Mr. Bell’s long-term incentive award reflects individual and corporate performance in 2025, and is positioned closer to the median of the market. Details about these grants can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement.

	Performance Shares		Performance RSUs		Stock Options		Total 2025 Equity Value ($)
	Target Value ($)	Target Shares	Target Value ($)	Units Granted	Target Value ($)	Options Granted
Thomas A. Bell	4,787,500	35,981	2,872,500	21,589	1,915,000	55,621	9,575,000
Christopher R. Cage (1)	1,012,500	7,610	607,500	4,566	405,000	11,763	2,025,000
Cynthia A. Gruensfelder (1)	787,500	5,919	472,500	3,552	315,000	9,149	1,575,000
Daniel J. Antal (1)	703,125	5,285	421,875	3,171	281,250	8,169	1,406,250
Leslie K. Fautsch (1)	697,500	5,242	418,500	3,146	279,000	8,104	1,395,000
(1)On March 7, 2025, the Company granted retention RSUs with a grant date fair value of $1 million to each of Mr. Cage, Ms. Gruensfelder, Mr. Antal, and Ms. Fautsch. These retention awards were granted based on the recommendation of the Committee’s independent compensation consultant and were designed to strengthen the retention profile of our NEOs and certain other officers of the Company. The award amounts and three-year cliff vesting terms were consistent with the terms recommended by the consultant. These retention awards are excluded from this table as they are subject solely to time-based vesting, with a three-year cliff vesting schedule.
Performance Equity Vesting in 2025
Determination of Performance Shares Earned for the 2023–2025 Performance Period. In February 2023, the Committee established long-term performance goals for the performance share program measuring the three-year performance period covering fiscal years 2023 through 2025. The vesting and payout for these performance shares were contingent on the achievement of a relative total shareholder return metric (weighted 50%) and a revenue goal (weighted 50%), with all metrics measuring cumulative results over the three-year performance period.
At its February 2026 meeting, the Committee approved a payout score of 154.76% for the 2023 through 2025 performance period. The tables below show the relative total shareholder return and revenue goals at target, and the actual results for the three-year performance period:

		Performance
Metric	Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 150% Payout	Achievement Level
Achievement of Revenue Goals(1)					109.5%
Total Stockholder Return (TSR) Relative to Compensation Peer Group Median(2)					200%

Revenue Goals 50% X 109.5% = 54.76%	+	R-TSR 50% X 200% = 100%	=	Final Payout 154.76% of target shares

(1)Revenues of $49.3 billion were reported in the Company’s Form 10-Ks for the three-year period. $49.2 billion is the adjusted compensation actual. For purposes of our compensation program, we exclude revenues from acquired companies that were not originally included in the calculation of compensation targets. A reconciliation of revenue as used in our compensation program to our reported revenue is set forth below:

($ in billions)
Revenues (as reported)	$49.3
Revenues from Acquisitions	(0.1)
Revenues (adjusted)	$49.2
(2)Our relative TSR score reflects the aggregate change in the 20-day average closing price of our stock compared to the median of our performance share peer group, as measured at the beginning and end of the three-year performance period, taking into account the value returned to stockholders in the form of dividends, assumed to be reinvested on the distribution date on a pre-tax basis. Our total stockholder return during the three-year period from 2023 to 2025 was 94.09%, compared to 27.7% for the median of our compensation peer group, resulting in a payout factor of 200%. Our performance share peer group includes 32 companies primarily in the IT services, aerospace and defense, consulting services and engineering and construction industries.

LEIDOS	69

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Overview of Outstanding Performance-Based Equity Awards

	Fiscal 2023	Fiscal 2024	Fiscal 2025	Fiscal 2026	Fiscal 2027	Fiscal 2028	Revenue (2023)/ Cumulative Adj EBITDA (2024-2025 only)	Relative Total Shareholder Return (rTSR)	Earned PSPs(1)

Fiscal 2023 Performance RSUs	Adjusted EPS goal of $3.32 achieved

Fiscal 2023 Performance Shares
Determined in 2026

Fiscal 2024 Performance RSUs		Adjusted EPS goal of $3.81 achieved

Fiscal 2024 Performance Shares
Determined in 2027

Fiscal 2025 Performance RSUs			Adjusted EPS goal of $5.35 achieved

Fiscal 2025 Performance Shares
Determined in 2028

(1)PSPs granted in 2023 are earned between 0% and 200% (50% for Revenue and 50% for rTSR). PSPs granted in 2024 are earned between 0% and 200% (50% for Cumulative Adjusted EBITDA $ and 50% for rTSR), PSPs granted in 2025 are earned between 0% and 200% (50% for Cumulative Adjusted EBITDA $ and 50% for rTSR.
Other Compensation
Other Benefits
In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:
Health and Welfare Benefits
Our NEOs are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition, our NEOs can elect to participate in a comprehensive voluntary annual health screening program. We believe that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. For 2025, Mr. Cage, Ms. Gruensfelder, Mr. Antal, and Ms. Fautsch waived participation in the health screening program.

70	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Retirement and Financial Advisory Benefits
Our NEOs are entitled to participate in the same tax-qualified defined contribution retirement plan that is generally available to all of our eligible employees, subject to certain limits on the amounts that each participant may contribute each year. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their “eligible compensation” under applicable rules. We believe that this retirement program assists our NEOs in saving for their retirement in a tax-effective manner. We also provide financial advisory services to our NEOs. For 2025, all our NEOs participated in the financial advisory services program.
Executive Driver Benefit
Following an independent security assessment conducted by an outside advisor, the Committee approved an executive driver benefit for Mr. Bell. The Committee determined that this benefit was appropriate given the Company’s interest in ensuring the safety and security of its Chief Executive Officer.
Data Privacy Protection Benefits
Our NEOs are entitled to utilize a third-party service that facilitates online data privacy protection. We believe that this service is reasonable in scope and amount and is aligned with our interest to safeguard our executives’ personal information. For 2025, all of our NEOs participated in the data privacy protection program.
Deferred Compensation Plans
To provide other tax-deferred means to save for retirement, we maintain certain deferred compensation plans that allow our named executive officers and other eligible participants to elect to defer all or a portion of any cash or certain equity incentive awards granted to them under our cash incentive or stock plans. In addition, we maintain a deferred compensation plan that allows our named executive officers and other eligible participants to elect to defer a portion of their eligible salary. The deferred balances under the plans are fully vested and will be paid upon retirement or termination or are held in specified date accounts, which pay out in the year specified by the participant, including years prior to termination. These plans are described in more detail under “Nonqualified Deferred Compensation.”
Post-Employment Benefits
We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive Company-funded payments if they leave the Company.
Upon certain terminations of employment, including death, disability, retirement or a in connection with a change in control, our named executive officers may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a pro-rata basis, depending on the nature of the event and the type of award. The purpose of these provisions is to recognize the named executive officer’s service through the specified event, and, in the case of acceleration, the named executive officer’s loss of an opportunity to continue serving the Company through the vesting period. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our named executive officers. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments upon Termination or a Change in Control.”
Potential Change in Control and Severance Benefits
We have adopted a severance plan that would provide our named executive officers with payments and benefits if their employment is involuntarily terminated by the Company or is terminated following the acquisition of our Company. These severance benefits are further described in this Proxy Statement under “Executive Compensation—Potential Payments upon Termination or a Change in Control.” We believe that our severance plan provides an important benefit to us by helping alleviate any concern that the executive officers might have when contemplating a potential change in control of our Company and permits them to focus their attention on our business. In addition, we believe that this plan is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.
Our named executive officers, other than Mr. Bell, do not have any employment agreements with us. Mr. Bell’s employment agreement provides that if his employment is terminated by us for reasons other than cause or by Mr. Bell for good reason, he would receive an amount equal to one times the sum of his base salary and target bonus. Such payment will be subject to Mr. Bell’s agreement to release us from any claims. However, if such termination is within three months prior to a change in

LEIDOS	71

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
control or within 24 months after a change in control, Mr. Bell would receive an amount equal to a maximum of two and one half times the sum of his base salary and target bonus and payment for certain benefits, depending on whether the termination occurs during that change in control protection period. The Committee approved these severance benefits after considering the potential costs, as an inducement for Mr. Bell to join the Company.
We have described the change in control and other termination benefits offered to Mr. Bell and our other named executive officers in the section entitled “Executive Compensation—Potential Payments upon Termination or a Change in Control” in the tables following this CD&A.
OTHER POLICIES AND CONSIDERATIONS
EQUITY AWARD GRANT PRACTICES
The Committee is responsible for the administration of our equity incentive programs pursuant to our 2017 Omnibus Incentive Plan in which our named executive officers participate. The Committee set the equity award fiscal 2025 grant dates for new and existing employees, including executive officers, in October 2024. These grant dates were selected to occur after the dates when we anticipate releasing our annual and quarterly financial results. We generally grant equity incentive awards to our executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee set three quarterly dates on which any additional equity incentive awards could be made to eligible executive officers or other employees in connection with a new hire, a promotion, for retention or otherwise. Accordingly, we do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. During fiscal 2025, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
The Committee approves all equity awards made to our directors and executive officers. The exercise price of any option grant is determined by reference to the fair market value of the shares on the grant date, which the 2017 Omnibus Incentive Plan defines as the closing sales price of our common stock on the NYSE on the previous trading day.
STOCK OWNERSHIP GUIDELINES
We require our named executive officers to own significant amounts of our stock so that they are motivated to maximize our long-term performance and stock value. Under our established stock ownership guidelines, our named executive officers are required to accumulate and maintain stock holdings in the following amounts:

Name	Multiple of measurement date base salary required
Thomas A. Bell Chief Executive Officer	6X
Christopher R. Cage Chief Financial Officer	5X
Cynthia A. Gruensfelder President, Defense Sector	5X
Daniel J. Antal General Counsel	5X
Leslie K. Fautsch Chief Human Resources Officer	5X

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP

  shares owned outright
  shares a named executive officer has deferred pursuant to our nonqualified deferred compensation plans shares (or share equivalents) an executive officer holds in our 401(k) plan unvested PRSUs (once their performance hurdle has been met)
unvested performance share awards unexercised stock options

72	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Because they must hold all after-tax shares acquired under our equity incentive programs until they meet this ownership requirement, which we expect will take several years, we do not have specific time-based holding periods following the exercise of stock options or vesting of other equity awards.
In 2025, no executive officers were granted an exception to our stock ownership requirement.
POLICY ON INSIDER TRADING, HEDGING AND SHORT-TERM OR SPECULATIVE TRANSACTIONS
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our Company’s securities by directors, officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our annual report on Form 10-K. Our Insider Trading Policy also prohibits certain short-term or speculative transactions in our securities. We believe that these prohibited transactions carry a greater risk of liability for insider trading violations and may create an appearance of impropriety. With respect to our securities, our directors, executive officers and other designated insiders are prohibited from engaging in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. They are also prohibited from engaging in hedging or other monetization transactions such as cashless collars, forward contracts, equity swaps or similar transactions involving our securities, and from holding Company securities in a margin account or pledging securities as collateral for a loan. In addition, our directors and executive officers are required to obtain preclearance for all transactions in our securities.
COMPENSATION RECOUPMENT POLICY
Under our compensation recoupment policy, the Committee may require members of senior management including our NEOs to return incentive compensation if there is a material restatement of the financial results upon which the incentive compensation was originally based. Our recoupment policy applies to all incentive compensation, including both cash and equity. If the Committee determines that recovery is appropriate, the Company will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results.
The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial result, or any employee who fails in their individual responsibility to manage or monitor the applicable conduct or risks within their business unit or reporting line, as determined by the Committee, where such failure results in either a violation of law or of the Company’s policies or procedures that has a negative impact on the Company’s financial position or results of operations or results in serious reputational harm to the Company. In such situations, the Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.
We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, from future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud, misconduct or failure in responsibilities, we may also seek recovery from incentive compensation paid or awarded prior to the adoption of the policy.
We also adopted additional recoupment provisions in accordance with Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, effective on October 26, 2023, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our executive officers on or after October 26, 2023, if Leidos has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.

LEIDOS	73

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated named executive officers. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed. The rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017, that is not modified in any material respect after that date under the American Rescue Plan Act signed into law on March 11, 2021, the applicability of Section 162(m) will be expanded to also include the Company’s next five highest paid employees for tax years beginning on or after January 1, 2027.
We do not expect the disallowance of a deduction for compensation paid to our named executive officers in excess of $1 million as a result of these changes to Section 162(m) to significantly alter our compensation programs. The Committee considers it important to design compensation programs that are in the best long-term interests of our Company and our stockholders.
Human Resources & Compensation Committee Report
The Human Resources & Compensation Committee has reviewed and discussed with our management the CD&A included in this proxy statement. Based upon this review and discussion, the Committee recommended to the Board that the CD&A be included in this proxy statement.

DAVID G. FUBINI (Chair)	NOEL B. GEER	TINA W. JONAS	GARY S. MAY	NANCY A. NORTON

74	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Executive Compensation
SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our named executive officers for service to us during fiscal 2025 and, if applicable, fiscal 2024 and fiscal 2023:

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas A. Bell Chief Executive Officer	2025	1,360,385	—	8,257,172	1,915,031	3,148,260	55,537	14,736,385
	2024	1,306,539	—	6,079,909	1,340,020	3,696,660	37,112	12,460,240
	2023	817,308	1,450,000	3,468,492	900,004	2,538,000	13,737	9,187,541
Christopher R. Cage Chief Financial Officer	2025	805,192	—	2,746,468	405,000	1,241,163	41,890	5,239,713
	2024	807,003	5,000	1,781,048	392,513	1,465,595	43,562	4,494,721
	2023	697,500	—	2,454,747	342,524	1,012,472	35,127	4,542,370
Cynthia A. Gruensfelder President, Defense Sector	2025	627,115	—	2,358,470	315,000	860,895	73,495	4,234,975
Daniel J. Antal General Counsel	2025	620,192	—	2,212,896	281,259	957,688	41,890	4,113,925
	2024	438,462	255,000	1,643,023	240,033	1,120,200	40,651	3,737,369
Leslie K. Fautsch Chief Human Resources Officer	2025	616,154	—	2,203,151	279,021	950,026	41,304	4,089,656
(1)Compensation is provided only for fiscal years for which an individual qualified as a named executive officer in accordance with SEC rules.
(2) These columns reflect the grant date fair value of each award granted in the stated fiscal years computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The awards shown in the “Stock Awards” column in the above table include restricted stock units and performance share awards. Values for all performance share awards are computed based upon the probable outcome of the performance conditions as of the grant date of the award. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2025 performance shares in the “Stock Awards” column would be as follows: Mr. Bell, $13,641,712; Mr. Cage, $2,885,225; Ms. Gruensfelder $2,244,153, Mr. Antal $2,003,701 and Ms. Fautsch $1,987,537. The awards shown in the “Option Awards” column are not subject to performance conditions.
(3)For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculation of these amounts, please refer to Note 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 17, 2026.
(4)Amounts shown in this column represent the actual amounts paid to the named executive officers under our cash incentive award programs for the stated fiscal years. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed “Estimated future payouts under non-equity incentive plan awards.”
(5)For fiscal year 2025, this column includes Company contributions under the Leidos Retirement Plan ($21,000 for Mr. Bell, Mr. Cage, Mr. Antal, and Ms. Fautsch; $14,539 for Ms. Gruensfelder), as well as executive financial planning and data privacy protection services provided to all NEOs. NEOs may also receive personal use of unused tickets from the Company's sponsorship agreements and upgraded frequent-flyer status through the Company's preferred airline vendors; neither resulted in incremental cost to the Company during fiscal year 2025. Additional costs to the Company included: relocation expenses ($6,442) and a one-time chartered aircraft expense ($32,260) for Ms. Gruensfelder; an executive driver benefit for Mr. Bell ($18,417); and commemorative recognition gifts to Mr. Cage and Mr. Antal ($4,770 each) and Ms. Gruensfelder and Ms. Fautsch ($4,134 each).

LEIDOS	75

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding the cash and equity incentive awards made to our named executive officers in fiscal 2025 pursuant to our 2017 Omnibus Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan and Keystaff Deferral Plan.

Name	Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Option Awards; Number of Securities Underlying Options(3) (#)	All Other Stock Awards; Number of Shares of Stock or Units(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bell	Cash	2/12/2026	1,027,500	2,055,000	4,110,000	—	—	—	—	—	—	—
	Options	3/7/2025	—	—	—	—	—	—	55,621	—	133.06	1,915,031
	PRSU	3/7/2025	—	—	—	—	21,589	—	—	—	—	2,872,632
	PSU	3/7/2025	—	—	—	17,991	35,981	71,962	—	—	—	5,384,540
Mr. Cage	Cash	2/12/2026	405,000	810,000	1,620,000	—	—	—	—	—	—	—
	Options	3/7/2025	—	—	—	—	—	—	11,763	—	133.06	405,000
	PRSU	3/7/2025	—	—	—	—	4,566	—	—	—	—	607,552
	PSU	3/7/2025	—	—	—	3,805	7,610	15,220	—	—	—	1,138,837
	RSU	3/7/2025	—	—	—	—	—	—	—	7,516	—	1,000,079
Ms. Gruensfelder	Cash	2/12/2026	315,000	630,000	1,260,000	—	—	—	—	—	—	—
	Options	3/7/2025	—	—	—	—	—	—	9,149	—	133.06	315,000
	PRSU	3/7/2025	—	—	—	—	3,552	—	—	—	—	472,629
	PSU	3/7/2025	—	—	—	2,960	5,919	11,838	—	—	—	885,762
	RSU	3/7/2025	—	—	—	—	—	—	—	7,516	—	1,000,079
Mr. Antal	Cash	2/12/2026	312,500	625,000	1,250,000	—	—	—	—	—	—	—
	Options	3/7/2025	—	—	—	—	—	—	8,169	—	133.06	281,259
	PRSU	3/7/2025	—	—	—	—	3,171	—	—	—	—	421,933
	PSU	3/7/2025	—	—	—	2,643	5,285	10,570	—	—	—	790,884
	RSU	3/7/2025	—	—	—	—	—	—	—	7,516	—	1,000,079
Ms. Fautsch	Cash	2/12/2026	310,000	620,000	1,240,000	—	—	—	—	—	—	—
	Options	3/7/2025	—	—	—	—	—	—	8,104	—	133.06	279,021
	PRSU	3/7/2025	—	—	—	—	3,146	—	—	—	—	418,607
	PSU	3/7/2025	—	—	—	2,621	5,242	10,484	—	—	—	784,465
	RSU	3/7/2025	—	—	—	—	—	—	—	7,516	—	1,000,079
(1)As described in our CD&A, cash incentive awards paid to our named executive officers for performance during fiscal 2025 were based on achievement of pre-established goals. The actual payouts for the fiscal 2025 performance period are provided in the “Summary Compensation Table” in the column headed “Non-Equity Incentive Plan Compensation.”
(2)The PRSUs in these columns represent restricted stock units which are subject to a performance goal (which, the Committee determined, was met in fiscal 2025) and the following vesting requirement: 34% of the award vests on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date. The PSUs in these columns represent the threshold, target and maximum number of shares issuable under three-year performance share awards, subject to the Human Resources & Compensation Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the three-year performance period. The grant date fair value of these awards is provided in the “Summary Compensation Table” in the column headed “Stock Awards.”
(3)Amounts in this column represent the number of shares of our common stock underlying options issued in fiscal 2025. Options vest 34%, 33% and 33% on the first, second, and third anniversaries of the grant date.
(4)Amounts in this column represent a one-time retention grant of restricted stock units to Mr. Cage, Mr. Antal, Ms. Gruensfelder, and Ms. Fautsch, each with a grant date fair value of $1,000,000 and a three-year cliff vesting period.
(5)The 2017 Omnibus Incentive Plan defines “fair market value” as the closing sales price of our common stock on the NYSE on the trading day before the grant date, and requires the exercise price of options issued under the plan to be at least equal to the fair market value.
(6)Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. For PRSUs and PSUs, the amount in this column is based on the probable outcome of the performance conditions, excluding the effect of any estimated forfeitures. These amounts do not reflect the value that may actually be realized by the recipient and do not reflect changes in our stock price after the date of grant.

76	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding options, restricted stock units, performance restricted stock units and performance share awards issued pursuant to our 2017 Omnibus Incentive Plan that were held by our named executive officers at the end of fiscal 2025, including awards previously deferred under our Key Executive Stock Deferral Plan.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Award	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Mr. Bell	5/5/2023	28,867	14,216	79.45	5/4/2030	5/5/2023	PRSU	5,608	1,028,900	—	—
	3/8/2024	13,059	25,348	129.79	3/7/2031	5/5/2023	PSU	—	—	28,320	5,195,870
	3/7/2025	—	55,621	133.06	3/6/2032	3/8/2024	PRSU	10,222	1,875,430	—	—
						3/8/2024	PSU	—	—	25,811	4,735,544
						3/7/2025	PRSU	—	—	21,589	3,960,934
						3/7/2025	PSU	—	—	35,981	6,601,434
Mr. Cage	3/8/2019	3,333	—	62.43	3/7/2026	3/4/2022	PRSU	964	176,865	—	—
	3/6/2020	3,173	—	107.57	3/5/2027	3/3/2023	PRSU	1,749	320,889	—	—
	3/5/2021	3,419	—	89.08	3/4/2028	3/3/2023	PSU	—	—	8,832	1,620,407
	8/6/2021	7,722	—	94.25	8/5/2028	8/4/2023	RSU	10,163	1,864,606	—	—
	3/4/2022	8,296	2,766	105.08	3/3/2029	3/8/2024	PRSU	2,995	549,493	—	—
	3/3/2023	8,625	4,247	96.95	3/2/2030	3/8/2024	PSU	—	—	7,561	1,387,217
	3/8/2024	3,825	7,425	129.79	3/7/2031	3/7/2025	PRSU	—	—	4,566	837,724
	3/7/2025	—	11,763	133.06	3/6/2032	3/7/2025	PSU	—	—	7,610	1,396,207
						3/7/2025	RSU	7,516	1,378,961	—	—
Ms. Gruensfelder	3/8/2024	2,997	5,817	129.79	3/7/2031	3/8/2024	PRSU	2,346	430,421	—	—
	3/7/2025	—	9,149	133.06	3/6/2032	3/8/2024	PSU	—	—	5,924	1,086,876
						3/7/2025	PRSU	—	—	3,552	651,685
						3/7/2025	PSU	—	—	5,919	1,085,959
						3/7/2025	RSU	7,516	1,378,961	—	—
Mr. Antal	5/3/2024	2,030	3,938	142.66	5/2/2031	5/3/2024	PRSU	1,666	305,661	—	—
	3/7/2025	—	8,169	133.06	3/6/2032	5/3/2024	PSU	—	—	4,206	771,675
						5/3/2024	RSU	3,505	643,062	—	—
						3/7/2025	PRSU	—	—	3,171	581,783
						3/7/2025	PSU	—	—	5,285	969,639
						3/7/2025	RSU	7,516	1,378,961	—	—
Ms. Fautsch	3/5/2021	293	—	89.08	3/4/2028	3/4/2022	RSU	90	16,512	—	—
	3/4/2022	258	259	105.08	3/3/2029	3/3/2023	PSU	—	—	832	152,647
	3/3/2023	400	399	96.95	3/2/2030	3/3/2023	RSU	164	30,089	—	—
	3/8/2024	414	802	129.79	3/7/2031	3/8/2024	PSU	—	—	817	149,895
	3/7/2025	—	8,104	133.06	3/6/2032	3/8/2024	RSU	1,095	200,900	—	—
						11/1/2024	RSU	546	100,175	—	—
						3/7/2025	PRSU	—	—	3,146	577,197
						3/7/2025	PSU	—	—	5,242	961,750
						3/7/2025	RSU	7,516	1,378,961	—	—
(1)Information in these columns relates to options to purchase shares of common stock held by our named executive officers at the end of fiscal 2025. Options granted prior to 2023 vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Options granted in 2023 and later vest 34% on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date.
(2)Information in this column relates to restricted stock units held by our named executive officers at the end of fiscal 2025, including restricted stock units subject to performance conditions which have been met. Performance restricted stock units granted prior to 2023 vest 25% on the first, second, third and fourth anniversaries of the grant date in each case if the applicable performance condition is met. Performance restricted stock units granted in 2023 and later vest 34% on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date if the applicable performance condition is met.

LEIDOS	77

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(3)Based on $183.47, the closing sales price of our common stock on the NYSE on January 2, 2026.
(4)Amounts in this column represent the target shares for performance share awards granted in 2023, 2024 and 2025 and the target shares for the performance restricted stock units granted in fiscal 2025. Performance share unit awards fully vest at the end of the three-year fiscal performance period based on achievement of the applicable performance conditions, subject to the Committee’s negative discretion.
OPTION EXERCISES AND STOCK VESTING
The following table sets forth information regarding shares of common stock acquired by our named executive officers during fiscal 2025 upon the exercise of stock options and the vesting of restricted stock units, including awards deferred into our Key Executive Stock Deferral Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Mr. Bell	—	—	10,872	1,592,518
Mr. Cage	2,419	176,805	12,960	1,862,405
Ms. Gruensfelder	—	—	1,208	170,062
Mr. Antal	—	—	862	129,000
Ms. Fautsch	—	—	3,630	495,443
	2,419	176,805	29,532	4,249,428
(1)Based on the closing price of our common stock on the day before the date of exercise.
(2)Includes accrued dividends and includes stock units deferred into our Key Executive Stock Deferral Plan that vested during fiscal 2025. Any stock awards that vested in the current year and were deferred by our named executive officers are reflected in the table under the caption “Nonqualified Deferred Compensation.”
(3)Based on the closing price of our common stock on the day before the date of vesting. Includes accrued dividends.
NONQUALIFIED DEFERRED COMPENSATION
We provided benefits to our named executive officers during fiscal 2025 under the following nonqualified deferred compensation plans, which are summarized below:
The Leidos Keystaff Deferral Plan allows eligible participants to elect to defer a portion of salary and all or a portion of any cash bonus granted to them under our cash incentive plan. We make no contributions to participants’ accounts under the Keystaff Deferral Plan. Participants can direct their deferrals into investment options similar to those available in the Leidos Retirement Plan other than the Leidos Stock Funds. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or certain equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals in other forms are converted to stock units of our common stock. Participant accounts are credited with additional units corresponding to their outstanding account balance for each Company dividend payable. We make no contributions to participants’ accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of common stock corresponding to the number of vested stock units held for the participant. Vested deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos 401(k) Excess Deferral Plan (Excess Plan) is a pre-tax savings plan that, through December 31, 2016, allowed eligible participants to defer up to 20% of their eligible compensation after meeting the annual IRS contribution limit for the Leidos Retirement Plan. Bonuses were not eligible for deferral to the Excess Plan. The investment options in the Excess Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Vested deferred balances under this plan will generally be paid following separation from service.
The Leidos Deferred Compensation Plan for Former IS&GS Employees (Deferred Compensation Plan) is a pre-tax savings plan that allowed eligible participants to defer salary and receive certain Company contributions. Salary deferrals in this plan did not start until after an eligible participant met the annual IRS contribution limit for the Leidos Retirement Plan for Former IS&GS Employees. Bonuses were not eligible for deferral to this plan. The investment options in the Deferred Compensation Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.

78	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Leidos Deferred Bonus Plan for Former IS&GS Employees (Deferred Bonus Plan) is a pre-tax savings plan that allowed eligible participants to defer their annual cash incentive awards. The investment options in the Deferred Bonus Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.
The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2025 through our nonqualified deferred compensation plans in which our named executive officers participate. Mr. Bell, Ms. Gruensfelder and Ms. Fautsch did not participate in these plans in fiscal 2025.

Name	Plan	Executive Contributions ($)(1)	Registrant Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(3)
Mr. Bell		—	—	—	—	—
Mr. Cage	Keystaff Deferral Plan	146,560	—	105,694	—	696,268
	Key Executive Stock Deferral Plan	60,953	—	1,035,546	—	4,616,387
	Excess Plan	—	—	11,709	—	83,017
Ms. Gruensfelder		—	—	—	—	—
Mr. Antal	Keystaff Deferral Plan	—	—	43,237	—	293,373
	Key Executive Stock Deferral Plan	61,153		15,619		76,772
Ms. Fautsch		—	—	—	—	—
(1)Amounts in this column represent the value of cash or stock awards deferred during fiscal 2025. These amounts are also included as compensation in the applicable column in the “Summary Compensation Table” for prior years. The following amounts shown were included in the Option Exercises and Stock Vesting and were deferred into the Key Executive Stock Deferral Plan: Mr. Cage $60,953 and Mr. Antal $61,153.
(2)With respect to the Keystaff Deferral Plan, Excess Plan, Deferred Bonus Plan and Deferred Compensation Plan, amounts in this column represent aggregate returns on the diverse investment options available to eligible participants based on individual participant investment elections. With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in the value of stock units corresponding to shares of our common stock during fiscal 2025. The market value of the shares is based upon $183.47, the closing sales price of our common stock on the NYSE on January 2, 2026.
(3)Amounts in this column represent the value of the holder’s accounts at the end of fiscal 2025. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of common stock held by the named executive officer based on $183.47 per share, the closing sales price of our common stock on the NYSE on January 2, 2026. All amounts in this column were reported as compensation in the “Summary Compensation Table” for prior years. Our named executive officers held the following number of stock units at the end of fiscal 2025 in the Key Executive Stock Deferral Plan: Mr. Cage 25,162 and Mr. Antal 418.
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
THOMAS A. BELL, CHIEF EXECUTIVE OFFICER
Mr. Bell’s employment agreement provides severance benefits to him if his employment is terminated by us for reasons other than for cause, or by Mr. Bell for good reason. However, if such termination is within three months prior to or within 24 months after a change in control of the Company (the “change in control period”), Mr. Bell would receive a higher level of benefits. In addition, Mr. Bell would be entitled to receive certain benefits and outplacement services in the event of a qualifying termination under his employment agreement. Severance benefits under this agreement in connection with a change in control, or CIC, are “double trigger” and any payments under this agreement are subject to the recipient’s execution of a general release in favor of the Company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a nondisparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for 24 months following termination of employment. Finally, pursuant to the terms of the equity awards Mr. Bell received under the Leidos 2017 Omnibus Incentive Plan, if Mr. Bell is terminated by us for reasons other than for cause, by him for good reason, or by reason of his death or disability, he would be entitled to accelerated vesting, or pro-rated vesting, of his long-term incentive awards, depending on whether the termination is during a change in control period. The chart below provides the amounts that Mr. Bell would be entitled to under these various termination scenarios.

LEIDOS	79

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
MR. CAGE, MS. GRUENSFELDER, MR. ANTAL, and MS. FAUTSCH
All of our named executive officers, other than Mr. Bell, are covered by the Leidos Holdings, Inc. Executive Severance Plan, effective July 27, 2023 (Severance Plan).
The Severance Plan provides for the following in the event of a qualifying termination without Cause in the absence of a Change in Control or CIC:
▶A cash lump sum severance benefit of 1.0 times base salary plus a pro rata bonus based on actual performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 12 months; and
▶Twelve months of outplacement services.
The Severance Plan is designed to provide enhanced severance benefits to executive officers in certain cases where their employment is terminated involuntarily without cause, with a separate set of benefits for an involuntary termination without cause or resignation for good reason that occurs within three months prior to or within 24 months following a CIC, with benefits in such circumstances to be:
▶A cash lump sum severance benefit of 1.5 times the sum of (i) base salary and (ii) target bonus;
▶Pro-rata annual bonus for the year of termination based on target performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 18 months;
▶Continued financial planning services for the year in which the termination occurs if the officer is participating in such program prior to the termination date; and
▶Twelve months of outplacement services.
Benefits under this plan in connection with a CIC are “double trigger” and any payments under this plan are subject to the recipient’s execution of a general release in favor of the Company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a nondisparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for (i) 12 months following termination of employment in the case of a qualifying termination of employment in the absence of a CIC and (ii) 18 months following termination of employment in the case of a qualifying termination of employment in connection with a CIC.
Following a CIC, our executive officers would also vest in certain of their outstanding equity awards, if the CIC meets the definition in our Equity and Deferred Compensation Plans and subject to the recipient’s execution of a general release in favor of the Company and its affiliates, as well as compliance with a covenant not to compete and a covenant not to solicit employees or customers for 12 months after termination of employment. Finally, pursuant to the terms of the equity awards they received under the Equity Plan, if they terminated employment involuntarily not for cause, or by reason of their death or disability, they would be entitled to accelerated vesting, or pro-rated vesting, of certain long-term incentive awards. The charts below provide the amounts that these named executive officers would be entitled to under various termination scenarios.

80	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

		Involuntary Termination/Good Reason
	Retirement	Without Cause or for Good Reason ($)(1)	Change in Control ($)(2)	Death ($)	Disability ($)
Thomas A. Bell
Severance and Pro-rata Bonus(3)	—	9,998,260	11,710,760	3,148,260	3,148,260
Restricted Stock Units(4)	—	3,183,879	6,941,361	6,941,361	6,941,361
Stock Options(5)	—	2,296,954	5,643,284	5,643,284	5,643,284
Performance Share Awards(6)	—	18,292,571	25,908,083	16,756,576	18,292,571
Benefits & Perquisites(7)	—	25,084	211,107
Applicable Scaleback(8)			—
Total(9)	—	33,796,748	50,414,595	32,489,481	34,025,476
Christopher R. Cage
Severance and Pro-rata Bonus(3)	—	2,051,163	3,240,000	1,241,163	1,241,163
Restricted Stock Units(4)	—	2,966,128	5,199,754	5,199,754	5,199,754
Stock Options(5)	—	811,573	1,575,824	1,575,824	1,575,824
Performance Share Awards(6)	—	5,221,701	7,705,531	4,471,002	5,221,701
Benefits & Perquisites(7)	—	40,405	54,357
Applicable Scaleback(8)			—
Total(9)	—	11,090,970	17,775,466	12,487,743	13,238,442
Cynthia A. Gruensfelder
Severance and Pro-rata Bonus(3)	—	1,490,895	2,520,000	860,895	860,895
Restricted Stock Units(4)	—	827,022	2,481,108	2,481,108	2,481,108
Stock Options(5)	—	253,150	773,458	773,458	773,458
Performance Share Awards(6)	—	2,077,296	2,911,117	2,196,347	2,077,296
Benefits & Perquisites(7)	—	49,486	67,978
Applicable Scaleback(8)			—
Total(9)	—	4,697,849	8,753,661	6,311,808	6,192,757
Daniel J. Antal
Severance and Pro-rata Bonus(3)	—	1,582,688	2,500,000	957,688	957,688
Restricted Stock Units(4)	—	1,077,467	2,934,816	2,934,816	2,934,816
Stock Options(5)	—	165,765	572,509	572,509	572,509
Performance Share Awards(6)	—	1,582,728	2,395,944	1,757,740	1,582,728
Benefits & Perquisites(7)	—	44,759	60,889
Applicable Scaleback(8)			—
Total(9)	—	4,453,407	8,464,158	6,222,753	6,047,741
Leslie K. Fautsch
Severance and Pro-rata Bonus(3)	—	1,570,026	2,480,000	950,026	950,026
Restricted Stock Units(4)	—	750,427	2,322,252	2,322,252	2,322,252
Stock Options(5)	—	175,402	506,398	506,398	506,398
Performance Share Awards(6)	—	978,694	2,147,157	1,276,472	978,694
Benefits & Perquisites(7)	—	23,300	28,699
Applicable Scaleback(8)			—
Total(9)	—	3,497,849	7,484,506	5,055,148	4,757,370

LEIDOS	81

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(1)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination that is not in connection with a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Bell) or Leidos Executive Severance Plan (for named executive officers other than Mr. Bell).
(2)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination following a transaction that occurred on January 2, 2026, that constituted a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Bell) or the Leidos Executive Severance Plan (for named executive officers other than Mr. Bell).
(3)Amounts in this row represent cash payments for (a) lump sum severance and (b) pro-rated annual bonuses for the year of termination. Severance amounts for Mr. Bell are equal to one times (in the event of termination without a CIC), and 2.5 times (in the event of termination in connection with a CIC), the sum of Mr. Bell’s year-end salary and bonus at target. Severance amounts for other executives reflect one year of annual base salary (for termination without a CIC), and 1.5 times the sum of annual base salary and target bonus (for termination in connection with a CIC). Mr. Bell’s pro-rated annual bonus would be payable based on actual performance for the period ended January 2, 2026, in all scenarios. For the other executives, with respect to the termination without a CIC, and death and disability scenarios, the bonus would be based on actual performance through January 2, 2026, and the number of days that elapsed during the performance period ended January 2, 2026. In the CIC scenario, the bonus amount is based on target performance results.
(4)For a termination not in connection with a CIC, the value reflects a portion of the named executive officer’s RSUs (granted beginning in March 2022), pro-rated based on the number of days elapsed between the grant date and January 2, 2026, including accrued cash dividends as of January 2, 2026. For terminations in connection with a CIC, death, and disability, amounts represent the value of accelerated vesting of shares of all RSUs, including accrued dividends as of January 2, 2026, pursuant to the Leidos Equity and Deferred Compensation Plans. The retirement and non-termination scenarios for Mr. Bell assume the termination would qualify as a special retirement and amounts include the awards that would continue to vest. For more information regarding the number of shares of unvested RSUs held by the executive officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(5)For a termination without a CIC, the table reflects pro-rated amounts of stock options granted beginning in March 2022 that would vest based on the number of days elapsed between the grant date and January 2, 2026. The scenario for a termination in connection with a CIC, or upon death or disability, represents the value of accelerated vesting of all unvested options held by the named executive officer at the end of the year issued pursuant to the Leidos Equity Plans. For more information regarding the number of shares and exercise prices underlying unvested options held see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(6)For a termination without a CIC and for disability, the values represent a pro-rata amount of performance share awards, including accrued cash dividends, based on actual performance as of January 2, 2026. In the CIC and death scenarios, awards reflect full vesting, including accrued cash dividends, as of January 2, 2026; they assume target performance results for death and also in the event of a CIC for the 2024 and 2025 awards; the 2023 awards are assumed paid based on actual performance results as of January 2, 2026, in the event of a CIC.
(7)Amounts in this row reflect the total of (a) lump sum cash payments in lieu of providing benefits to the executives and (b) cost estimates for providing outplacement benefits following a qualifying termination of employment. Benefit lump sums for all named executive officers other than Mr. Bell are equal to 12 months of COBRA premiums for medical, dental and vision coverage for terminations not in connection with a CIC, and 18 months of COBRA premiums for terminations in connection with a CIC.
Mr. Bell’s amounts reflect 12 months of COBRA premiums for medical, dental and vision coverage following a termination not in connection with a CIC and lump sum payments in lieu of continued life, disability, medical, dental and vision coverage for 30 months for terminations in connection with a CIC.
(8)Estimates the benefits to be reduced to avoid the payment of excess parachute payments pursuant to Section 280G of the Internal Revenue Code.
(9)Amounts in this row represent the gross amount of benefits to be received by the named executive officer. In addition, the named executive officers would also be entitled to be paid for any unused comprehensive leave time accrued.
TREATMENT OF EQUITY AWARDS UPON TERMINATION
With respect to outstanding equity awards, our named executive officers are generally treated in the same way as all other employee award recipients if their employment is terminated due to death, disability, retirement, involuntary without cause departure, or voluntary departure.
In the case of death or disability, restricted stock units and options will vest immediately and options will remain exercisable for the remaining term of the option. For our performance share award program, target shares will be paid out promptly upon death. In the case of disability for all performance share awards, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual Company performance over the full period.
Under our continued vesting program, employees who retire, including our executive officers, may continue holding and vesting in their stock options if they have held such options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least 10 years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. When an individual becomes eligible for continued vesting, restricted stock units will continue to vest in accordance with the original vesting schedule. Individuals meeting these qualifications who hold performance share awards will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual Company performance over the full period. We have the right to terminate continued vesting if an individual violates confidentiality, nonsolicitation, noncompete, or similar obligations to us.
In the case of an involuntary termination without cause, all restricted stock units and stock options granted in 2017 or later will vest on a pro-rata basis provided the award has been held for a minimum of six months. In the case of a performance share award, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual Company performance over the full period, provided the award has been held for a minimum of six months.
In any other case, if the employment of an equity award recipient, including an executive officer, is terminated for any reason, all of that recipient’s unvested restricted stock units, options and performance share awards are forfeited. Vested options remain exercisable for 90 days or until the option expiration date, if earlier.

82	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2025:
▶The median of the annual total compensation of all of our employees (except our Chief Executive Officer) was $120,427;
▶The annual total compensation of our Chief Executive Officer was $ 14,736,385; and
▶The ratio of these two amounts was 122 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”
EMPLOYEE POPULATION
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected January 2, 2026, which is within the last three months of fiscal 2025, as the date upon which we would identify the “median employee.” We determined that, as of January 2, 2026, our employee population consisted of 46,799 individuals (of which approximately 90% were located in the United States and 10% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time, part-time, and temporary employees, as described in more detail below.
ADJUSTMENTS TO OUR EMPLOYEE POPULATION
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 1,332 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: 376 employees from Japan, 148 employees from South Korea, 124 employees from Germany, 116 employees from India, 79 employees from Singapore, 64 employees from Saudi Arabia, 59 employees from Bahrain, 50 employees from Italy, 48 employees from Romania, 41 employees from Canada, 38 employees from Kuwait, 31 employees from the United Arab Emirates, 25 employees from Israel, 19 employees from Djibouti, 16 employees from Spain, 15 employees from Ireland, 11 employees from Iraq, 11 employees from Mexico, 10 employees from the Netherlands, 8 employees from Belgium, 7 employees from Jordan, 6 employees from Qatar, 5 employees from Hong Kong, 4 employees from Lithuania, 3 employees from Greenland, 3 employees from Syria, 3 employees from Türkiye, 2 employees from China, 2 employees from Greece, 1 employee from Austria, 1 employee from Azerbaijan, 1 employee from Colombia, 1 employee from Cuba, 1 employee from Estonia, 1 employee from Latvia, 1 employee from Malaysia, 1 employee from Poland. For each jurisdiction where we excluded employees, we excluded all employees in that jurisdiction.
After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 45,466 (excluding the CEO) individuals.

LEIDOS	83

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
DETERMINING OUR MEDIAN EMPLOYEE
To identify our “median employee” from our total adjusted employee population, we compared the annualized salary of our employees as reflected in our human resources system of record. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation. After identifying the median employee, that employee’s compensation was restated based on the summary compensation table elements. Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States with base wages for the 12-month period ending January 2, 2026, in the amount of $120,427.
Pay versus Performance Disclosure
This table compares “Pay versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP). The CAP values shown in the table below do not reflect the compensation actually paid to the Principal Executive Officer (PEO) or the Non-PEO NEOs. In addition, while the table shows the applicable summary compensation table (SCT) compensation and CAP values side by side, they are not comparable. As such, the Committee did not consider the information provided in the table when structuring or determining compensation for our NEOs. For a complete discussion of our executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section of this Proxy Statement (page 51).
Together with the salary and annual incentive, the SCT values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas CAP values include a revaluation of the current grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price, and therefore, may be higher or lower than the SCT compensation values.
The actual value of an equity award realized by an executive depends on several factors measured over multiple years, including the stock price, the financial performance of the Company, the relative total shareholder return (TSR) performance of the Company as compared to a peer group, timing of stock option exercises and other factors.

Year	Summary Compensation Table Total for Bell(1)	Compensation Actually Paid to Bell(2)	Summary Compensation Table Total for Krone(1)	Compensation Actually Paid to Krone(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (in millions)(4)	Company Selected Measure (Revenue) (in millions)(4)
2025	$14,736,385	$28,272,642	$—	$—	$4,419,567	$6,989,729	$186.30	$127.32	$1,462	$17,174
2024	$12,460,240	$20,469,681	$—	$—	$3,846,214	$6,369,089	$147.91	$130.15	$1,251	$16,662
2023	$9,187,541	$11,592,267	$6,704,904	$6,065,905	$3,963,222	$4,062,218	$107.64	$114.58	$208	$15,438
2022	$—	$—	$13,548,892	$19,246,307	$2,723,296	$3,204,388	$103.00	$85.44	$693	$14,396
2021	$—	$—	$12,876,006	$5,045,765	$1,992,327	$1,000,994	$85.80	$104.88	$759	$13,737
(1)Total Compensation as set forth in the Summary Compensation Table (page 75) for the applicable year includes the following PEOs and Non-PEO NEOs.

Year	PEOs	Non-PEOs NEOs (Average Compensation)
2025	Thomas A. Bell	Christopher R. Cage, Cynthia A. Gruensfelder, Daniel J. Antal, Leslie K. Fautsch
2024	Thomas A. Bell	Christopher R. Cage, Daniel J. Antal, Elizabeth M. Porter, Gerard A. Fasano
2023	Thomas A. Bell, Roger A. Krone	Christopher R. Cage, Gerard A. Fasano, Roy E. Stevens, Elizabeth M. Porter
2022	Roger A. Krone	Christopher R. Cage, Gerard A. Fasano, Jerald S. Howe, Jr., Maureen Waterston
2021	Roger A. Krone	Christopher R. Cage, James C. Reagan, Gerard A. Fasano, Jerald S. Howe, Jr., M. Victoria Schmanske
(2)The Compensation Actually Paid (CAP) is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for corresponding fiscal year. For each outstanding and unvested equity award, we utilized the fiscal year-end and vesting date fair values to calculate the equity award adjustments. The fair value of options was determined by using a Black-Scholes model, the relative TSR-based PSUs were determined by using a Monte Carlo simulated pricing model, non-market-based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equals the stock price on the appropriate measurement date.

84	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Mr. Bell

	Summary Compensation Table Total	Amounts Deducted Summary Comp. Table	Total Equity Award Adjustments	Compensation Actually Paid
2025	$14,736,385	$10,172,203	$23,708,460	$28,272,642
2024	$12,460,240	$7,419,929	$15,429,370	$20,469,681
2023	$9,187,541	$4,368,496	$6,773,222	$11,592,267

Mr. Krone

	Summary Compensation Table Total	Amounts Deducted Summary Comp. Table	Total Equity Award Adjustments	Compensation Actually Paid
2023	$6,704,904	$4,185,885	$3,546,886	$6,065,905
2022	$13,548,892	$10,315,880	$16,013,295	$19,246,307
2021	$12,876,006	$9,482,900	$1,652,659	$5,045,765
All Non-PEO NEOs (Average)

	Summary Compensation Table Total	Amounts Deducted Summary Comp. Table	Total Equity Award Adjustments	Compensation Actually Paid
2025	$4,419,567	$2,700,316	$5,270,478	$6,989,729
2024	$3,846,214	$1,846,064	$4,368,939	$6,369,089
2023	$3,963,222	$2,477,126	$2,576,122	$4,062,218
2022	$2,723,296	$1,520,126	$2,001,218	$3,204,388
2021	$1,992,327	$900,434	$(90,899)	$1,000,994
The following table represents the equity award adjustments which reflect the current fair value of outstanding stock options or other equity awards granted to our PEOs and Non-PEO NEOs.

Name	NEO Status	Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year ($)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	Fair Value as of the Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation ($)	Total Equity Award Adjustments ($)
Thomas A. Bell	PEO 1	2025	17,333,353	3,942,606	—	2,152,938	—	279,563	23,708,460
Christopher R. Cage	PFO	2025	5,044,907	1,641,355	—	575,167	—	107,165	7,368,594
Cynthia A. Gruensfelder	NEO	2025	3,904,404	180,740	—	8,090	—	30,349	4,123,583
Daniel J. Antal	NEO	2025	3,924,863	637,178	—	(1,936)	—	40,381	4,600,486
Leslie K. Fautsch	NEO	2025	4,230,389	747,085	—	(29,407)	—	41,182	4,989,249
Thomas A. Bell	PEO 1	2024	10,778,372	3,848,473	—	630,320	—	172,205	15,429,370
Christopher R. Cage	PFO	2024	3,157,411	1,882,558	—	684,637	—	87,276	5,811,882
Daniel J. Antal	NEO	2024	2,237,352	—	—	—	—	14,172	2,251,524
Elizabeth M. Porter	NEO	2024	2,473,674	1,528,724	—	582,747	—	71,254	4,656,399
Gerard A. Fasano	NEO	2024	2,360,151	1,645,329	—	676,316	—	74,153	4,755,949
Thomas A. Bell	PEO 1	2023	6,740,369	—	—	—	—	32,853	6,773,222
Roger A. Krone	PEO 2	2023	5,084,948	(737,618)	—	(1,015,544)	—	215,100	3,546,886
Christopher R. Cage	PFO	2023	3,069,364	(85,714)	—	(88,795)	—	41,831	2,936,686
Gerard A. Fasano	NEO	2023	2,730,148	(80,625)	—	(151,069)	—	39,260	2,537,714
Roy E. Stevens	NEO	2023	2,512,790	(64,182)	—	(100,707)	—	32,864	2,380,765
Elizabeth M. Porter	NEO	2023	2,561,964	(60,320)	—	(86,822)	—	34,501	2,449,323
Roger A. Krone	PEO 2	2022	10,478,194	2,745,216	—	2,505,001	—	284,884	16,013,295
Christopher R. Cage	PFO	2022	1,450,958	256,775	—	115,592	—	28,753	1,852,078
Gerard A. Fasano	NEO	2022	1,311,309	373,540	—	313,370	—	36,757	2,034,976

LEIDOS	85

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Name	NEO Status	Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year ($)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	Fair Value as of the Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation ($)	Total Equity Award Adjustments ($)
Jerald S. Howe, Jr.	NEO	2022	1,363,700	343,225	—	321,646	—	35,495	2,064,066
Maureen Waterston	NEO	2022	2,035,520	—	—	—	—	18,236	2,053,756
Roger A. Krone	PEO 2	2021	8,750,429	(4,076,257)	—	(3,305,033)	—	283,520	1,652,659
Christopher R. Cage	PFO	2021	975,810	(152,120)	—	(94,524)	—	13,343	742,509
James C. Reagan	PFO	2021	—	(908,349)	—	(740,638)	—	43,907	(1,605,080)
Gerard A. Fasano	NEO	2021	1,086,762	(539,721)	—	(480,925)	—	38,610	104,726
Jerald S. Howe, Jr.	NEO	2021	1,022,465	(556,957)	—	(416,102)	—	36,861	86,267
M. Victoria Schmanske	NEO	2021	1,049,957	(480,581)	—	(388,168)	—	35,876	217,084
(3)Based on S&P 500 IT Services Index.
(4)Amounts reported in this column represent net income and revenue reflected in the Company’s audited financial statements for the applicable year.
MOST IMPORTANT PERFORMANCE MEASURES
The table below provides the five most important measures used by the Company to link CAP to our PEO and Non-PEO NEOs in 2025 as set forth in the table above to Company performance. The measures in this table are not ranked:

Revenue	Annual Operating Income	Operating Cash Flow
Relative TSR	Earnings Per Share

86	2026 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following charts set forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s cumulative TSR, Net Income and Revenue over the five-year period from 2021 through 2025, each as set forth in the table above.

$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0,000,000
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
$12,460,240
$20,469,681
$3,846,214
$6,369,089
$14,736,385
$28,272,642
$4,419,567
$6,989,729
$85.80
$103.00
$107.64
$147.91
$186.30
$104.88
$85.44
$114.58
$130.15
$127.32
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s net income over the five-year period from 2021 through 2025, each as set forth in the table above.

$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0,000,000
$1500
$1250
$1000
$750
$500
$250
$0
$759
$693
$208
$1,251
$1,462
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
$12,460,240
$20,469,681
$3,846,214
$6,369,089
$14,736,385
$28,272,642
$4,419,567
$6,979,116
2021
2022
2023
2024
2025
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (in millions)

LEIDOS	87

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s revenue over the five-year period from 2021 through 2025, each as set forth in the table above.

$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0,000,000
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$13,737
$14,396
$15,438
$16,662
$17,174
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
$12,460,240
$20,469,681
$3,846,214
$6,369,089
$14,736,385
$28,272,642
$4,419,567
$6,989,729
2021
2022
2023
2024
2025
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Revenue (in millions)

88	2026 PROXY STATEMENT

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit & Finance Committee of the Board of Directors has appointed Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 1, 2027. During the fiscal year ended January 2, 2026, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit and Non-Audit Fees” below. Representatives of Deloitte will be at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit & Finance Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit & Finance Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027.

Evaluation of Independent Registered Public Accounting Firm
The Audit & Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, along with Company management and internal auditors:
(i)the audit firm’s independence and objectivity
(ii)the capability and experience of the firm’s proposed audit team members
(iii)the audit firm’s audit quality indicators
(iv)the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors
(v)the appropriateness of the audit firm’s fees for audit and non-audit services
(vi)the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations
(vii)the audit firm’s performance and proposed approach to auditing the Company’s financial statements and the Company’s internal controls over financial reporting
(viii)the size and reputation of the audit firm
After assessing the qualifications, performance, and independence of Deloitte, the Audit & Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending January 1, 2027. Deloitte has been the Company’s independent registered public accounting firm since fiscal 2000.

LEIDOS	89

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
Aggregate fees billed for the 2025 and 2024 fiscal years by our independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2025	2024
Audit fees(1)	$7,193,000	$7,280,300
Audit-related fees(2)	$100,000	$—
Tax fees(3)	$681,600	$236,800
All other fees(4)	$5,700	$5,700
Total fees	$7,980,300	$7,522,800
(1)Audit fees include professional services rendered for the audit of the annual consolidated financial statements (including services rendered for reporting on the Company’s effectiveness of internal control over financial reporting) and reviews of quarterly consolidated financial statements. Audit fees also include services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including statutory audits.
(2)Audit-related fees include professional services rendered to issue comfort letters in connection with bond offerings and preferability letter in connection with a change in accounting policy.
(3)Tax fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.
(4)All other fees relate to the purchase of accounting-related research software.
Pre-Approval Policies and Procedures
The Audit & Finance Committee has considered whether the above services provided by the Deloitte Entities are compatible with maintaining the independence of the Deloitte Entities. The Audit & Finance Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit & Finance Committee has the authority to pre-approve audit and non-audit services, as necessary, between regular meetings of the Audit & Finance Committee, provided that any such services so pre-approved shall be disclosed to the full Audit & Finance Committee at its next scheduled meeting. The Committee or the Committee chair pre-approved all of Deloitte’s 2025 fees and services.
Audit & Finance Committee Report
The Audit & Finance Committee assists the Board in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; and (v) financial reporting risk assessment and mitigation. The Audit & Finance Committee’s job is one of oversight and it recognizes that management is responsible for the preparation and certification of the Company’s financial statements and the Company’s internal controls over financial reporting and that the independent registered public accounting firm is responsible for auditing those financial statements and the Company’s internal controls over financial reporting.

90	2026 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee recognizes that financial management, the internal audit staff and the independent registered public accounting firm have more time, knowledge, and detailed information on the Company than do Audit & Finance Committee members. Consequently, in carrying out its oversight responsibilities, the Audit & Finance Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.
The Audit & Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, along with Company management and internal auditors, (i) the audit firm’s independence and objectivity, (ii) the capability and experience of the firm’s proposed audit team members, (iii) the audit firm’s audit quality indicators, (iv) the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors, (v) the appropriateness of the audit firm’s fees for audit and non-audit services, (vi) the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations, (vii) the audit firm’s performance and proposed approach to auditing the Company’s financial statements and the Company’s internal controls over financial reporting, and (viii) the size and reputation of the audit firm. After assessing the qualifications, performance, and independence of Deloitte, the Audit & Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending January 1, 2027. Deloitte has been the Company’s independent registered public accounting firm since fiscal 2000.
Deloitte rotates its lead audit engagement partner at least every five years. The Audit & Finance Committee interviews proposed candidates and selects the lead audit engagement partner.
The duties and responsibilities of the Audit & Finance Committee have been set forth in a written charter since 1975. A copy of the current Audit & Finance Committee charter is available on the Company’s website at www.leidos.com by clicking on the links entitled “Investors,” “Governance” and then “Committee Charters.” Each member of the Audit & Finance Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, except for Messrs. Dahlberg and Shanahan, all of the Committee members qualify as audit committee financial experts under SEC rules.
In the course of fulfilling its responsibilities, the Audit & Finance Committee has:
▶Met separately with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;
▶Met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;
▶Reviewed and discussed with management and Deloitte, the Company’s independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended January 2, 2026;
▶Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) Standards and the SEC; and
▶Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit & Finance Committee concerning independence, and has discussed with Deloitte its independence.
Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit & Finance Committee charter, the Audit & Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026, for filing with the SEC.

TINA W. JONAS (Chair)	GREGORY R. DAHLBERG	HARRY M. J. KRAEMER, JR.	PATRICK M. SHANAHAN	ROBERT S. SHAPARD

LEIDOS	91

PROPOSAL 4
Approval of the 2026 Omnibus Incentive Plan
On February 12, 2026, the Committee approved, subject to stockholder approval, the Leidos Holdings, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”). If the 2026 Plan is approved by our stockholders, it will authorize the issuance of a number of shares of our common stock equal to 6,000,000, less one share for every one share granted under the Leidos Holdings, Inc. 2017 Omnibus Incentive Plan (the “Predecessor Plan”) after January 2, 2026 and prior to the date of shareholder approval of the 2026 Plan.
The 2026 Plan will replace the Predecessor Plan, and no new awards will be granted under the Predecessor Plan. Any awards outstanding under the Predecessor Plan on the date of stockholder approval of the 2026 Plan will remain subject to the terms and conditions of the Predecessor Plan, and any shares subject to outstanding awards under the Predecessor Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2026 Plan.
The purpose of the 2026 Plan is to enhance the Company’s ability to attract and retain highly qualified officers, non-employee directors, key employees, and consultants, and to motivate such service providers to serve the company and to expend maximum effort to improve the business results and earnings of the company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. The 2026 Plan also allows the company to promote greater ownership in the company by such service providers in order to align their interests more closely with the interests of our stockholders. Stockholder approval of the 2026 Plan will also enable the company to grant awards under the 2026 Plan that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the 2026 Omnibus Incentive Plan.

Key Features
The following features of the 2026 Plan will protect the interests of our stockholders:
▶Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.
▶No liberal recycling. The 2026 Plan prohibits liberal recycling on all types of awards.
▶No repricing or grant of discounted stock options. The 2026 Plan does not permit the repricing of options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price. The 2026 Plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of the common stock on the date of grant.
▶Clawback. All awards granted under the 2026 Plan (both time-based and performance-based awards) are subject to one or more of the company’s Financial Restatement Compensation Clawback Policy, the Company’s policy to clawback all incentive awards from individuals involved in misconduct or failure to manage or monitor conduct or risk, and any other compensation recovery policies as may be adopted from time to time by the Company.
▶Double-trigger acceleration. Under the 2026 Plan we do not automatically accelerate vesting of awards that are assumed or replaced by the resulting entity after a change in control; double-trigger treatment in the plan requires an employee’s qualifying termination of employment within two years after the change in control.
▶Dividends; Dividend Equivalents. We do not pay dividends or dividend equivalents on stock options, stock appreciation rights or any unvested or unearned awards.
▶Robust transfer restrictions. No awards under the 2026 Plan may be transferred for value.

92	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
▶No 280G gross-ups. The 2026 Plan does not provide for any 280G excise tax gross-up payments and we do not provide for such amounts under any other plan or agreement.
▶Director compensation limit. The 2026 Plan contains an annual cash and equity compensation limit applicable to each non-employee director of the Company for their director services.
▶Minimum vesting requirement. Subject to certain limited exceptions as set forth in the 2026 Plan, all equity-based awards have a one-year minimum vesting requirement.
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

(in millions)	2025	2024	2023
Stock Options/Stock Appreciation Rights (SARs) Granted	0.3	0.2	0.3	3-Year Average
Stock-Settled Time-Vested Restricted Shares/Units Granted	0.6	0.5	0.6
Stock-Settled Performance-Based Shares/Units Earned*	0.2	0.2	0.1
Weighted-Average Basic Common Shares Outstanding	128	134	137
Share Usage Rate	0.86%	0.67%	0.73%	0.75%
*    With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance-based shares/units granted during the foregoing 3-year period (at target) were as follows: 0.2 shares in fiscal 2025, 0.1 shares in fiscal 2024 and 0.2 shares in fiscal 2023.
OVERHANG AS OF JANUARY 2, 2026
The following table sets forth certain information as of January 2, 2026, unless otherwise noted, with respect to the Company’s equity compensation plans. The Predecessor Plan is the only equity plan of the Company that currently has any outstanding awards and is our only active plan. If the 2026 Plan is approved by shareholders, no new awards will be made under the Predecessor Plan.

Stock Options/SARs Outstanding (in millions)	1.1
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$110.10
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	4.1
Total Stock-Settled Full-Value Awards Outstanding (with performance-based awards reflected at target) (in millions)	1.7
Proposed share reserve under the new 2026 Plan*	6,000,000
Basic common shares outstanding as of the record date	125,928,552
*      The proposed aggregate share reserve of 6,000,000 is calculated as the sum of 895,147 new shares plus the 5,104,853 shares remaining and available for grant under the Predecessor Plan as of January 2, 2026, and will be reduced by any shares subject to awards granted under the Predecessor Plan after January 2, 2026 and prior to the effective date of the 2026 Plan. The share reserve is subject to certain adjustments upon forfeitures, terminations, etc., and standard equitable adjustments as described below and in the 2026 Plan.

LEIDOS	93

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
Summary of the 2026 Plan
The principal features of the 2026 Plan are summarized below. The following summary of the 2026 Plan does not purport to be a complete description of all of the provisions of the 2026 Plan. It is qualified in its entirety by reference to the complete text of the 2026 Plan, which is attached to this proxy statement as Annex A.
ELIGIBILITY
Awards may be granted under the 2026 Plan to officers, employees, and consultants of the company and its subsidiaries and to non-employee directors of the company. Incentive stock options may be granted only to employees of the company or its subsidiaries. Approximately 42,000 individuals are expected to be eligible to receive awards under the 2026 Plan, including 10 executive officers, 9 non-employee directors and 30 consultants.
ADMINISTRATION
The 2026 Plan may be administered by our board of directors or the Committee. The basis of participation in the 2026 Plan is the Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Committee, in its authority, may also determine how awards will be settled, modify awards for employees outside the United States to comply with foreign laws, and generally make any other determination deemed necessary or desirable for the administration of the 2026 Plan.
NUMBER OF AUTHORIZED SHARES
The number of shares of common stock authorized for issuance under the 2026 Plan is 6,000,000, less one share for every one share granted under the Predecessor Plan after January 2, 2026 and prior to the date of shareholder approval of the 2026 Plan. In addition, as of the date of stockholder approval of the 2026 Plan, any awards then outstanding under the Predecessor Plan will remain subject to and be paid under the Predecessor Plan and any shares then subject to outstanding awards under the Predecessor Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2026 Plan. Up to 6,000,000 shares may be granted as incentive stock options under Section 422 of the Internal Revenue Code. The shares of common stock issuable under the 2026 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2026 Plan and thereafter are forfeited to the company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2026 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2026 Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company or for shares remaining available for grant under a plan of an acquired company or (d) shares tendered or withheld in respect of taxes relating to any award or to pay the exercise price of options. In addition, any shares of stock subject to an SAR that are not issued in connection with its stock settlement on exercise thereof, and shares of stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, in each such case, will not again become available for issuance under the Plan.
AWARDS TO NON-EMPLOYEE DIRECTORS
No share-based awards may be granted under the 2026 Plan during any one year to a non-employee director that exceed, together with any cash compensation received for such service, $750,000, based on the fair market value on the grant date of the award.

94	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
ADJUSTMENTS
If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the company, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the company that requires an adjustment to prevent dilution or enlargement of the benefits under the 2026 Plan, the number and kind of securities for which stock options and other stock-based awards may be made under the 2026 Plan will be equitably adjusted by the company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs will be equitably adjusted by the company.
TYPES OF AWARDS
The 2026 Plan permits the granting of any or all of the following types of awards:
▶Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock on the immediately preceding trading day. (The fair market value of a share of our common stock as of March 10, 2026 was $172.51.) At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.
▶Stock Appreciation Rights. The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2026 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.
▶Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may also grant other types of equity or equity-based awards subject to the terms of the 2026 Plan and any other terms and conditions determined by the Committee.
▶Performance Awards. The Committee may grant performance awards, which entitle participants to receive a payment from the company, the amount of which is based on the attainment of performance goals established by the Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock, cash, or other awards or property, or a combination of stock, cash, other awards, or property, as determined by the Committee. Cash-based performance awards include annual incentive awards.

LEIDOS	95

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
MINIMUM VESTING
Equity-based awards shall vest over a period of at least one year following their grant date except for (i) awards granted in assumption of or in substitution for awards previously granted by an acquired company or for shares remaining available for grant under a plan of an acquired company, (ii) shares of stock delivered in lieu of fully vested cash awards and (iii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. The Company may also accelerate the vesting of awards or otherwise lapse or waive the minimum vesting requirement to the extent permitted under the 2026 Plan. For example, the Company may grant awards that are not subject to the minimum vesting requirements with respect to 5% or less of the shares available for issuance under the 2026 Plan.
NO REPRICING
Without stockholder approval, the Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2026 Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
CLAWBACK
All awards granted under the 2026 Plan (both time-based and performance-based awards) are subject to one or more of the company’s Financial Restatement Compensation Clawback Policy, the Company’s policy to clawback all incentive awards from individuals involved in misconduct or failure to manage or monitor conduct or risk, and any other compensation recovery policies as may be adopted from time to time by the Company.
TRANSFERABILITY
Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.
CHANGE IN CONTROL
Under the 2026 Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.
Subject to the terms of the applicable award agreements, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.
▶For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the achievement of all performance goals at the “target” level.
▶For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by the company other than for “cause” (as defined in the applicable award agreement) and which may include a termination by the award recipient for “good reason” if provided in the applicable award agreement. For performance awards, the amount vesting will be based on the achievement of all performance goals at the “target” level.
“Change in Control” is defined under the 2026 Plan and requires consummation of the applicable transaction.

96	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
TERM, TERMINATION AND AMENDMENT OF THE 2026 PLAN
Unless earlier terminated by the Board, the 2026 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The Board may amend, suspend or terminate the 2026 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2026 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
New Plan Benefits
A new plan benefits table for the 2026 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2026 Plan if the 2026 Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the 2026 Plan will be made at the Committee’s discretion, subject to the terms of the 2026 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2026 Plan are not determinable at this time. The equity grant program for our non-employee directors is described under the Director Compensation section in this proxy statement.
Equity Compensation Plan Table
The following table presents information on the company’s equity compensation plans at January 2, 2026:

Plan Category	(a) Securities to be issued upon exercise of outstanding options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
Equity compensation plans approved by security holders(1)	2,750,416	(2)	110.10	(3)	6,645,459	(4)
Equity compensation plans not approved by security holders(5)	—		—		—
Total	2,750,416		110.10		6,645,459
(1)The following equity compensation plans approved by security holders are included in this plan category: the 2017 Omnibus Incentive Plan and the 2006 Employee Stock Purchase Plan, as amended.
(2)Represents (i) 1,691,254 shares of Leidos common stock reserved for future issuance for service-based awards and performance and market-based awards assuming achievement of the target level of performance for unearned performance and market-based awards (does not include an additional 444,758 shares if the maximum level of performance is achieved) and other stock awards under the 2017 Omnibus Incentive Plan, (ii) 3,138 shares of Leidos common stock issuable pursuant to dividend equivalent rights and (iii) 1,056,024 shares of Leidos common stock reserved for future issuance upon the exercise of outstanding options awarded under the 2017 Omnibus Incentive Plan. Does not include shares to be issued pursuant to purchase rights under the 2006 Employee Stock Purchase Plan.
(3)Does not include shares to be issued for performance-based and other stock awards and shares of stock issuable pursuant to dividend equivalent rights.
(4)Represents 5,104,853 and 1,540,606 shares of Leidos common stock under the 2017 Omnibus Incentive Plan and 2006 Employee Stock Purchase Plan, respectively. The maximum number of shares initially available for issuance under the 2017 Omnibus Incentive Plan was 7.5 million. The 2006 Employee Stock Purchase Plan was amended in September 2016 to provide that the maximum number of shares available for issuance thereunder is 5.0 million. Those shares that are issued under the 2017 Omnibus Incentive Plan that are forfeited or repurchased at the original purchase price or less or that are issuable upon exercise of awards granted under the plan that expire or become unexercisable for any reason after their grant date without having been exercised in full.
(5)The Management Stock Compensation Plan has not been approved by security holders and is included in this plan category. This plan does not provide for a maximum number of shares available for future issuance. For further information on this plan, see “Note 17—Stock-Based Compensation” of the notes to the consolidated financial statements contained within Part II of our Annual Report on Form 10-K.

LEIDOS	97

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2026 Plan generally applicable to the company and to participants in the 2026 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, Restricted Stock Units and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to the company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.
Section 409A. We intend that awards granted under the 2026 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2026 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2026 Plan until all tax withholding obligations are satisfied.

98	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
Annex A – Leidos Holdings, Inc.
2026 Omnibus Incentive Plan
Leidos Holdings, Inc., a Delaware corporation, sets forth herein the terms of its 2026 Omnibus Incentive Plan, as follows:
1.PURPOSE
The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants and Non-Employee Directors to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance awards, and cash awards. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan.
2.DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1.“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.
2.2.“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Performance Award or cash award under the Plan, or any Substitute Award.
2.3.“Award Agreement” means a written agreement between the Company and a Grantee or notice from the Company or a Subsidiary to a Grantee that evidences and sets out the terms and conditions of an Award.
2.4.“Board” means the Board of Directors of the Company.
2.5.“Change in Control” shall have the meaning set forth in Section 15.3.2.
2.6.“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
2.7.“Committee” means the Human Resources & Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.
2.8.“Common Stock” or “Stock” means a share of common stock of the Company, par value $0.0001 per share.
2.9.“Company” means Leidos Holdings, Inc., a Delaware corporation, or any successor corporation.
2.10.“Consultant” means any person, except an employee or Non-Employee Director, engaged by the Company or any Subsidiary, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement and who qualifies as a consultant or advisor under Form S-8.
2.11.“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.
2.12.“Effective Date” means May 1, 2026, the date the Plan was approved by the Company’s stockholders.
2.13.“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.14.“Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock as quoted on such exchange or other comparable reporting system for the first regular trading day immediately preceding the applicable date, or

LEIDOS	99

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
(ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing price of the Common Stock quoted by an established quotation service for over-the-counter securities for the first trading day immediately preceding the applicable date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.
2.15.“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.
2.16.“Grantee” means a person who receives or holds an Award under the Plan.
2.17.“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.18.“Non-Employee Director” means a member of the Board who is not an employee.
2.19.“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.20.“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.21.“Option Price” means the exercise price for each share of Stock subject to an Option.
2.22.“Other Stock-based Award” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.
2.23.“Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.
2.24.“Performance Award” means an Award made subject to the attainment of performance goals over a performance period established by the Committee and includes an Annual Incentive Award.
2.25.“Plan” means this Leidos Holdings, Inc. 2026 Omnibus Incentive Plan, as amended from time to time.
2.26.“Predecessor Plan” means the Company’s 2017 Equity Incentive Plan, as most recently amended and restated in 2023.
2.27.“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
2.28.“Restricted Period” shall have the meaning set forth in Section 10.1.
2.29.“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.30.“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.31.“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.32.“Section 409A” means Section 409A of the Code.
2.33.“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.34.“Separation from Service” means a termination of service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.
2.35.“Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated service, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary.
2.36.“Service Provider” means an employee, Non-Employee Director or Consultant.
2.37.“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.38.“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than fifty percent (50%) of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Board as a Subsidiary for purposes of the Plan.
2.39.“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

100	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
2.40.“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.41.“Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.
3.ADMINISTRATION OF THE PLAN
3.1.General.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:
(i)designate Grantees;
(ii)determine the type or types of Awards (including Substitute Awards) to be made to a Grantee;
(iii)determine the number of shares of Stock to be subject to an Award;
(iv)determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Stock, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended;
(v)establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(vi)prescribe the form of each Award Agreement;
(vii)amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom;
(viii)correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(ix)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(x)establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and
(xi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all

LEIDOS	101

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.
3.2.No Repricing.
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the actions contemplated in clauses (i), (ii) or (iii) occur in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
3.3.Clawbacks.
Awards shall be subject to the requirements of the Company’s Financial Restatement Compensation Clawback Policy, the Company’s policy to clawback all incentive awards from a Grantee involved in misconduct or failure to manage or monitor conduct or risk, and any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Board in its discretion to be applicable to a Grantee.
3.4.Deferral Arrangement.
The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock units.
3.5.No Liability.
No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.
3.6.Book Entry.
Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
3.7.Minimum Vesting.
Notwithstanding anything to the contrary herein, equity-based Awards shall vest over a period of not less than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Minimum Vesting Requirements shall not apply to any (i) Substitute Awards, (ii) shares of Stock delivered in lieu of fully vested cash Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and provided further, however, that Company may, in its sole discretion, (x) accelerate the vesting of Awards or otherwise lapse or waive the Minimum Vesting Requirements including in cases of the Grantee’s retirement, death disability or a Change in Control, in the terms of the Award or otherwise and (y) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the shares available for issuance under the Plan (as set forth in Section 4, as may be adjusted pursuant to Section 15).
4.STOCK SUBJECT TO THE PLAN
4.1.Authorized Number of Shares
Subject to adjustment under Section 15, and except for Substitute Awards, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 6,000,000, less one share of Stock for every one share granted under the Predecessor Plan after January 2, 2026 and prior to the Effective Date. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares,

102	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.
4.2.Share Counting
4.2.1.General
Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.
4.2.2.Cash-Settled Awards
Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.
4.2.3.Expired or Terminated Awards; Prohibitions on Recycling
If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided that any shares tendered or withheld in respect of taxes relating to any Award and any shares tendered or withheld to pay the Exercise Price of Options shall not again become available for issuance under the Plan. In addition, any shares of Stock subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, in each such case, shall not again become available for issuance under the Plan.
4.2.4.Substitute Awards
In the case of any Substitute Award and shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, such shares shall not be counted against the number of shares reserved under the Plan (nor shall such shares be added to the available share pool as described above).
4.3.Award Limits
4.3.1.Incentive Stock Options.
Subject to adjustment under Section 15, 6,000,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.
4.3.2.Limits on Awards to Non-Employee Directors.
No share-based Awards may be granted under the Plan during any one calendar year to a Grantee who is a
Non-Employee Director that exceed, together with any cash compensation received for such service as a
Non-Employee Director during the applicable year, $750,000 (based on the Fair Market Value on the Grant Date). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
5.EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1.Term.
The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.
5.2.Amendment and Termination of the Plan.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

LEIDOS	103

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
6.AWARD ELIGIBILITY AND LIMITATIONS
6.1.Service Providers.
Subject to this Section 6.1, Awards may be made to any Service Provider as the Board shall determine and designate from time to time in its discretion.
6.2.Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.3.Stand-Alone, Additional, Tandem, and Substitute Awards.
Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Grantee to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).
7.AWARD AGREEMENT
Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.TERMS AND CONDITIONS OF OPTIONS
8.1.Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2.Vesting.
Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.
8.3.Term.
Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of a period not to exceed ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4.Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

104	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
8.5.Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
8.6.Rights of Holders of Options.
Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.7.Limitations on Incentive Stock Options.
The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the shareholders of the Company.
9.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1.Right to Payment.
A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.
9.2.Other Terms.
The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
9.3.Term of SARs.
The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
9.4.Payment of SAR Amount.
Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:
(i)the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by
(ii)the number of shares of Stock with respect to which the SAR is exercised.

LEIDOS	105

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
10.TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
10.1.Restrictions.
At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units as the Board may deem appropriate. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.
10.2.Restricted Stock Certificates.
The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.
10.3.Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.
10.4.Rights of Holders of Restricted Stock Units.
10.4.1.Settlement of Restricted Stock Units.
Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short-term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.
10.4.2.Voting and Dividend Rights.
Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.
10.4.3.Creditor’s Rights.
A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.5.Purchase of Restricted Stock.
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.
10.6.Delivery of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11.FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
11.1.General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

106	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
11.2.Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to, or withholding by, the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.
11.3.Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
11.4.Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.
12.TERMS AND CONDITIONS OF PERFORMANCE AWARDS
12.1.Performance Conditions.
Performance Awards may be denominated as a cash amount, number of shares of Common Stock or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Grantee or the right of a Grantee to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Board. The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.
12.2.Settlement of Performance Awards; Other Terms.
Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.
12.3.Rights of Holders of Performance Share Awards.
12.3.1.Voting and Dividend Rights.
Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Performance Share Awards shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.
13.OTHER STOCK-BASED AWARDS
13.1.Grant of Other Stock-based Awards.
Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Board shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

LEIDOS	107

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
13.2.Terms of Other Stock-based Awards.
Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
14.REQUIREMENTS OF LAW
14.1.General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
14.2.Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
15.EFFECT OF CHANGES IN CAPITALIZATION
15.1.Changes in Stock.
In the event the Committee determines that (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, and, as a result, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 15 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of: (x) the number and kinds of shares for which grants of Awards may be made under the Plan, (y) the number and kinds of shares for which outstanding Awards may be exercised or settled and (z) the performance goals relating to outstanding Awards; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

108	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
15.2.Effect of Certain Transactions.
Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common Stock; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Board, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Board in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.
15.3.Change in Control
15.3.1.Consequences of a Change in Control
For any Awards outstanding as of the date of a Change in Control, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control, unless otherwise provided by the Award Agreement:
(i)To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the assumed achievement of all relevant performance goals at the “target” level.
(ii)To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within 24 months after the date of the Change in Control, the Service Provider has a Separation from Service by the Company other than for “cause” (which may include a Separation from Service by the Service Provider for “good reason” if provided in the applicable Award Agreement), as such terms are defined in the Award Agreement, then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the assumed achievement of all relevant performance goals at the “target” level.
15.3.2.Change in Control Defined
Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
(i)The acquisition by any person of Beneficial Ownership of twenty-five percent (25%) or more of the outstanding voting power; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (i): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan

LEIDOS	109

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN

(or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) below; or
(ii)Individuals who at the beginning of any two year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two year period and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or
(iii)Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (A) all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (A) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such person owned twenty-five percent (25%) or more of the outstanding shares or outstanding voting securities immediately prior to the Business Combination; and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or
(iv)Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
For purposes of subparagraph (iii), any person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.
Solely to the extent required by Section 409A, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) provisions of any Award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A.
15.4.Adjustments
Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

110	2026 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
16.NO LIMITATIONS ON COMPANY
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
17.TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
17.1.Disclaimer of Rights.
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
17.2.Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.
17.3.Withholding Taxes.
The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Subsidiary, as the case may be, may in its sole discretion, require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold up to the maximum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation to the extent such action does not give rise to adverse accounting consequences or such other limit as may be imposed by the Committee, or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
17.4.Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.
17.5.Other Provisions.
Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.
17.6.Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

LEIDOS	111

PROPOSAL 4: APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN
17.7.Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.8.Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.
17.9.Section 409A.
The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Board will have any liability to any Grantee for such tax or penalty.
17.10.Separation from Service.
The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.
17.11.Transferability of Awards.
17.11.1.Transfers in General.
No Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.
17.12.Dividends and Dividend Equivalent Rights.
If specified in the Award Agreement, the recipient of an Award other than stock options or Stock Appreciation Rights under this Plan may be entitled to receive dividend equivalent rights with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Board. Notwithstanding the foregoing, in no event will dividends or dividend equivalents be paid currently on any Award or portion thereof that is unvested, nor on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable; for the avoidance of doubt, dividends or dividend equivalent rights may accrue on an unvested Award and be subject to bookkeeping, but shall in all events be subject to the same risks of forfeiture as the underlying Award.

112	2026 PROXY STATEMENT

PROPOSAL 5
Approval of the 2026 Employee Stock Purchase Plan
The 2026 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Human Resources & Compensation Committee of our Board (the “Committee”), subject to stockholder approval. The ESPP provides employees of Leidos, and any of our majority-owned subsidiaries designated by the Committee, with an opportunity to purchase common stock through accumulated payroll deductions at a discounted purchase price. The ESPP will become effective upon stockholder approval. Leidos seeks stockholder approval of the ESPP in order to qualify the ESPP and the right of participants to purchase shares under Section 423 of the Internal Revenue Code. In addition, the ESPP authorizes the purchase of shares under a non-Section 423 qualified component of the plan by employees of international subsidiaries in situations where a qualified plan creates adverse tax consequences in a particular jurisdiction.
The ESPP provides that an aggregate of up to 5,000,000 shares of our stock will be available for issuance under the ESPP.
A copy of the ESPP is attached to this proxy statement as Annex B. The following description of the ESPP is only a summary and so is qualified by reference to the complete text of the ESPP.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the 2026 Employee Stock Purchase Plan.

ADMINISTRATION
The ESPP will be administered by the Committee or a committee consisting of management employees which has been delegated administrative responsibilities.
ELIGIBILITY
Generally, any person who is employed by Leidos or any of our majority-owned subsidiaries designated by the Committee is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code. Approximately 32,000 employees are expected to be eligible to participate.
PARTICIPATION
Eligible employees may participate in the ESPP by completing a subscription agreement in the form provided by Leidos and filing it with Leidos prior to the first business day of the applicable offering period or such other date as specified by the Committee.
PLAN CHARACTERIZATION
The ESPP is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.
NONASSIGNABILITY OF OPTIONS
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution.

LEIDOS	113

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
New Plan Benefits
Because benefits under the ESPP will depend on the fair market value of our stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the stockholders.
OFFERING PERIODS
Unless and until the Committee determines to implement longer periods, each offering period will have a duration of three months and shall commence on April 1, July 1, October 1 or January 1 and each offering period shall have only one purchase period which shall run simultaneously with the offering period during which payroll deductions of the participants are accumulated. In no event shall an offering period exceed 24 months in duration or consist of more than eight purchase periods.
PURCHASE PRICE
The purchase price per share at which a share shall be sold in any offering period shall be as determined by the Committee, but no less than 85% of the lesser of the fair market value of the shares on the offering date or the fair market value of the shares on the purchase date.
PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS
The purchase price of the shares is paid with payroll deductions accumulated during the applicable offering period. The deductions are made as a percentage of the participant’s compensation in 1% increments, not less than 1%, nor greater than 10%, or such lower limit set by the Committee. If payroll deductions are not permitted in a jurisdiction, participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee. A participant may increase or decrease the rate of his or her payroll deductions during an ongoing offering period by completing and filing a new authorization for payroll deductions. Payroll deductions will commence on the first payday following the offering date and will end on the last payday on or prior to the last purchase date of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant. No interest accrues on the payroll deductions of a participant in the ESPP unless required by local law.
PURCHASE OF STOCK; EXERCISE OF OPTION
By executing a subscription agreement to participate in the ESPP, the participant accepts the grant of a ESPP option to purchase shares during an offering period. Shares will be purchased at a discount determined by the Committee, but no more than 15% of the lesser of the fair market value of the stock on the offering date or the fair market value of the stock on the purchase date. The number of shares purchased by a participant will be determined by dividing the amount of the participant’s total payroll deductions for the offering period accumulated prior to the purchase date by the purchase price as determined by the Committee for the applicable purchase period. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically on each purchase date at the applicable price.
No participant will be permitted to subscribe for shares under the ESPP: if immediately after the grant of the option, the participant would own 5% or more of the combined voting power of all classes of stock of Leidos or of a parent or subsidiary of Leidos (including stock which may be purchased under the ESPP or pursuant to any other options); if and to the extent the fair market value of the shares (plus the fair market value of all rights to purchase stock under all similar stock plans of Leidos or of a parent or subsidiary of Leidos) would exceed $25,000 (determined as of the offering date of the offering period in which the participant is participating) for each calendar year in which an option to purchase stock under the ESPP is outstanding; or if and to the extent immediately after the grant of the option, the participant would have the right to purchase in excess of 1,500 shares during an offering period, which limit is subject to adjustment by the Committee if the new limit is announced prior to the scheduled beginning of the first offering period to be affected.
In addition, if the number of shares to be purchased on a purchase date by all participating employees exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares will be made in as equitable a manner as is practicable. Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations described above will be returned to the participant as soon as practicable after the end of the applicable purchase period, without interest unless required by local law.

114	2026 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
HOLDING PERIOD
The Committee has the authority to establish a minimum holding period for shares purchased under the ESPP.
WITHDRAWAL
A participant may withdraw from an offering period by signing and delivering to Leidos a notice of withdrawal from the ESPP. The withdrawal may be elected at any time prior to the end of an offering period or such other time as specified by the Committee.
Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. All of the participant’s contributions credited to his or her account will be paid to him or her without interest. A participant’s withdrawal from an offering period does not have an effect upon the participant’s eligibility to participate in subsequent offering periods under the ESPP by filing a new authorization for payroll deductions. However, a participant may not re-enroll in the same offering period after withdrawal.
TERMINATION OF EMPLOYMENT
Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of Leidos or of a participating subsidiary, will immediately terminate the participant’s participation in the ESPP. Any payroll deductions credited to the participant’s account will be returned to the participant, or, in the case of the participant’s death, to the participant’s legal representative, without interest.
AMENDMENT AND TERMINATION
The ESPP will terminate ten years from approval by our stockholders, unless it is terminated earlier pursuant to its terms.
Our board may amend or terminate the ESPP, but Leidos will obtain stockholder approval for any amendment to the ESPP to the extent required by applicable laws and New York Stock Exchange listing requirements. Unless approved by the stockholders of Leidos, our board will not make any amendment that would increase the maximum number of shares that may be issued under the ESPP or change the designation or class of persons eligible to participate under the ESPP. In addition, no action by the board or the stockholders may impair any outstanding option without the written consent of the participant except as set forth below.
Our board may make amendments to the ESPP as it determines to be advisable, including changes with respect to current offering periods or purchase periods, if the continuation of the ESPP or any offering period would result in financial accounting treatment for the ESPP that is different from the financial accounting treatment in effect on the date our board of directors adopted the ESPP.

LEIDOS	115

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, CHANGE OF CONTROL OR DISSOLUTION
Subject to any required action by Leidos’ stockholders, (1) the number and type of shares covered by each outstanding option, (2) the price per share subject to each outstanding option and (3) the number and type of shares which have been authorized for issuance under the ESPP will each be proportionately adjusted for any increase or decrease in the number or kind of issued and outstanding shares resulting from a stock split, stock dividend or any other increase or decrease in the number of issued and outstanding shares of the class of Leidos’ stock subject to the ESPP effected without receipt of consideration by Leidos or other change in the corporate structure or capitalization affecting the class of Leidos’ stock subject to the ESPP.
In the event of a change in control transaction of Leidos, the ESPP will continue with regard to offering periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the fair market value of the successor entity’s stock on each purchase date, unless otherwise provided by the Committee. In addition, in the event that Leidos effects a reorganization, recapitalization, rights offering or other increase or reduction of shares of its outstanding stock, or in the event of Leidos’ being consolidated with or merged into any other corporation, the Committee may, in its sole discretion, also make provision for adjusting the number and type of shares which have been authorized for issuance under the ESPP, as well as the price per share of the stock covered by each outstanding option.
In the event of a dissolution or liquidation of Leidos, each offering period under the ESPP then in progress will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Committee. In addition, in the event of a dissolution or liquidation, the Committee may terminate the ESPP as of a date fixed by the Committee and give each participant the right to purchase shares under the ESPP prior to the termination.
Federal Income Tax Consequences
THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE OF SHARES UNDER THE ESPP. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE PURCHASE OF SHARES UNDER THE ESPP.
The ESPP, and the right of participants to make purchases under the plan, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in a manner that depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of the sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. Leidos is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Accounting Treatment
Based on an application of FASB ASC Topic 718, Leidos will recognize compensation expense in connection with the ESPP. So long as Leidos continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of its stock, Leidos will recognize compensation expense which will be determined by the level of participation in the ESPP and the amount of the discount. However, in certain cases where the purchase price is greater than 95% of the fair market value of the stock subject to the ESPP, there would be no compensation expense under FASB ASC Topic 718.

116	2026 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
Annex B – Leidos Holdings, Inc.
2026 Employee Stock Purchase Plan
1.ESTABLISHMENT OF PLAN
Leidos Holdings, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock as determined by the Committee to eligible Employees of the Company and its Participating Subsidiaries pursuant to this 2026 Employee Stock Purchase Plan (this “Plan”). This Plan is an omnibus document which includes a Section 423 Plan Component designed to qualify as an “employee stock purchase plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the grant of options under a Non-423 Plan Component pursuant to rules, procedures or sub-plans adopted by the Board (or its designate). To the extent that the Company grants options to Employees of its Affiliates under this Plan, such grants shall be made only under the Non-423 Plan Component.
The Section 423 Plan Component shall be a separate and independent plan from the Non-423 Plan Component, provided, however, that the total number of Shares authorized to be issued under the Plan applies in the aggregate to both the Section 423 Plan Component and the Non-423 Plan Component. Offerings under the Non-423 Plan Component may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. In the event of a conflict between the terms of the Non-423 Plan Component and the terms of this Plan, then with the exception of Sections 3, 11(c), 15 and 25 with respect to the total number of Shares available to be offered under the Plan for all sub-plans, the terms of the Non-423 Plan Component will control. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to both the Section 423 Plan Component and the Non-423 Plan Component.
All eligible Employees shall have equal rights and privileges with respect to this Plan so that the Section 423 Plan Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5). Participants participating in the Non-423 Plan Component by means of rules, procedures or sub-plans adopted pursuant to Section 20 need not have the same rights and privileges as participants participating in the Section 423 Plan Component.
The purpose of this Plan is to provide eligible Employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to align the interests of such Employees with those of the Company’s stockholders, and to provide an incentive for continued employment.
2.DEFINITIONS
Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, this Plan uses the following defined terms:
“Affiliate” means any entity other than a Subsidiary in which the Company has a controlling interest and which is not a “subsidiary corporation” as defined in Section 424(f) of the Code.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Human Resources & Compensation Committee or other management or administrative committee of the Company as established by the Board or committee of the Board.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company” means Leidos Holdings, Inc., a Delaware corporation.
“Compensation” means the definition of Compensation established by the Committee, which definition shall comply with Treasury Regulation Section 1.423-2(f).

LEIDOS	117

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
“Employee” means any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.423-2(e) and Section 3401(c) of the Code and the Treasury Regulations thereunder as to Employees in the United States, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an “Employee” shall be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final.
“Fair Market Value” means the value of a Share as determined as follows. If the Shares are listed on any established stock exchange or quoted on a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Share as quoted on such exchange or system on the day before the date for which the value is being determined (or if no sales were reported, the closing price on the trading date immediately preceding such date), as reported by The Wall Street Journal. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Maximum Share Amount” means a maximum number of Shares which may be purchased by any Employee at any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a Maximum Share Amount. If the Committee does not set a Maximum Share Amount, the Maximum Share Amount shall be 1,000 Shares. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
“Non-423 Plan Component” means a component of this Plan which does not qualify under Section 423 of the Code.
“Notice Period” means the period within two (2) years from the Offering Date relating to the applicable Shares or one (1) year from the Purchase Date on which the applicable Shares were purchased.
“Offering Date” means the first business day of each Offering Period.
“Offering Period” means a period commencing and ending on those dates determined by the Committee. The Offering Periods of this Plan may be up to twenty-four (24) months in duration and may consist of up to eight (8) Purchase Periods during which payroll deductions of the participants are accumulated under this Plan. However, unless and until determined otherwise by the Committee, each Offering Period shall have a duration of three months and shall commence on April 1, July 1, October 1 or January 1 and each Offering Period shall have only one Purchase Period which shall run simultaneously with the Offering Period.
The duration and timing of Offering Periods may be changed pursuant to Section 6, Section 15 and Section 25 of this Plan, provided that no Offering Period shall exceed a period of twenty-four (24) months.
“Parent Corporation” shall have the same meaning as “parent corporation” in Section 424(e) of the Code.
“Participating Subsidiaries” means Leidos, Inc. and such Parent Corporations, Subsidiaries or Affiliates that the Board designates from time to time as corporations that shall participate in this Plan.
“Plan” means this 2026 Employee Stock Purchase Plan of the Company.
“Purchase Date” means the last business day of each Purchase Period.
“Purchase Period” means a period commencing and ending on those dates determined by the Committee. However, unless and until determined otherwise by the Committee, each Purchase Period shall have a duration of three (3) months and shall be coincident with an Offering Period. The duration and timing of Purchase Periods may be changed pursuant to Section 6, Section 15 and Section 25 of this Plan, provided that no Purchase Period shall exceed a period of six (6) months, other than the first purchase period commencing after adoption of this Plan.

118	2026 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
“Reserves” means the number of Shares covered by each option under this Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under this Plan, but have not yet been placed under option.
“Section 423 Plan Component” means the component of the Plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Code.
“Share” means a share of Common Stock.
“Subsidiary” shall have the same meaning as “subsidiary corporation” in Section 424(f) of the Code.
3.NUMBER OF SHARES
The maximum number of Shares that will be offered under the Plan through the remaining term of this Plan is 5,000,000 Shares, subject to adjustment as permitted under Section 15.
4.ADMINISTRATION
This Plan shall be administered by the Committee, including (a) prescribing, amending and rescinding rules and regulations relating to the Plan; (b) prescribing forms for carrying out the provisions and purposes of the Plan; (c) interpreting the Plan; (d) deciding all disputes arising in connection with the Plan; and (e) making all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations and to accommodate the specific requirements of local laws. Subject to the provisions of this Plan, the Committee shall have all authority to (i) determine and change the percentage discount pursuant to Section 9, (ii) determine and change the Offering Periods and Offering Dates pursuant to Section 6, (iii) determine and change the purchase price for Shares pursuant to Section 9, (iv) prescribe minimum holding periods for the Shares issued under this Plan, and (v) prescribe, amend and rescind rules and regulations relating to this Plan. All decisions of the Committee shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. No member of the Committee exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
In its rules and procedures for the administration of the Plan (including, without limitation, procedures covering any directions, elections, or other actions by Employees, and the delivery of statements and other disclosure materials to such individuals), the Committee may provide for the use of electronic communications and other media in a manner consistent with any applicable laws.
5.ELIGIBILITY
Any Employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period under this Plan except the following:
(a)Employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(b)Employees who, as a result of being granted an option under this Plan with respect to such Offering Period, would, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or any Parent Corporation;
(c)Individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason, provided that this exclusion will not apply if such individuals are considered employees for purposes of Section 423 of the Code; and
(d)Employees who reside in countries for whom such Employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.
Individuals who are not Employees of the Company or a Participating Subsidiary shall not be eligible to participate in an Offering Period.

LEIDOS	119

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
6.OFFERING DATES
The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.
7.PARTICIPATION IN THIS PLAN
Eligible Employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible Employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in this Plan by delivering a subscription agreement to the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an Employee becomes a participant in an Offering Period by filing a subscription agreement, such Employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
8.GRANT OF OPTION ON ENROLLMENT
Enrollment by an eligible Employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such Employee of an option to purchase on the Purchase Date up to that number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee’s payroll deduction account during such Purchase Period and the denominator of which is the purchase price per Share determined under Section 9, provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 11(c) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Purchase Date. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Purchase Period or the purchase price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.
9.PURCHASE PRICE
The purchase price per Share at which a Share shall be sold in any Offering Period shall be as determined by the Committee but no less than eighty-five percent (85%) of the lesser of the Fair Market Value of the Shares on the Offering Date or the Fair Market Value of the Shares on the Purchase Date.
10.PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES
(a)The purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than ten percent (10%), or such lower limit set by the Committee. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. If payroll deductions are not permitted in a jurisdiction, participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee.
(b)A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt and processing of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period. The Committee shall have the authority to impose restrictions on the number of increases or decreases a participant may make within an Offering Period as set forth in this Subsection (b).

120	2026 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
(c)All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions, unless required by local law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, unless required by local law.
(d)On each Purchase Date, for so long as this Plan remains in effect, and provided that the participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole and fractional Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Share shall be as specified in Section 9 of this Plan. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the participant, without interest unless required by applicable local law. No Share shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date.
(e)As soon as practicable after the Purchase Date, the Company shall issue Shares for the participant’s benefit representing the Shares purchased upon exercise of his or her option.
(f)During a participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised and Shares have been issued to the participant.
(g)Payroll deductions shall be suspended for any participant as required under the Code and the terms of any Code section 401(k) plan upon a participant’s receipt of a hardship withdrawal under such a plan.
11.LIMITATIONS ON SHARES TO BE PURCHASED
(a)No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the Employee participates in this Plan. The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any participant, in order to ensure compliance with this Section.
(b)No participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date.
(c)If the number of Shares to be purchased on a Purchase Date by all Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each participant affected.
(d)Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest unless required by local law.
12.WITHDRAWAL
(a)Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)Upon withdrawal from this Plan prior to the deadline established by the Committee, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

LEIDOS	121

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
13.TERMINATION OF EMPLOYMENT
Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible Employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board or Committee, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.
14.RETURN OF PAYROLL DEDUCTIONS
In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise prior to the withdrawal deadline established by the Committee, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan, unless required by local law. In the event a participant dies with payroll deductions having been accumulated to purchase Shares at the next Purchase Date, and the Committee receives notice of such death prior to the withdrawal deadline established by the Committee, the Company shall deliver to the estate of the participant all payroll deductions credited to such participant’s account.
15.CAPITAL CHANGES
Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per Share covered by each option under this Plan which has not yet been exercised, and limits on the number of Shares that may be purchased by an Employee, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split or the payment of a stock dividend (but only on the Shares), any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Shares, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase Shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Shares shall be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.
The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, and limits on the number of Shares that may be purchased by an Employee, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Shares, or in the event of the Company being consolidated with or merged into any other corporation.

122	2026 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
16.NONASSIGNABILITY
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
17.REPORTS
Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Purchase Period, a report in written or electronic form of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, and the per Share price thereof.
18.NOTICE OF DISPOSITION
Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
19.NO RIGHTS TO CONTINUED EMPLOYMENT
(a)An Employee’s employment with the Company or a Subsidiary is not for any specified term and may be terminated by such Employee or by the Company or a Subsidiary at any time, for any reason, with or without cause and with or without notice. Nothing in this Plan or any covenant of good faith and fair dealing that may be found implicit in this Plan shall (i) confer upon any Employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary; (ii) constitute any promise or commitment by the Company or a Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Plan unless such right or benefit has specifically accrued under the terms of this Plan; or (iv) deprive the Company of the right to terminate the Employee at will.
(b)The right to continue participation in this Plan is conditioned on a participant’s continuing as an Employee at the will of the Company or a Subsidiary and the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of a participant’s relationship as an Employee or the termination of the participant’s employer’s status as a Participating Subsidiary and the loss of benefits available to the participant under this Plan.
20.ADDITIONAL PROVISIONS TO COMPLY WITH LOCAL LAW
The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable laws of state and local domestic United States and non-United States jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. To the extent inconsistent with the requirements of Code Section 423, such sub-plans and/or supplements shall be considered part of the Non-423 Plan Component, and the options granted thereunder shall not be considered to comply with Code Section 423. All supplements adopted by the Committee shall be deemed to be part of the Plan and the Company shall not be required to provide copies of any supplement to participants in any jurisdiction that is not the subject of such supplement.
21.NOTICES
All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

LEIDOS	123

PROPOSAL 5: APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN
22.TERM; STOCKHOLDER APPROVAL
The implementation of this Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date the implementation of this Plan is adopted by the Board. No purchase of Shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Shares available for issuance under this Plan, or (c) ten (10) years from the approval of the implementation of this Plan by the stockholders.
23.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24.APPLICABLE LAW
The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25.AMENDMENT OR TERMINATION
The Board may at any time amend or terminate this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:
(a)increase the number of Shares that may be issued under this Plan; or
(b)change the designation of the employees (or class of employees) eligible for participation in this Plan.
Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, including changes with respect to current Offering Periods or Purchase Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.
26.TAX OBLIGATIONS
To the extent any (i) grant of an option to purchase Shares, (ii) purchase of Shares, or (iii) disposition of Shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to the Company or another Participating Subsidiary by an Employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.

124	2026 PROXY STATEMENT

Ownership of Voting Securities
Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of Leidos common stock. The percentage of beneficial ownership is based on 126,118,109 shares of our common stock outstanding as of February 27, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355(1)	15,405,579 shares	12.2%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001(2)	8,587,375 shares	6.8%
(1)Based on a Schedule 13G/A (Amendment No. 11) filed with the SEC on February 13, 2024, in which The Vanguard Group, an investment adviser filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 0 shares, shared voting power over 153,214 shares, sole dispositive power over 14,864,804 shares and shared dispositive power over 540,775 shares.
(2)Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on April 24, 2025, in which BlackRock, Inc., a holding company filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 7,980,661 shares, shared voting power over 0 shares, sole dispositive power over 8,587,375 shares and shared dispositive power over 0 shares.
Stock Ownership of Directors and Officers
The following table sets forth, as of February 27, 2026, the beneficial ownership of our common stock by our directors and the named executive officers, and all of our directors and executive officers as a group. None of these individuals beneficially owns more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 0.77% of our common stock. The percentage of beneficial ownership is based on 126,118,109 shares of our common stock outstanding as of February 27, 2026. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by such person, except for such power that may be shared with a spouse. No shares have been pledged.

LEIDOS	125

OWNERSHIP OF VOTING SECURITIES

Beneficial Owner	Common Stock	Stock Units(1)	Option Shares and RSUs(2)	Total Shares Beneficially Owned
Director Nominees
Thomas A. Bell	42,070	—	85,450	127,520
Gregory R. Dahlberg	20,196	—	7,764	27,960
David G. Fubini	15,590	—	3,475	19,065
Noel B. Geer	68,128	—	7,367	75,495
Tina W. Jonas	—	—	—	—
Harry M. J. Kraemer, Jr.	90,762	130,363	7,367	228,492
Gary S. May	9,264	—	10,712	19,976
Nancy A. Norton	1,204	—	1,557	2,761
Patrick M. Shanahan	3,822	—	5,613	9,435
Robert S. Shapard	60,570	1,620	7,367	69,557
Named Executive Officers
Christopher R. Cage	37,081	25,162	55,439	117,682
Cynthia A. Gruensfelder	9,405	—	11,314	20,719
Daniel J. Antal	4,951	418	5,812	11,181
Leslie K. Fautsch	6,869	—	6,594	13,463
All directors and executive officers as a group (19 persons)	473,716	159,381	335,984	969,081
(1)Represents vested stock units attributable to the individual or the group in the Key Executive Stock Deferral Plan or Management Stock Compensation Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.
(2)Shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following February 27, 2026.
Section 16(a) Compliance
Section 16(a) of the Securities Exchange Act of 1934 and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports for our directors and officers on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our common stock complied during fiscal 2025 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

126	2026 PROXY STATEMENT

Frequently Asked Questions
Who is entitled to vote at the annual meeting?
Only stockholders of record of our common stock as of the close of business on our record date of March 10, 2026, are entitled to notice of, and to vote at, the annual meeting. As of March 10, 2026, there were 125,928,552 shares of common stock outstanding and entitled to vote.
We have no other class of capital stock outstanding. A list of stockholders entitled to vote at the meeting will be available for inspection at 1750 Presidents Street, Reston, Virginia for 10 days prior to the meeting. Please contact the Office of the Corporate Secretary at (571) 526-6000 if you wish to inspect the list of stockholders prior to the 2026 annual meeting.
Can I attend the annual meeting?
If you held shares of Leidos common stock as of the record date, you may attend the 2026 annual meeting. Because seating is limited, only you and one accompanied guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m. Eastern Time. You must present a valid government-issued picture identification and proof of Leidos stock ownership as of the record date, such as a copy of a brokerage statement reflecting your stock ownership as of the record date if you hold Leidos stock in street name. If you plan to vote as a street name holder, you must present a legal proxy from your bank, broker, trust or other nominee. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. Cameras, recording devices and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages are not permitted in the meeting. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Leidos’ address in the notice.
What constitutes a quorum?
The presence, either in person or by proxy, of the holders of a majority of the voting power of the shares of common stock outstanding as of March 10, 2026, is necessary to constitute a quorum and to conduct business at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
What is a broker non-vote?
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. In tabulating the voting results for a particular proposal, broker non-votes are not counted as a vote on that proposal. Broker non-votes will not have an effect on the outcome of any matter being voted on at the meeting, assuming a quorum is present.
Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy or provide voting instructions to your broker so your vote can be counted.
How many votes am I entitled to?
Each holder of common stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in such stockholder’s name as of March 10, 2026, on any matter submitted to a vote of stockholders at the annual meeting.
Is cumulative voting permitted for the election of directors?
No, the Company’s Certificate of Incorporation does not permit cumulative voting in the election of directors.

LEIDOS	127

FREQUENTLY ASKED QUESTIONS
How do I vote my shares?
Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Board’s recommendations as follows:
▶FOR all of the Company’s nominees to the Board;
▶FOR the approval, on a nonbinding, advisory basis, of the compensation of our named executive officers;
▶FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027;
▶FOR the approval of the 2026 Omnibus Incentive Plan; and
▶FOR the approval of the 2026 Employee Stock Purchase Plan.
No other business is expected to come before the annual meeting; however, should any other matter properly come before the annual meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.
There are four different ways to vote your shares:
By Internet (prior to the meeting): Go to www.proxyvote.com or scan the QR code on your proxy or voting instruction card with a smartphone.
At the Meeting (in person): If you are a record holder of shares of Leidos common stock, you may vote in person at the annual meeting. A record holder must present a valid government-issued picture identification. If you are representing an entity that is a stockholder, you must provide evidence of your authority to represent that entity at the annual meeting. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. See “Can I attend the annual meeting?” above for more information regarding attending the annual meeting. If you hold your shares of Leidos common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the record date to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the annual meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.
By Telephone: Call 1-800-690-6903.
By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy or voting instruction card in the postage-paid envelope provided.
Submitting a proxy will not prevent you from attending the annual meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to our mailing agent, Broadridge, as described below or by attending the annual meeting and voting in person. The mailing address of our mailing agent is Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Simply attending the annual meeting will not revoke a proxy.
If you hold your shares of Leidos common stock in street name, you should follow the instructions provided by your broker, bank, trust or other nominee.

128	2026 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS
What vote is required for the matters to be voted upon at the meeting?
▶Proposal 1: The election of directors at the 2026 annual meeting is uncontested. In an uncontested election, nominees must receive a majority of votes cast (meaning the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee). For additional information with respect to the Company’s resignation policy for directors who do not receive a majority of votes cast, see “Majority Voting Standard in Uncontested Director Elections.” Abstentions and broker non-votes are not counted as votes cast.
▶Proposal 2: This advisory vote on executive compensation is nonbinding on the Board. The affirmative vote of a majority of the voting power of common stock present in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote.
▶Proposal 3: The affirmative vote of the holders of a majority of the voting power of common stock, present in person or by proxy and entitled to vote on the matter at the annual meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal. As noted above, brokers that have not received voting instructions from a beneficial owner have discretionary authority to vote on this proposal, meaning there are no broker non-votes.
▶Proposal 4: The affirmative vote of a majority of the voting power of common stock present in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote.
▶Proposal 5: The affirmative vote of a majority of the voting power of common stock present in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote.
What are the voting deadlines?
For shares not held in the Leidos, Inc. Retirement Plan (the “Leidos Retirement Plan”), the deadline for submitting a proxy using the internet or the telephone is 11:59 p.m. ET on April 30, 2026. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. ET on April 28, 2026.
How are the shares held by the Leidos Retirement Plan voted?
Each participant in the Leidos Retirement Plan has the right to instruct Empower Trust Company, LLC, as trustee of the Leidos Retirement Plan (the “Trustee”), on a confidential basis, how to vote such participant’s proportionate interests in all shares of common stock held in the Leidos Retirement Plan. The Trustee will vote all shares held in the Leidos Retirement Plan for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received.
The Trustee’s duties with respect to voting the common stock in the Leidos Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.
How are the shares held by the Stock Plans voted?
Under the terms of our Management Stock Compensation Plan and Key Executive Stock Deferral Plan, Matrix Trust Company, as trustee of these stock plans, has the power to vote the shares of common stock held in these stock plans. Matrix will vote all such shares in the same proportion that our other stockholders collectively vote their shares of common stock. If you are a participant in these stock plans, you do not have the right to instruct Matrix on how to vote your proportionate interests in the shares of common stock held in these stock plans.
What is the difference between a “stockholder of record” and a “beneficial” holder?
These terms describe how your shares are held. If your shares are registered directly with Computershare, our transfer agent, then you are a “stockholder of record” of these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder of these shares. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

LEIDOS	129

FREQUENTLY ASKED QUESTIONS
Who is soliciting these proxies?
We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, virtual communication channels, by telephone or by email.
Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.
We have also hired Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $17,000, as well as reimbursement for certain out-of-pocket costs and expenses.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards. We do not use householding for any other stockholder mailings.
If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the proxy statement or annual report to you upon request.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement or annual report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.
Where can I find the voting results of the annual meeting?
We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.
May I obtain a copy of the 2025 Annual Report on Form 10-K?
We will provide without charge to any stockholder, upon written or oral request, a copy of our annual report without exhibits. Requests should be directed to Leidos Holdings, Inc., 1750 Presidents Street, Reston, Virginia 20190, Attention: Corporate Secretary or by calling (571) 526-6000.

130	2026 PROXY STATEMENT

Other Matters
Stockholder Proposals for the 2027 Annual Meeting
Any stockholder proposals pursuant to Rule 14a-8 intended to be presented at the 2027 annual meeting of stockholders must be received by us at our principal executive offices at 1750 Presidents Street, Reston, Virginia 20190 (c/o Corporate Secretary) no later than November 19, 2026, in order to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.
Our proxy access bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of common stock for at least three years to submit director nominees for inclusion in our proxy statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. To be timely, the notice must be delivered to the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the proxy statement for the annual meeting was sent to stockholders. In the event, however, that the annual meeting is not scheduled to be held within a period that begins 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders, then the notice of nomination must be provided by the later of the close of business on the date that is 180 days prior to the annual meeting or the tenth day following the date such annual meeting is first publicly announced or disclosed. Therefore, in connection with the 2027 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between October 20, 2026, and November 19, 2026. Such notice must comply with the additional requirements of our bylaws.
In addition, our bylaws provide that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting (other than by inclusion in the proxy statement), such stockholder must give timely notice to our Corporate Secretary of such stockholder’s intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later. Therefore, in connection with the 2027 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between January 1, 2027, and January 31, 2027. Such notice must comply with the additional requirements of our bylaws.
Internet Availability of Proxy Materials
As permitted by the rules of the SEC, we are using the internet as a means of furnishing proxy materials to our stockholders. We believe that this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.
On or about March 19, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy or voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials or a proxy and voting instruction card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to Be Held on May 1, 2026.
The proxy statement and annual report are available at www.proxyvote.com.
Information and reports on our website to which we refer in this proxy statement will not be deemed a part of, or otherwise incorporated by reference into, this proxy statement.

LEIDOS	131

CORPORATE HEADQUARTERS

www.leidos.com

Stock Listing

Leidos Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE) under the trading symbol LDOS.

Transfer Agent and Registrar

Computershare
480 Washington Boulevard
Jersey City, NJ 07310
855-894-5367 (US)
201-680-6961 (International)
Hearing impaired (TTY): (800) 952-9245

www.computershare.com/leidos

Independent Registered Public Accounting Firm

Deloitte & Touche LLP
7900 Tysons One Place
McLean, VA 22102

Annual Report on Form 10-K

Copies of our 2025 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission can be accessed via our website at ir.leidos.com. Copies can also be obtained by contacting our Investor Relations team.

Certifications

The most recent certifications by our CEO and CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 are filed as exhibits to the Form 10-K. We have also filed with the NYSE the most recent Annual CEO Certification in accordance with the NYSE's listing standards.

Investor Relations

Questions from stockholders, analysts, and others can be directed to:

Stuart Davis
Sr. Vice President, Investor Relations Executive

ir@leidos.com
ir.leidos.com

©2026 Leidos, Inc. All Rights Reserved. Leidos and the Leidos logo are trademarks of Leidos, Inc. in the United States and/or other countries.

FSC®
www.fsc.org
MIX
Paper | Supporting responsible forestry
FSC®

Tom Bell
Chief Executive Officer

Cindy Gruensfelder
President, Defense

Steve Hull
President, Digital Modernization

Liz Porter
President, Health

Roy Stevens
President, Homeland

Jason O'Connor
President, Intelligence

Jason Albanese
Chief Growth Officer

Dan Antal
General Counsel

Chris Cage
Chief Financial Officer

Tom Downey
Chief Communications & Marketing Officer

Leslie Fautsch
Chief Human Resources Officer

Will Johnson
Enterprise Transformation Leader

Ted Tanner
Chief Technology Officer

leidos

ATTN: STOCK PROGRAMS
1750 PRESIDENTS STREET
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the barcode above**
Use the internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to Leidos, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on May 1, 2026 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow →XXXX XXXX XXXX XXXX. Vote Confirmation is available 24 hours after your vote is received beginning April 18, 2026, with the final vote tabulation remaining available through June 26, 2026.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Leidos in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85784-P42129 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

leidos

1. Nominees:	For ↓	Against	Abstain
1a. Thomas A. Bell	☐	☐	☐
1b. Gregory R. Dahlberg	☐	☐	☐
1c. David G. Fubini	☐	☐	☐
1d. Noel B. Geer	☐	☐	☐
1e. Tina W. Jonas	☐	☐	☐
1f. Harry M. J. Kraemer, Jr.	☐	☐	☐
1g. Gary S. May	☐	☐	☐
1h. Nancy A. Norton	☐	☐	☐
1i. Patrick M. Shanahan	☐	☐	☐
1j. Robert S. Shapard	☐	☐	☐

	For ↓	Against	Abstain
VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR proposal 2.			
2. Approve, by an advisory vote, executive compensation.	☐	☐	☐
VOTE ON PROPOSAL 3 - The Board of Directors recommends a vote FOR proposal 3.			
3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2027.	☐	☐	☐
VOTE ON PROPOSAL 4 - The Board of Directors recommends a vote FOR proposal 4.			
4. Approve the 2026 Omnibus Incentive Plan.	☐	☐	☐
VOTE ON PROPOSAL 5 - The Board of Directors recommends a vote FOR proposal 5.			
5. Approve the 2026 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

You can view the Leidos Annual Report on Form 10-K and the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com

V85785-P42129

Proxy and Voting Instruction Card for the Annual Meeting of Stockholders - May 1, 2026
This Proxy and Voting Instruction Card are Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas A. Bell, Daniel J. Antal, and Henrique B. Canarim, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Leidos Holdings, Inc. (the "Company") to be held at the Company's office at 1750 Presidents Street, Reston, VA 20190 on Friday, May 1, 2026, at 9:00 a.m. (local time), and at any adjournment, postponement or continuation thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve) (the "2026 Annual Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Leidos, Inc. Retirement Plan (the "Leidos Retirement Plan"), the undersigned also hereby instructs the Trustee, Empower Trust Company, LLC, and any successor, to vote all of the shares of common stock held for the undersigned's account in the Leidos Retirement Plan at the 2026 Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director, (ii) FOR Proposal 2, (iii) FOR Proposal 3, (iv) FOR Proposal 4, and (v) FOR Proposal 5, and in the discretion of the proxy holders on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by the proxy and voting instruction card held for the undersigned's account in the Leidos Retirement Plan will be voted in the same proportion as the shares held in the Leidos Retirement Plan for which voting instructions have been received are voted.** The proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

For shares not held in the Leidos Retirement Plan, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern Time on April 30, 2026. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. Eastern Time on April 28, 2026.
Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)